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Executive Compensation

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.            )

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PRINCIPAL FINANCIAL GROUP, INC.
(Name of Registrant as Specified In Its Charter)

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Notice of 2021 Annual Meeting
of Shareholders and Proxy Statement

Dear Fellow Shareholders:

You are invited to attend the annual meeting of shareholders on Tuesday, May 18, 2021, at 9:00 a.m., Central Daylight Time. Due to the continuing public health impact of the coronavirus outbreak (i.e., COVID-19) and to support the health and well-being of our shareholders and other stakeholders, we have decided that this year's annual meeting will be a completely virtual meeting of shareholders, which will be conducted solely online via live webcast. You will be able to participate in the annual meeting online, vote your shares electronically and submit your questions prior to and during the meeting by visiting: http://www.meetingcenter.io/290248661. The password for the meeting is PFG2021. There is no physical location for the annual meeting. As we've done in the past, Principal is taking advantage of the Securities and Exchange Commission's rule that allows companies to provide proxy materials for the annual meeting via the internet to registered shareholders.

The notice of annual meeting and proxy statement provide an outline of the business to be conducted at the meeting. We will also report on the progress of the Company and answer shareholder questions.

We encourage you to read this proxy statement and vote your shares. You may complete, date and sign a proxy or voting instruction card and return it in the envelope provided (if these materials were received by mail) or vote by using the telephone or the internet. Thank you for acting promptly.

Sincerely,

Daniel J. Houston
Chairman, President and Chief Executive Officer

April 5, 2021

Notice of Annual Meeting of Shareholders

Meeting Date:	Tuesday, May 18, 2021
Time:	9:00 a.m., Central Daylight Time
Location:	This will be a virtual only meeting which you can join at: http://www.meetingcenter.io/290248661 The password for the meeting is PFG2021.

Agenda:

1.
Elect four Directors;

2.
Hold an advisory vote to approve the compensation of our named executive officers;

3.
Ratify the appointment of Ernst & Young LLP as the Company's independent auditors for 2021;

4.
Approve the Principal Financial Group, Inc. 2021 Stock Incentive Plan; and

5.
Transact such other business as may properly come before the meeting.

The Company has not received notice of other matters that may be properly presented at the annual meeting.

You can vote if you were a shareholder of record on March 24, 2021. It is important that your shares be represented and voted at the meeting. Please vote by any one of the following methods:

Internet	Telephone	Mail

Through the Internet: visit the website noted in the notice of internet availability of proxy materials shareholders received by mail, on the proxy or voting instruction card, or in the instructions in the email message that notified you of the availability of the proxy materials.	By telephone: call the toll-free telephone number shown on the proxy or voting instruction card or the instructions in the email message that notified you of the availability of the proxy materials.	Complete, sign and promptly return a proxy or voting instruction card in the postage paid envelope provided.

By Order of the Board of Directors

Christopher J. Littlefield
Executive Vice President, General Counsel and Secretary

April 5, 2021

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 18, 2021:

The 2021 Annual Report, 2021 Proxy Statement and other proxy materials are available at
www.principal.com/annualmeeting.

Your vote is important! Please take a moment to vote by internet, telephone or proxy or voting instruction card as explained in the How Do I Vote sections of this document.

2 2021 Proxy Statement

2021 Proxy Statement 3

Director Qualifications, Director Tenure, Process for Identifying and Evaluating Director Candidates and Diversity of the Board

The Board Nominating and Governance Committee (the "Committee") regularly assesses the expertise, skills, backgrounds, competencies and other characteristics of Directors and candidates for Board vacancies considering the current Board makeup and the Company's existing strategic initiatives, risk factors, and other relevant circumstances. The Committee also assesses Directors' and candidates' personal and professional ethics, integrity, values and ability to contribute to the Board, including current employment responsibilities. In addition to personal attributes, the Board values experience as a current or former senior executive in financial services, in international business, and with financial management or accounting responsibilities. Competencies valued by the Board include strategic and results orientation, comprehensive decision making, risk management and an understanding of current technology issues. The Committee periodically uses an outside consultant to assist with this responsibility, and these assessments provide direction in searches for Board candidates and in the evaluation of current Directors. The Committee reviews the performance of each Director whose term is expiring as part of the determination of whether to recommend his or her nomination for reelection to the Board. In 2020, the performance of each Director, regardless of whether his or her term is expiring, was evaluated. Input to this process is also received from the other Directors and management and an outside consultant may be engaged to assist with these reviews. Director performance and capabilities are evaluated against desired characteristics and relevant considerations, including those noted above. Following the Committee's discussion, the outside consultant, if one is used, or the Committee Chair provides feedback to the Directors who were evaluated. The Board annually conducts a self-evaluation regarding its effectiveness, and the Audit, Finance, Human Resources and Nominating and Governance Committees also annually evaluate their respective performance.

All Board members have:

•
Personal character that supports the Company's core value of integrity;

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Training or experience that is useful to Principal in light of its strategy, initiatives and risk factors; and

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A demonstrated willingness and ability to prepare for, attend and participate effectively in Board and Committee meetings.

Several current independent Directors have led businesses or major business divisions as Chief Executive Officer ("CEO"), President, or Executive Vice President (Mr. Auerbach, Ms. Beams, Mr. Dan, Mr. Hochschild, Mr. Mills, Ms. Nordin, Mr. Pickerell, Ms. Richer, Mr. Rivera and Ms. Tallett). The following chart shows areas central to the

4 2021 Proxy Statement

Company's strategy, initiatives and operations for which independent Directors have specific training and executive level experience that assists them in their responsibilities.

Diversity of the Board is a valued objective, as reflected in the Board's Diversity Policy. Therefore, in addition to other considerations, the Nominating and Governance Committee reviews the Board's diversity, including in terms of age, race, gender, national origin, backgrounds, experiences and areas of expertise, when recruiting new Directors. The current Board reflects these values, for example, in the gender (45% female) and racial (27% people of color) composition of our independent Directors, as of December 31, 2020 (those percentages are 50% and 25%, respectively, as of March 15, 2021).

The Board's diversity objective reflects the values of the Company as well. Principal has long been recognized as an exceptional place to work.

•
In 2020, Pensions and Investments placed Principal on its list of Best Places to Work in Money Management for companies with 1,000 or more employees for the eighth consecutive year;

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IDG's Computerworld named Principal one of the 100 Best Places to Work in Information Technology for the 19th year, ranking No. 32; and

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Earlier this year, Fortune magazine named Principal one of its 2021 Most Admired Companies.

Principal is consistently recognized for its commitment to fostering a diverse and inclusive environment where employees can thrive, advance, and share their unique perspectives.

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In 2020, Principal was again named to Forbes' list of Best Places for Women to Work;

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Principal was again named one of Working Mother magazine's 100 Best Companies;

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Principal was recognized for the 20th time as one of the National Association of Female Executives' Top Companies for Executive Women;

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Forbes named Principal one of America's Best Employers for Diversity;

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Principal earned a perfect score on Disability:IN's Disability Equality Index;

2021 Proxy Statement 5

•
Principal was recognized as one of the Ethisphere Institute's World's Most Ethical Companies for the sixth consecutive year (and 10th year overall), emphasizing the commitment to leading ethical business standards and practices. Only five companies in the financial services industry earned this distinction in 2020;

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Principal maintains 13 Employee Resource Groups and Networks in which more than 4,000 employees participate that connect employees based on similar interests or aspects of diversity, including gender equality, LGTBQ+ issues, racial equality, enabling all abilities, valuing military experience and sustainability;

•
Principal ranked #32 on Diversity MBA's 50 Out Front: Best Companies to Work for Women and Diverse Managers;

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Principal was named a member of the 2021 Bloomberg Gender-Equality Index; and

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And for the 6th straight year, we received a score of 100/100 on the Corporate Equality Index, naming us one of the "Best Places to Work for LGBTQ Equality".

The Board's effectiveness benefits from Directors who have the necessary skills, backgrounds and qualifications and who also increase the Board's diversity. Director tenure and Board refreshment are important topics that receive considerable Board focus. The Board believes that its thorough Director performance reviews and healthy Board refreshment processes better serve Principal and its stakeholders than would mandatory term limits. Strict term limits would require that Principal lose the continuing contribution of Directors who have invaluable insight into Principal and its industry, strategies and operations because of their experience. Nevertheless, Directors' terms must not extend past the annual meeting following their 72nd birthday. The tenure of the independent Directors, following retirements that will occur immediately following the 2021 Shareholders Meeting, is listed below. The average tenure of Principal's independent Directors will be 7.27 years.

The tenure of the Directors, as reflected in the chart above, balances deep knowledge of the Company, its industry and relevant issues, with fresh perspectives and additional expertise, while providing the oversight and independence needed to meet the interests of our shareholders.

One tenured Director will retire immediately following our 2021 Annual Shareholders Meeting and two additional directors will retire over the next two years continuing our process of regularly refreshing the talents and perspectives reflected on our Board.

Communicating with stakeholders including clients, customers, employees, and investors, has always been an important part of how Principal conducts its business. Principal has had in place for some time a formal engagement process with shareholders around matters of corporate governance. These discussions provide us with helpful insight into shareholders' views on current governance topics, which are then discussed with the Nominating and Governance Committee and the full Board. This continuing process regularly supplements relevant communications regarding corporate governance made through the Company's website and by its Investor Relations staff.

The Nominating and Governance Committee will consider shareholder recommendations for Director candidates sent to it c/o the Company Secretary. Director candidates nominated by shareholders are evaluated in the same manner as Director candidates identified by the Committee and search firms it retains. In addition, a shareholder or group of up to 20 shareholders, owning 3% or more of the Company's outstanding common stock ("Common Stock") continuously for at least three years, can nominate director candidates, constituting up to 20% of the Board, in the Company's annual meeting proxy materials.

6 2021 Proxy Statement

Agreements with Elliott.

On February 21, 2021, PFG entered into a cooperation agreement (the "Cooperation Agreement") with Elliott Investment Management L.P. and certain of its affiliates (collectively, "Elliott"). The below is a summary of the Cooperation Agreement, which does not purport to be complete and is qualified in its entirety by reference to that agreement, a copy of which is attached as Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 22, 2021. and is incorporated herein by reference (the "8-K").

Pursuant to the Cooperation Agreement, the Board, upon the recommendation of the Nominating and Governance Committee (the "Nominating Committee"), appointed Mary Elizabeth "Maliz" Beams to the Board and to the Board's Finance Committee (the "Finance Committee"). Ms. Beams was appointed as a Class I member of the Board, with an initial term expiring at the 2023 Annual Meeting of Shareholders. She will receive compensation consistent with that received by the Company's other non-employee Directors. She also entered into a customary indemnification agreement with the Company in the same form entered into by the other Directors. The Board affirmatively determined, upon the recommendation of the Nominating Committee, that Ms. Beams qualifies as "independent" under the rules of the Nasdaq Global Select Market LLC.

In addition, the Company and Elliott agreed to cooperate to identify and mutually agree upon an additional independent Director with expertise and skills as determined by the Nominating Committee (together with Ms. Beams, the "New Directors"). The Board agreed to appoint the additional New Director to the Board by September 30, 2021, subject to customary on-boarding processes.

The Cooperation Agreement provides for customary Director replacement rights for the New Directors during the period ending on the 30th day prior to the deadline for the submission of stockholder nominations for non-proxy-access Director candidates for the Company's 2022 Annual Meeting of Shareholders (the "Cooperation Period") and similar rights apply if Ms. Beams ceases to serve on the Finance Committee prior to the Company's proposed Investor Day, which will occur on or before June 30, 2021 (the "Investor Day"). Elliott's rights in connection with identifying such substitutes terminate at such time as Elliott's net long economic exposure to the Company's common stock falls below 2%.

Under the terms of the Cooperation Agreement, Elliott agreed to abide by customary standstill restrictions (subject to certain exceptions relating to private communications to the Company) during the Cooperation Period, which restrictions terminate upon the occurrence of certain events, including, among other things, the Company's material breach of the Cooperation Agreement and the Company's entry into certain change of control and other extraordinary transactions. Under the Cooperation Agreement, Elliott has agreed to appear in person or by proxy at any annual or special meeting of the Company's stockholders held during the Cooperation Period and to vote (i) in favor of the slate of Directors nominated by the Board for election, and in accordance with the recommendations of the Board on all other proposals and (ii) against the removal of any incumbent Directors or the election of any Director nominees not recommended by the Board; provided, however, that if both Institutional Shareholder Services Inc. ("ISS") and Glass, Lewis & Co., LLC ("Glass Lewis") recommend otherwise with respect to any of the Company's proposals at any such meeting (other than proposals relating to the election or removal of Directors, the size of the Board, or filling vacancies on the Board), Elliott is permitted to vote in accordance with the ISS or Glass Lewis recommendation. The Company and Elliott also agreed to customary mutual non-disparagement obligations, and that the size of the Board would not be increased to greater than 14 members during the Cooperation Period.

Concurrently with their entry into the Cooperation Agreement, the Company and Elliott entered into an information sharing agreement (the "Information Sharing Agreement") to enable the Company to share with Elliott certain confidential information related to a review to be overseen by the Finance Committee in advance of the Investor Day.

There are no arrangements or understandings between Ms. Beams and any other person pursuant to which Ms. Beams was elected to the Board, other than with respect to the matters referred to in the 8-K.

2021 Proxy Statement 7

Proposal One—Election of Directors

The Board has three classes, each having a three-year term. All of the nominees are currently Directors of Principal. We expect that all the nominees will be able and willing to serve if elected. However, if, prior to the annual meeting of shareholders, any nominee should become unable for any reason or unwilling for good cause to serve, proxies may be voted at the 2021 Annual Meeting for another person nominated as a substitute by the Board, or the Board may reduce the number of Directors.

The Board of Directors recommends that shareholders vote "For" all the nominees for election at the Annual Meeting.

Nominees for Class II Directors With Terms Expiring in 2024

Roger C. Hochschild Age: 56 Director Since: 2015

Committees: Finance and Nominating and Governance (Chair)

 Public Directorships: Discover Financial Services

Mr. Hochschild has been Chief Executive Officer and President of Discover Financial Services since October 1, 2018. Prior to that, he was President and Chief Operating Officer of Discover Financial Services since 2004. He served as the Chief Administrative Officer, Executive Vice President and Chief Strategy Officer of Morgan Stanley from 2001 to 2004, Chief Marketing Officer of Discover Financial Services from 1998 to 2001 and a Senior Executive Vice President of MBNA America Bank from 1994 to 1998. He has been a Director for Chicago Public Media since October of 2016.

 Skills and Qualifications: Mr. Hochschild has executive level experience in asset and investment management, retail consumer services, talent management, executive compensation, financial services, marketing, mergers & acquisitions, product development, risk management and strategic planning.

 Education: Bachelor's degree in economics from Georgetown University, and an M.B.A. from the Amos Tuck School at Dartmouth College.

Daniel J. Houston Age: 59 Director Since: 2014

Committees: Executive (Chair)

 Mr. Houston has been Chairman, President and Chief Executive Officer of the Company and Principal Life Insurance Company ("Principal Life") since 2016. Prior to that, he was President and Chief Executive Officer from August 2015-May 2016. He served as President and Chief Operating Officer from November 25, 2014-August 17, 2015. He joined Principal Life in 1984 and had several management positions, being named Senior Vice President in 2006 and President of Retirement and Income Solutions in 2008. He is immediate past Chair of the board of directors of the American Council of Life Insurers and also serves on the boards of the Iowa Business Council, Greater Des Moines Partnership, Employee Benefits Research Institute, Iowa State University Business School Dean's Advisory Council, Partnership for a Healthier America and Community Foundation of Greater Des Moines.

 Skills and Qualifications: Mr. Houston has operational expertise, global awareness, and deep talent leadership skills. During his career with the Company, he has worked in sales, managed numerous businesses and helped lead the transformation of the Company to a global investment management leader. He has extensive operational experience, as well as expertise in risk management, executive compensation, talent management, marketing and sales, and mergers and acquisitions.

 Education: Bachelor's of Science degree from Iowa State University.

8 2021 Proxy Statement

Diane C. Nordin Age: 62 Director Since: 2017

Committees: Audit and Finance

 Public Directorships: Fannie Mae (Vice Chair of the Board, member Audit, Risk Policy and Executive Committees, Chair of the Compensation Committee)

 Ms. Nordin was a partner of Wellington Management Company, LLP, a private asset management company, from December 1995 to December 2011, having originally joined Wellington in 1991. Throughout her tenure, Ms. Nordin's responsibilities spanned product management, client relationship management and ultimately the oversight of Wellington's Fixed Income group where she was responsible for approximately 20 investment approaches and 130 investors globally. During her time at Wellington, Ms. Nordin served as Vice Chair of the Compensation Committee and Audit Chair of the Wellington Management Trust Company in addition to other committee service throughout her tenure. Prior to joining Wellington, she worked at Fidelity Investments and Putnam Advisory.

 Ms. Nordin is a Director of Fannie Mae (since 2013) where she serves as Vice Chair of the Board, member of the Executive, Audit and Risk Policy Committees and chairs the Compensation Committee. Also, she is a director of Antares Capital, where she is Chair of the Compensation Committee (since 2016). She is a governor of the CFA Institute (since 2016) where she is past Chair of the Board of Governors as well as the Audit and Risk Committee and currently serves as a member of the Risk, Executive and People and Culture Committees and as Chair of the Nominations Committee. Ms. Nordin is an Emeritus Trustee of Wheaton College (2010-present) where she chaired the Investment Committee and served on the Audit Committee. She formerly served as a Board member, Executive and Compensation Committee member and Investment Committee Chair of the Appalachian Mountain Club, the oldest conservation organization in the United States. Ms. Nordin also serves on the NY State Common Fund Investment Advisory Committee in a pro bono capacity.

 Skills and Qualifications: In addition to her extensive experience in the asset management business, Ms. Nordin has executive level experience in accounting and finance, talent management executive compensation, financial services, international operations, product development, risk management and strategic planning.

 Education: Bachelor's degree from Wheaton College (MA). Ms. Nordin is a Chartered Financial Analyst.

Alfredo Rivera Age: 60 Director Since: November 2020

Committees: Audit and Human Resources

 Public Directorships: Coca-Cola HBC AG

 Mr. Rivera has been President of the North America Operating Unit of The Coca-Cola Company since 2020. In his role, he helps lead the company's transformation to emerge stronger as a total beverage company, enabled by a globally-networked organization. Mr. Rivera has been a veteran of the global Coca-Cola system for 35 years and joined The Coca-Cola Company in 1997. Prior to his current role he served as President, Latin America from 2016-2020, President, Latin Center Business Unit from 2013-2016, Vice President of Operations Mexico from 2006-2012 and prior to 2006 held other global positions with Coca-Cola.

 Skills and Qualifications: Mr. Rivera has executive level experience in accounting and finance, consumer (retail), international, marketing, strategic planning, sustainability/ESG, and technology.

 Education: Bachelor's degree and MBA from the University of Southern Mississippi; and completed the Advanced Management Program at Harvard Business School.

2021 Proxy Statement 9

Continuing Class III Directors With Terms Expiring in 2022

Michael T. Dan Age: 70 Director Since: 2006

Committees: Human Resources and Nominating and Governance

 Mr. Dan was Chairman, President and Chief Executive Officer of The Brink's Company, a global provider of secure transportation and cash management services, from 1999-2011. The Brink's Company had 70,000 employees worldwide, operations in over 100 countries and $3.8 billion in revenue in 2011. Prior to joining Brink's, Mr. Dan served as President of Armored Vehicle Builder, Inc.

 Skills and Qualifications: In addition to leading and being responsible for financial management of Brink's, Mr. Dan has executive level experience in international operations, risk management, talent management, strategic planning, brand management, executive compensation, customer service, marketing and mergers and acquisitions.

 Education: Studied business and accounting at Morton College in Cicero, Illinois, and completed the advanced management program at Harvard Business School.

Sandra L. Helton Age: 71 Director Since: 2001

Committees: Audit (Chair), Finance and Executive

 Public Directorships: OptiNose, Inc. (Chair of Audit Committee), Covetrus Inc. (Chair of Audit Committee, member of Nominating and Governance Committee)

 Former Public Directorships/Past 5 Years: Covance, Inc.; Lexmark International, Inc.

 Ms. Helton was Executive Vice President and Chief Financial Officer-Telephone and Data Systems, Inc. ("TDS"), a diversified telecommunications organization that includes United States Cellular Corporation, from 1998 through 2006. In her role, Ms. Helton had responsibility for the Finance, Information Technology, and other corporate functions. Prior to joining TDS, Ms. Helton spent 26 years with Corning Incorporated, where she held engineering, strategy and finance positions, including Senior Vice President and Treasurer from 1991-1997. She also served as Vice President and Corporate Controller of Compaq Computer Corporation from 1997-1998.

 Skills and Qualifications: Ms. Helton has global executive level experience in corporate strategy, finance, talent management, accounting and control, treasury, investments, information technology and other corporate administrative functions, as well as extensive corporate governance experience.

 Education: Bachelor's degree in mathematics, summa cum laude, from the University of Kentucky, and an S.M. from Massachusetts Institute of Technology's Sloan School with double majors in Finance and Planning & Control.

10 2021 Proxy Statement

Blair C. Pickerell Age: 64 Director Since: 2015

Committees: Finance and Nominating and Governance

 Public Directorships: Link Real Estate Investment Trust (Nomination Committee and Chair of the Remuneration Committee); Dah Sing Banking Group Limited (Risk Management and Compliance Committee); First Pacific Company Limited (Finance and Corporate Governance Committees)

 Former Public Directorships/Past 5 Years: Dah Sing Financial Holdings Limited

 Mr. Pickerell served as Head of Asia of Nikko Asset Management from 2010-2014 and Chairman Asia from 2014-2015. From 2007-2010, he was CEO, Asia, at Morgan Stanley Investment Management. He has also served as Chief Executive, Asia Pacific, of HSBC Asset Management and as Chairman of Jardine Fleming Funds.

 Mr. Pickerell's current international service includes memberships on the Supervisory Committee for the Tracker Fund of Hong Kong; on the International Advisory Council of the Faculty of Business and Economics of The University of Hong Kong; and Chairman of the Harvard Business School Association of Hong Kong.

 Skills and Qualifications: In addition to his extensive leadership record in the investment and asset management and financial services industries, Mr. Pickerell has executive level experience in retail consumer, talent management, international, marketing, mergers & acquisitions, product development and strategic planning. He is fluent in Mandarin Chinese.

 Education: Bachelor's and master's degrees from Stanford University and an M.B.A. from Harvard Business School.

Clare S. Richer Age: 62 Director Since: May 2020

Committees: Audit and Finance (Chair)

 Public Directorships: Bain Capital Specialty Finance Co. (member of the Audit, Compensation and Nominating/Governance Committees), State Street Global Advisors SPDR ETF Mutual Funds (member of the Audit Committee), Trustee of the University of Notre Dame (member of the Compensation, Investment, Finance and Audit Committees), and the Alzheimer's Association, MA/NH.

 Ms. Richer was Chief Financial Officer of Putnam Investments from 2008-2017 and has more than 25 years of investment management experience. Prior to joining Putnam, Ms. Richer held several roles at Fidelity Investments from 1983-2008.

 Skills and Qualifications: In addition to having deep experience in governance, compliance and risk in highly volatile, heavily scrutinized environments, Ms. Richer has executive level experience in accounting and finance, asset and investment management, executive compensation, financial services, human resources and talent management, product development, risk management, strategic planning and technology.

 Education: B.B.A. from University of Notre Dame.

2021 Proxy Statement 11

Continuing Class I Directors With Terms Expiring in 2023

Jonathan S. Auerbach Age: 58 Director Since: 2019

Committees: Finance, and Nominating and Governance

 Mr. Auerbach has been Executive Vice President, Chief Strategy, Growth and Data Officer of PayPal, Inc. since 2015. In his role, he leads PayPal's global strategy, acquisitions, partnerships, data science, and growth marketing teams. Prior to joining PayPal, he was Chief Executive Officer of SingTel's Group Digital Life from 2013-2014 and spent over 26 years with McKinsey & Company serving in a variety of executive roles in Asia and North America, including leading the Asian Telecommunications, Media and Technology Practice, the Singapore Office and Southeast Asia Region, and the North American High-Tech Practice.

 Skills and Qualifications: Mr. Auerbach has executive level experience in international, mergers & acquisitions, strategic planning and technology.

 Education: Bachelor's degree from Dartmouth College, and a B.A. and M.A. from Oxford University.

Mary E. Beams Age: 64 Director Since: February 2021

Committees: Finance

 Former Public Directorships/Past 5 Years: BrightSphere Investment Group (Audit and Compensation Committees)

 Ms. Beams served as the CEO of Retirement Solutions at Voya Financial Inc. from 2011 until 2015. She also served as Counselor at the Department of State from June to December 2017. Prior to joining Voya, she served as President of TIAA-CREF Individual & Institutional Services, LLC from 2004 to 2010; Partner and Managing Director of Zurich Scudder Investments, Inc. from 1997 to 2003, Senior Managing Director of Fleet Investment Advisors, Inc. from 1993 to 1997; Director of the Consumer Card Group of American Express Company from 1988 to 1993; and Senior Vice President of Retail Banking of Citibank from 1984 to 1988.

 Skills and Qualifications: Ms. Beams has executive level experience in accounting and finance, asset and investment management, consumer (retail), institutional, executive compensation, financial services, human resources/talent management, international, marketing, distribution, mergers and acquisitions, product development, risk management, strategic planning, sustainability/ESG, and technology.

 Education: Bachelor's degree in English from Boston College, a Certificate of Special Studies in Strategic Planning from Harvard University, and an M.B.A. in Marketing and Finance from Columbia University.

12 2021 Proxy Statement

Jocelyn Carter-Miller Age: 63 Director Since: 1999 (Principal Life), 2001 (the Company)

Committees: Human Resources (Chair) and Nominating and Governance

 Public Directorships: Arlo Technologies, Inc. (Audit Committee, Chair of Compensation Committee); Interpublic Group of Companies, Inc. (Audit and Executive Committees, Chair of Corporate Governance Committee)

 Former Public Directorships/Past 5 Years: Netgear, Inc. (Audit and Compensation Committees)

 Ms. Carter-Miller has been President of TechEd Ventures since 2005, which specializes in the development and marketing of high performance educational and personal empowerment programming. She was Executive Vice President and Chief Marketing Officer of Office Depot, Inc. from February 2002 until March 2004, with responsibility for the company's marketing for its 846 superstores, contract, catalog and e-commerce businesses in the United States and Canada and operations in 15 other countries. Before joining Office Depot, she was Corporate Vice President and Chief Marketing Officer of Motorola, Inc. with overall responsibility for marketing across its $30 billion revenue base and diverse businesses. She also had general management responsibility while at Motorola for network operations in Latin America, Europe, the Middle East and Africa. Prior to joining Motorola, she was Vice President, Marketing and Product Development at Mattel, Inc. She serves on non-profit boards and is the Membership Chair for NACD Florida and a former President of the League of Women Voters of Broward County. Ms. Carter-Miller was a 2013 NACD Directorship 100 Honoree, a Savoy Power 300: 2016 Most Influential Black Corporate Directors Honoree, and a 2017 Directors & Boards Director to Watch.

 Skills and Qualifications: In addition to her marketing leadership background, Ms. Carter-Miller has executive level experience in accounting, consumer, brand management, advertising, sales, multinational companies, international operations, marketing, talent management, mergers and acquisitions, product development, project management, strategic planning, technology and leadership development and training. She also has passed the certified public accountant exam.

 Education: Bachelor's degree in Accounting from the University of Illinois and an M.B.A. in Finance and Marketing from the University of Chicago.

Scott M. Mills Age: 53 Director Since: 2016

Committees: Audit, Human Resources, and Executive

 Mr. Mills has been Lead Director since January 2020.

 Mr. Mills has been President of BET Networks since January 1, 2018. Prior to that, he was Executive Vice President and Chief Administrative Officer of Viacom, Inc. from 2015 through 2017 and Executive Vice President of Human Resources and Administration from 2012 to 2015. Prior to that, he was President and Chief Operating Officer of Viacom's BET Networks unit, where he previously served as Chief Financial Officer and President of Digital Media. He worked in investment banking and served as Deputy Treasurer for the City of Philadelphia before joining BET.

 Skills and Qualifications: Mr. Mills has executive level experience in accounting and finance, asset and investment management, executive compensation, talent management financial services, marketing, product development, strategic planning and technology.

 Education: Bachelor's degree in economics from the Wharton School of the University of Pennsylvania.

2021 Proxy Statement 13

Corporate Governance

The Company's Board and management regularly review best practices for corporate governance and modify our policies and practices as warranted. Our current best practices include:

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Proxy access for shareholders owning three percent or more of the Company's Common Stock for a minimum of three years;

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Majority of independent Directors (12 out of 13);

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All key committees (i.e., Audit, Finance, Human Resources and Nominating and Governance Committees) are composed entirely of independent Directors;

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Strong independent Lead Director;

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Director resignation policy if the support of a majority vote of shareholders is not achieved;

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Policy regarding Directors' service on other public company boards;

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Board and committee self-assessments conducted annually;

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Director evaluations conducted no less frequently than in connection with Director nomination process (all Directors were evaluated in 2020);

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Robust stock ownership guidelines for Directors;

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Board Diversity Policy and a diverse and inclusive Board membership in terms of age, background, experience, gender, ethnicity and tenure;

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Robust shareholder engagement program to obtain valuable feedback on our compensation and governance programs;

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Annual review of CEO succession plan by the independent Directors with and without the CEO present;

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Annual Board review of senior management long-term and emergency succession plans;

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Multiple executive sessions involving solely independent Directors at each regularly scheduled Board meeting; and

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Robust policies and procedures concerning the identification of and monitoring for conflicts of interest across the organization.

Board Leadership Structure

The Board exercises flexibility in establishing a leadership structure that works best for Principal at any given time. Historically, the positions of Chairman of the Board and CEO have been held by two people or combined and held by one person, depending on circumstances. Currently, Daniel J. Houston is the Chairman and CEO. Since 1990, the Board has had a Lead Director because it is important that the independent Directors have a formally acknowledged leader in addition to the Chairman of the Board who leads the Board generally. The Board regularly reviews the effectiveness of this shared leadership. Whether to separate or combine the Chairman and CEO positions is based on factors such as the tenure and experience of the CEO and the broader economic and operating environment of the Company. Principal has separated the roles of Chairman of the Board and CEO during periods of senior executive management transition, with the prior Chairman retaining that position as the newly appointed CEO assumes new responsibilities. The Board prefers this flexible approach to a requirement that the positions of Chairman and CEO be combined or separate. Mr. Mills, the Lead Director, was selected by the independent Directors and assumed this role in 2020. The Nominating and Governance Committee reviews the appointment of Lead Director annually.

The Lead Director and the Chairman jointly decide on the Board's agenda for each regular quarterly meeting, and the Lead Director seeks input on the agenda from the other independent Directors. The Lead Director and Chairman share the duties of presiding at each Board meeting. The Chairman presides when the Board is meeting as a full Board. The Lead Director presides when the Chairman is not present; plans and leads executive sessions of independent Directors ("Executive Sessions"); leads the Board's annual self-evaluation; calls special Board meetings if the Chairman is unable to act; and leads the Board's CEO succession planning discussions. Executive

14 2021 Proxy Statement

Sessions generally occur at the start and end of each regularly scheduled Board meeting and were held in conjunction with each regularly scheduled Board meeting during 2020.

Role of the Board in Risk Oversight

Risk management is an essential component of our culture and business model. Management within our business units and functional areas is primarily responsible for identifying, assessing, monitoring and managing risk exposures. The Company's Enterprise Risk Management program includes a Chief Risk Officer, whose team operates independently from the business units, and an Enterprise Risk Management Committee, composed of members from the executive management team, that provides enterprise wide oversight for material risks. The Company also has a robust internal audit and risk consulting function.

The Board oversees management's execution and performance of its risk management responsibilities. The Board reviews strategic threats, opportunities, and risks Principal and its businesses or functions are managing. This includes oversight of risks such as credit, market, liquidity, product, operational, cybersecurity, reputational and general business risk that are handled directly by the Board or by Board Committees as discussed below:

The Audit Committee:    risk and mitigation related to accounting, financial controls, legal, regulatory, ethics, compliance, operations and general business activities. The Audit Committee also oversees the framework and policies with respect to enterprise risk management.

The Finance Committee:    risk and mitigation related to liquidity, credit, market, product and pricing activities. The Finance Committee also oversees capital management, capital structure and financing, investment policy, tax planning, and key risks associated with significant financial transactions. The Finance Committee also provides guidance to the Human Resources Committee on the appropriateness of Company financial goals used in annual and long-term employee incentive compensation arrangements.

The Human Resources Committee:    risk and mitigation related to the design and operation of employee compensation arrangements to confirm they are consistent with business plans, do not encourage inappropriate risk taking and are appropriately designed to limit or mitigate risk. The Human Resources Committee annually reviews an analysis of the Company's incentive compensation plans to ensure they are designed to create and maintain shareholder value, provide rewards based on the long-term performance of the Company and do not encourage excessive risk. The Human Resources Committee also oversees succession planning and development for senior management.

Nominating and Governance Committee:    risks and mitigation related to the Company's environmental, sustainability and corporate social responsibilities as well as the Company's political contribution activities. The Nominating and Governance Committee also monitors whether the Board and its committees have the collective skills and experience necessary to monitor the risks facing the Principal.

The Chief Risk Officer and other members of senior management provide reports and have discussions with the Board and its committees on our risk profile and risk management activities, including reviews of ongoing adherence to policy, impacts of external events, and how strategy, initiatives, and operations integrate with our risk objectives. The Board also receives input on these issues from external entities such as our independent auditor, regulators and consultants. These activities provide the Board with a greater understanding of the material risks we face, the level of risk in matters presented for Board approval, and how risks are related.

The Board views cybersecurity risk in the context of the overall management of risk for our global enterprise, involving people, processes, and technology. As a financial services company, the Board understands the persistent and dynamic nature of cyber threats and the importance of remaining prepared to defend against and respond to these threats. It is treated as a Board level matter, and the Board receives regular reports from the Chief Information Officer, the Chief Information Security Officer, and other professionals to ensure management has established and is proactively maintaining an enterprise wide cyber risk program with necessary policies, practices and controls to manage the risk and ensure resiliency.

Succession Planning and Talent Development

The Board believes that succession planning for future leadership of the Company is one of its most important roles. The Board is actively engaged and involved in talent management and reviews succession at least annually. This includes a detailed discussion of our global leadership and succession plans with a focus on CEO succession planning as well as succession planning for all key executive positions. In addition, the Human Resources

2021 Proxy Statement 15

Committee regularly discusses the talent pipeline for critical roles at a variety of organizational levels, including CEO. A comprehensive review of executive talent, including assessments by an independent consulting firm, determines participants' readiness to take on additional leadership roles and identifies the developmental and coaching opportunities needed to prepare them for greater responsibilities. High potential leaders are given exposure and visibility to Board members through formal presentations and informal events and the Human Resources Committee also receives regular updates on key talent indicators for the overall workforce, including diversity, recruiting and development programs. In addition, the Company has an emergency succession plan for the CEO that is reviewed by the Board annually.

Majority Voting

In uncontested Director elections, Directors are elected by the majority of votes cast. If an incumbent Director is not elected and no successor is elected, the Director must submit a resignation to the Board, which will decide whether to accept the resignation. The Board's decision and reasons for its decision will be publicly disclosed within 90 days of certification of the election results.

Director Independence

The Board determines at a Director's initial appointment and thereafter at least annually whether each Director is independent, using its independence standards in these determinations. These independence standards include the Nasdaq standards for independence and are on the Company's website, www.principal.com. The Board considers all commercial, banking, consulting, legal, accounting, charitable, family and other relationships (either individually or as a partner, shareholder or officer of an organization) a Director may have with the Company and its subsidiaries. The Board most recently made these determinations for each Director in February 2021, based on:

•
A review of relationships and transactions between Directors, their immediate family members and other organizations with which a Director is affiliated and the Company, its subsidiaries or executive officers;

•
Questionnaires completed by each Director regarding any relationships or transactions that could affect the Director's independence;

•
The Company's review of its purchasing, investment, charitable giving and other records; and

•
Recommendations of the Nominating and Governance Committee.

The Board affirmatively determined that the following Directors have no material relationship with the Company and are independent: Mr. Auerbach, Ms. Beams, Ms. Carter-Miller, Mr. Dan, Ms. Helton, Mr. Hochschild, Mr. Mills, Ms. Nordin, Mr. Pickerell, Ms. Richer, Mr. Rivera, and Ms. Tallett. The Board also determined that all current members of the Audit, Finance, Human Resources and Nominating and Governance Committees are independent. No Director other than Mr. Houston has been employed by the Company at any time. Betsy Bernard and Daniel Gelatt retired from Board service in May 2020 and during their service were determined by the Board to have had no material relationship with the Company and to be independent.

Some Directors have categorically immaterial relationships and transactions with Principal:

•
Ms. Helton, Mr. Pickerell, Mr. Rivera and Ms. Tallett are customers of the Company's subsidiaries. Prior to the Demutualization (see page 74), Directors were required to own an insurance policy or annuity contract issued by Principal Life. All insurance policies, annuity contracts and agreements for trust services held by Directors are on the same terms and conditions as those offered to the public.

•
Ms. Nordin, Mr. Pickerell and Ms. Tallett are directors, and Messrs. Auerbach, Hochschild. Mills and Rivera are executives of for-profit entities with which the Company's subsidiaries conduct ordinary commercial transactions.

Certain Relationships and Related Party Transactions

As of December 31, 2020, the Vanguard Group, Inc. managed funds holding in the aggregate approximately 10.61% of the Common Stock. For 2020, investment companies sponsored by Principal paid Vanguard $74,534 for sub-transfer agent services. During 2020, Vanguard paid $252,346 in rent for lease of space to a borrower of the Principal Life general account. Principal Life and affiliates hold, or manage accounts holding, securities issued by Vanguard funds. Vanguard provides mutual fund distribution services pursuant to a contract with Principal Funds

16 2021 Proxy Statement

Distributors, Inc. ("PFD"), for which PFD paid Vanguard $2,611 in 2020. Principal Life accounts invested $65,000,000 in privately-placed debt issued by Vanguard in 2020.

As of December 31, 2020, BlackRock, Inc. (together with its affiliates "BlackRock") and certain subsidiaries collectively owned or managed funds holding in the aggregate approximately 8.1% of the Common Stock. During 2020, Principal Global Investors, LLC paid BlackRock Fund Advisors $1,779,962 in management fees associated with the Principal Funds, Inc. In 2020, Principal affiliates paid BlackRock $4,230,560 for fees in connection with the use of, and services and consulting furnished in connection with, the Aladdin system. Principal Life and affiliates hold, or manage accounts holding, securities issued by BlackRock, Inc. BlackRock affiliates manage investment funds in which affiliates of the Company invest for their own or managed accounts.

As of December 31, 2020, Nippon Life Insurance Company ("Nippon Life") held approximately 6.64% of the Common Stock. Nippon Life is the parent company of Nippon Life Insurance Company of America ("NLICA"). Nippon Life, NLICA and Principal Life have had business relationships for more than 20 years. In 2020, Nippon Life and NLICA paid the following amounts to Principal Life or its affiliates: $188,919 for pension services for defined contribution plans maintained by NLICA and an affiliate (mostly paid by plan participants), $1,250 for deferred compensation plan services, and $8,055,429 for investment services. The Company owns approximately three percent of the common stock of NLICA and Principal received $53,704 in dividends from such stock in 2020. Principal Life holds privately-placed bonds issued by Nippon Life with a market value at the end of 2020 of $80,625,000. NLI US Investments, Inc. ("NLI"), owns approximately 19.33% of Post Advisory Group, LLC ("Post"), an affiliate of the Company. During 2020, Post paid NLI an aggregate of $4,519,512 in dividends. A Principal affiliate in Japan paid Nippon Life $3,308 for administration of its defined contribution plan. Principal affiliates hold, and manage accounts holding, securities issued by Nippon Life, and Nippon Life invests in funds managed by Principal affiliates.

As of December 31, 2020, Capital Research Global Investors held approximately 5.8% of the Common Stock. There were no relationships or related party transactions to report in 2020.

Dwight Soethout, Vice President-Chief Actuary, is the spouse of Deanna D. Strable-Soethout, Executive Vice President and Chief Financial Officer. Mr. Soethout has been an employee of the Company since 1993. In 2020, he received $578,817 in base salary, annual bonus and long-term incentive compensation from Principal Life. His compensation is commensurate with that of his peers. His employment and compensation were approved by the Human Resources Committee.

The Company maintains robust policies and procedures for the identification and monitoring of arrangements with related parties. The Nominating and Governance Committee or its Chair must approve or ratify all transactions with related parties that are not preapproved by or exempted from the Company's Related Party Transaction Policy (the "Policy"). At each quarterly meeting, the Committee reviews transactions with related parties and ratifies any transaction that is subject to the Policy if it determines it is appropriate and may attach conditions to that approval. Transactions involving employment of a relative of an executive officer or Director must be approved by the Human Resources Committee. The Company's Related Party Transaction Policy may be found at www.principal.com.

Board Meetings

The Board held 13 meetings in 2020, five of which were two-day, in person or virtual meetings. No Director then in office attended less than 75% of the aggregate of the meetings of the Board and the committees of which the Director was a member. While Director attendance is not mandatory, the Company's annual shareholder meeting is scheduled on a date that coincides with a regularly-scheduled quarterly Board Meeting. In 2020, all Directors then on the Board attended the annual shareholders meeting in person or virtually except Betsy Bernard who retired from Board service immediately following the conclusion of that meeting.

Global Corporate Code of Conduct

Each Director and officer of the Company has certified they comply with Principal's Global Code of Conduct, the foundation for ethical behavior across the organization. The Code is available at investors.principal.com/investor-relations/our-business/corporate-governance/default.aspx.

Board Committees

Only independent Directors may serve on the Audit, Human Resources and Nominating and Governance Committees. The Committees review their charters and performance annually. Committee charters of the Audit, Finance, Human Resources and Nominating and Governance Committees are available on the Company's website, www.principal.com.

2021 Proxy Statement 17

Membership and responsibilities of each of the Board Committees:

Committee	Responsibilities	Members (*Committee Chair)	Meetings Held in 2020

Audit

•

Appointing, terminating, compensating and overseeing the Company's independent auditor and selecting the lead audit partner;

•

Reviewing and reporting to the Board on the independent auditor's activities;

•

Approving all audit engagement fees and preapproving compensation of the independent auditor for non-audit engagements, consistent with the Company's Auditor Independence Policy;

•

Reviewing internal audit plans and results;

•

Reviewing and reporting to the Board on accounting policies and legal and regulatory compliance;

•

Reviewing the Company's policies on risk assessment and management; and

•

All members of the Audit Committee are financially literate and are independent, as defined in the Nasdaq listing standards, and Ms. Helton is a financial expert, as defined by the Sarbanes-Oxley Act.

		Sandra L. Helton* Scott M. Mills Diane C. Nordin Clare S. Richer Alfredo Rivera	8

Human Resources

•

Evaluating the performance of the CEO and determining his compensation relative to his goals and objectives;

•

Approving compensation for all other officers of the Company and Principal Life at the level of Senior Vice President and above ("Executives");

•

Approving employment, severance or change of control agreements and perquisites for Executives;

•

Overseeing Executive development and succession planning;

•

Overseeing our global inclusion strategy;

•

Approving employee compensation policies for all other employees;

•

Approving equity awards;

•

Administering the Company's incentive and other compensation plans that include Executives;

•

Acting on management's recommendations for broad based employee pension and welfare benefit plans; and

•

Reviewing compensation programs to confirm that they encourage management to take appropriate risks; discourage inappropriate risks and act consistently with the Company's business plan, policies and risk tolerance.

		Jocelyn Carter-Miller* Michael T. Dan Scott M. Mills Alfredo Rivera Elizabeth E. Tallett	9

Nominating and Governance	• Recommends Board candidates, Board committee assignments and service as Lead Director; • Reviews and reports to the Board on Director independence, performance of individual Directors, process for the annual self-evaluations of the Board and its performance and committee self-evaluations, content of the Global Code of Conduct, Director compensation, and the Corporate Governance Guidelines; and • Reviews environmental and corporate social responsibility matters as well as the Company's political contribution activities.	Jonathan S. Auerbach Jocelyn Carter-Miller Michael T. Dan Roger C. Hochschild* Blair C. Pickerell Elizabeth E. Tallett	4

18 2021 Proxy Statement

Committee	Responsibilities	Members (*Committee Chair)	Meetings Held in 2020

Finance

•

Assists the Board with financial, investment and capital management policies;

•

Reviews capital structure and plans, significant financial transactions, financial policies, credit ratings, matters of corporate finance, including issuance of debt and equity, shareholder dividends, proposed mergers, acquisitions and divestitures; Reviews and provides guidance on financial goals; and

•

Oversees investment policies, strategies and programs; Reviews policies and procedures governing the use of financial instruments including derivatives; and assists the Board in overseeing and reviewing information regarding enterprise financial risk management, including the policies, procedures and practices to manage liquidity, credit market, product and pricing risks and tax planning.

		Jonathan S. Auerbach Mary E. Beams Sandra L. Helton Roger C. Hochschild Diane C. Nordin Blair C. Pickerell Clare S. Richer*	8

Executive

•

Acts on matters delegated by the Board which must be approved by its independent members. Has the authority of the Board between Board meetings unless the Board has directed otherwise or as mandated by law and in the By Laws.

		Sandra L. Helton Daniel J. Houston* Scott M. Mills Elizabeth E. Tallett	None

ESG at Principal

Principal aims to foster a world where financial security is accessible to all. To fulfill this commitment, our ESG (Environmental, Social, Governance) approach harnesses the power of our people and our products while creating sustainable pathways. We measure our continued progress by focusing on the following material ESG impacts: employee development and inclusion, financial inclusion, governance, ethics and risk, environmental impact, consumer product impact and responsible investing. In 2021, we joined the United Nations Global Compact, the world's largest corporate sustainability initiative, at the Participant level in recognition of our ongoing commitment to balancing our business objectives with responsible business practices.

A full review of Principal's environmental, social and governance ("ESG") practices can be found in our Corporate Social Responsibility report available on www.principal.com. A summary is below:

Employee Development and Inclusion

•
83% employee engagement due to increased transparency, communication, and responsiveness during COVID as cited by employees Baseline Inclusion Index score of 81%(1); and

•
Ranked No. 29 on Forbes 2020 list of America's Best Employers for Women.

Financial Inclusion

•
Annually, Principal Foundation contributes more than $15 million through grants, employee and match giving, sponsorships, pro bono, and in-kind donations;

•
Our employees, retirees and financial professionals across the U.S. donated $5 million and contributed more than 22,000 volunteer hours to their favorite causes; and

•
Expanded initial COVID care and response of $25 million to include additional support to employees, customers and communities.

Governance, Ethics & Risk

•
Named one of the World's Most Ethical Companies for the 10th time by Ethisphere Institute (2020).

•
As part of our Board's Diversity Policy, the Nominating and Governance Committee reviews the Board's diversity metrics reflected in the independent Directors of the current Board (as of March 15, 2021) which are 50% female and 25% people of color; and

•
Over 95% of employees trained on our global code of conduct, cybersecurity, and data privacy policies.

(1)
The inclusion index measures our progress toward fostering a workforce culture where employees feel valued and respected, feel encouraged to learn and try new things, are comfortable being themselves, and are supported in sharing new ideas.

2021 Proxy Statement 19

Environmental Impact

•
40% decrease in U.S. greenhouse gas emissions over the last 10 years;

•
A- climate change leader rating from the Carbon Disclosure Project ("CDP") for the 8th consecutive year; and

•
Principal Real Estate Investors received a 4-star rating from GRESB, the global ESG benchmark for real estate for the 5th consecutive year.

Consumer Product Impact

•
Over the next 5 years, we will double the number of minority and women owned small to mid-size businesses we support through product access, micro-finance, community development, and financial education;

•
Lead participant in the UN Global Compact Sustainable Finance Action Platform; and

•
Focus on digital channel access, micro-finance, and financial education.

Responsible Investing

•
Principal Global Investors ("PGI") integrates ESG investing principles into its approach to portfolio management across asset classes;

•
PGI's signatory status to the United Nations sponsored Principles for Responsible Investing gives us a voice in defining and shaping the ongoing global ESG discussion and PGI has received an A+ grade from UN PRI for Strategy and Governance for its ESG investment practices; and

•
Manages over $10.6 billion of socially responsible assets.

For decades, we've embraced Environment, Social, and Governance (ESG) considerations as a way to strengthen our business, advance our mission, and build a more inclusive, resilient and sustainable global community. As we continue to embed sustainability into our business, we have solidified our strategic pillars and have developed public commitments to measure our progress towards long-term responsible actions.

20 2021 Proxy Statement

Directors' Compensation

Directors serve on the Boards of the Company, Principal Life and Principal Financial Services, Inc. Directors who are also employees do not receive any compensation for their service as Directors. The Company provides competitive compensation to attract and retain high quality non-employee Directors. A substantial proportion of non-employee Director compensation is provided in the form of equity to help align such Directors' interests with the interests of shareholders.

Due to the economic conditions and other steps taken by the Company to reduce expenses in response to the global coronavirus pandemic, including reducing compensation for employees earning $100,000 or above in base salary, the Board reduced its cash compensation described below by 20%, effective on May 19, 2020. That compensation for employees was reinstated on November 7, 2020 and Board cash compensation was reinstated at the completion of the Board's November 24, 2020 meeting.

The non-employee Director compensation program is reviewed annually. The Nominating and Governance Committee uses the Board's independent compensation consultant for this purpose. During 2020, Compensation Advisory Partners conducted an annual comprehensive review and assessment of Director compensation. The Company targets non-employee Director compensation at approximately the median of the peer group used for Executive compensation comparisons ("Peer Group") (see pages 32-33), which aligns with its Executive compensation philosophy. As a result of Compensation Advisor Partners November 2020 review and the Committee's discussion, Director compensation did not change effective November 24, 2020 except for the reinstatement of cash compensation to the level that was in place prior to May 19, 2020, as described above. These changes position Directors at the median of compensation within Principal's Peer Group.

Effective November 25, 2020

Annual Cash Retainers(1)

- Board	$110,000

- Audit Committee Chair	$35,000

- Human Resources Committee Chair	$25,000

- Finance Committee Chair	$25,000

- Nominating & Governance Committee Chair	$25,000

- Other Committee Chairs	$10,000

- Lead Director	$50,000

Annual Restricted Stock Unit Retainer(2)	$165,000

(1)
Paid in two semiannual payments, in May and November, on a forward-looking basis.

(2)
Grants are made at the time of the annual meeting.

2021 Proxy Statement 21

Fees Earned by Non-Employee Directors in 2020

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Total

Jonathan S. Auerbach	$99,000	$164,992	$263,992

Mary E. Beams(2)	$0	$0	$0

Betsy J. Bernard(3)	$0	$0	$0

Jocelyn Carter-Miller	$121,500	$164,992	$286,492

Michael T. Dan	$99,000	$164,992	$263,992

Sandra L. Helton	$130,500	$164,992	$295,492

C. Daniel Gelatt, Jr.(4)	$0	$0	$0

Roger C. Hochschild	$121,500	$164,992	$286,492

Scott M. Mills	$144,000	$164,992	$308,992

Diane C. Nordin	$99,000	$164,992	$263,992

Blair C. Pickerell	$99,000	$164,992	$263,992

Clare S. Richer	$97,370	$161,803	$259,173

Alfredo Rivera	$54,686	$78,884	$133,570

Elizabeth E. Tallett	$121,500	$164,992	$286,492

(1)
These amounts reflect the grant date fair value of awards made in 2020 determined in accordance with FASB Accounting Standards Codification ("ASC") Topic 718. These awards do not reflect actual amounts realized or that may be realized by the recipients. While the 2020 Director Stock Plan (which was approved by shareholders) allows some discretion in determining the value of RSUs that may be awarded annually, it imposes a maximum limit of $330,000 ($500,000 for an Independent Chairman) on the size of the annual award that may be made.

(2)
Mary E. Beams' Board service began on February 23, 2021.

(3)
Betsy J. Bernard retired from Board service in May 2020.

(4)
C. Daniel Gelatt, Jr. retired from Board service in May 2020.

Non-Employee Directors' Deferred Compensation Plan

Non-employee Directors may defer the receipt of their cash compensation under the Deferred Compensation Plan for Non-Employee Directors of Principal Financial Group, Inc. This Plan has four investment options, and each option represents "phantom" units tied to the following:

•
The Company's Common Stock;

•
The Principal LargeCap S&P 500 Index Fund (R5 share class);

•
The Principal Real Estate Securities Fund (R5 share class); and

•
The Principal Core Plus Bond Fund (R5 share class).

The returns realized on these funds during 2020 were (parenthesized information indicates share class):

Investment Option	1 Year Rate Of Return (12/31/2020)

Principal Financial Group, Inc. Employer Stock Fund	–5.73%

Principal LargeCap S&P 500 Index Fund (R5)	17.85%

Principal Real Estate Securities Fund (R5)	–3.38%

Principal Core Plus Bond Fund (R5)	9.32%

Restricted Stock Unit Grants

Non-employee Directors receive an annual grant of time-based Restricted Stock Units ("RSUs") under the Principal Financial Group, Inc. 2020 Directors Stock Plan. RSUs are granted at the time of the annual meeting, vest at the next annual meeting and are deferred at least until the date the Director leaves the Board. At payout, the RSUs are converted to shares of Common Stock. Dividend equivalents become additional RSUs, which vest and are converted to Common Stock at the same time and to the same extent as the underlying RSU. The Nominating and Governance

22 2021 Proxy Statement

Committee has the discretion to make a prorated grant of RSUs to Directors who join the Board at a time other than at the annual meeting. The 2020 Director Stock Plan (which was approved by shareholders) imposes a maximum limit of $330,000 ($500,000 for an Independent Chairman) on the size of the annual award that may be made.

As of December 31, 2020, each non-employee Director had the following aggregate number of outstanding RSUs, including additional RSUs received as the result of dividend equivalents:

Director Name	Total RSUs Outstanding Fiscal Year End 2020 (Shares)

Jonathan S. Auerbach	6,937

Betsy J. Bernard	10,110

Jocelyn Carter-Miller	61,718

Michael T. Dan	33,776

C. Daniel Gelatt, Jr.	0

Sandra L. Helton	59,311

Roger C. Hochschild	20,821

Scott M. Mills	16,427

Diane C. Nordin	12,492

Blair C. Pickerell	19,461

Clare S. Richer	4,305

Alfredo Rivera	1,535

Elizabeth E. Tallett	64,533

Other Compensation

Principal Life matches charitable gifts up to $16,000 per non-employee Director per year. These matching contributions are available during a Director's term for three years thereafter. Principal Life receives the charitable contribution tax deductions for the matching gifts.

Directors are reimbursed for travel and other business expenses they incur while performing services for the Company and are allowed the use of corporate owned or leased aircraft when traveling to in-person meetings of the Board and its Committees. When Directors' spouses/partners accompany them to the annual Board strategic retreat, Principal pays for some of the travel expenses and amenities for Directors and their spouses/partners, such as meals and social events.. Directors are also covered under the Company's Business Travel Accident Insurance Policy and Directors' and Officers' insurance coverage. In 2020 the total amount of perquisites provided to non-employee Directors was less than $10,000 per Director.

Directors' Stock Ownership Guidelines

To encourage Directors to accumulate a meaningful ownership level in the Company, the Board has had a "hold until retirement" stock ownership requirement since 2005. All RSU grants must be held while a Director is on the Board and may only be converted to Common Stock when the Director's Board service ends. The Board has a guideline that Directors own interests in Common Stock equal to five times the annual Board cash retainer within five years of joining the Board. Directors have been able to achieve this level of ownership through the RSU hold until retirement requirement. Once this guideline is met, Directors do not need to buy additional stock if the guideline is no longer met due to a reduction in stock price, if the Director's ownership level is not reduced because of share sales.

Audit Committee Report

The Audit Committee oversees the Company's financial reporting process. Company management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The Committee reviewed with management the audited financial statements for the fiscal year ended December 31, 2020 and discussed the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

2021 Proxy Statement 23

The Committee discussed with Ernst & Young LLP, the Company's independent auditor, the matters required to be discussed by the applicable Public Company Accounting Oversight Board ("PCAOB") standards. These standards require the independent auditor to communicate (i) the auditor's responsibility under standards of the PCAOB; (ii) an overview of the planned scope and timing of the audit; and (iii) significant findings from the audit, including the qualitative aspects of the entity's significant accounting practices, significant difficulties, if any, encountered in performing the audit, uncorrected misstatements identified during the audit, other than those the auditor believes are trivial, if any, any disagreements with management, and any other issues arising from the audit that are significant or relevant to those charged with governance.

The Committee discussed with Ernst & Young LLP the critical audit matters included in its audit report. These are audit matters relating to accounts or disclosures that are material to the financial statements and involved especially challenging, subjective or comply auditor judgment.

The Committee received from Ernst & Young LLP, the written disclosures and letter required by applicable requirements of the PCAOB regarding the independent auditor's communications with the Committee concerning independence. The Committee has discussed with Ernst & Young LLP its independence and Ernst & Young LLP has confirmed in its letter that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws.

The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board (and the Board approved) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2020, for filing with the Securities and Exchange Commission (SEC). The Committee has also approved, subject to shareholder ratification, the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2021.

In determining whether to reappoint Ernst & Young LLP as the Company's independent auditor, the Audit Committee annually conducts a formal evaluation that takes into consideration a variety of factors, including the firm's tenure; the firm's independence, and its processes and controls for maintaining that independence; the firm's local, national, and global presence; the quality, consistency, effectiveness, and timeliness of the firm's communications with the Audit Committee and business areas; management's evaluation of the firm; data related to audit quality and performance, including recent PCAOB inspection reports; and the appropriateness of the firm's fees.

In accordance with SEC rules, the lead or concurring audit partner for the Company may not serve in that role for more than five consecutive fiscal years. The Audit Committee ensures the regular rotation of the audit engagement team partners as required by law.

The Committee does not have the responsibility to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and in accordance with generally accepted accounting principles. That is the responsibility of the Company's independent auditor and management. In giving our recommendation to the Board, the Committee has relied on (i) management's representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles, and (ii) the report of the Company's independent auditor with respect to such financial statements.

Sandra L. Helton, Chair
Scott M. Mills
Diane C. Nordin
Clare S. Richer
Alfredo Rivera

24 2021 Proxy Statement

Executive Compensation

Compensation Discussion and Analysis (CD&A)

The CD&A describes Principal Financial Group, Inc.'s Executive compensation objectives and philosophy. It also describes our 2020 compensation program and reviews the outcomes, including the Company's financial performance in 2020. Our "Named Executive Officers" in 2020 were:

•
Daniel J. Houston, Chairman, President and Chief Executive Officer.    Mr. Houston has overall responsibility for all businesses of the organization. He joined the Company in 1984 and assumed his current position in 2015. He previously served as President and Chief Operating Officer, overseeing all of our U.S. and global businesses.

•
Deanna D. Strable-Soethout, Executive Vice President and Chief Financial Officer.    Ms. Strable-Soethout plays a central role in driving and managing long-term strategies for innovation-fueled company growth, including responsibility for corporate strategy and capital markets. She joined the Company in 1990 and assumed her current position in 2017. She previously served as Executive Vice President and President of U.S. Insurance Solutions with overall accountability for individual life, non-qualified deferred compensation, individual disability and group benefits.

2021 Proxy Statement 25

•
Patrick G. Halter, Chief Executive Officer, Principal Global Investors.    Through November 6, 2020, Mr. Halter had responsibility for overseeing the operations of Principal Global Investors, its 15 investment boutiques, and the fund and distribution teams. Effective November 7, 2020, he was promoted to President, Principal Global Asset Management and assumed responsibility for overseeing all of Principal's asset management capabilities including Principal Global Investors, Principal International investment operations, the Principal Life Insurance Company General Account and RobustWealth. Mr. Halter joined the Company in 1984.

•
Timothy M. Dunbar, President, Global Asset Management.    Mr. Dunbar was head of the Principal Global Asset Management segment of our operations until November 7, 2020, when he assumed the title of Division President after announcing his intent to retire. Mr. Dunbar joined the Company in 1986 and retired in January 2021.

•
Luis Valdés, President, International Asset Management & Accumulation.    Mr. Valdés is responsible for managing the Company's operations outside of the United States in the international asset management and accumulation segment. He has been associated with the Company since 1995 and assumed his current position in 2011. He previously served as the President of Principal Financial Group Latin America. Mr. Valdés retired in March 2021.

2020 Company Performance Highlights:

In 2020, Principal generated $1.4 billion of net income attributable to Principal Financial Group and $1.4 billion of non-GAAP operating earnings(1).

We deployed $907 million of capital in 2020 to shareholders through common stock dividends and share repurchases. Despite the pressures and uncertainty caused by COVID, we remain in one of our strongest financial positions in history with $2.7 billion of total company available cash and liquid assets at year-end. Our investment portfolio is high quality, diversified and well-positioned, and our investment strategy hasn't changed.

Assets under management (AUM) increased $71 billion, or 10%, to a record $807 billion at year-end, reflecting strong investment performance and $14 billion of net cash flow. Additionally, we ended 2020 with $118 billion of AUM in our China joint venture and $686 billion of assets under administration in the Institutional Retirement and Trust business.

2020 was a challenging year, and we focused on our customers' needs, just as we have throughout our 141-year history. In response to COVID, we waived fees on hardship withdrawals and granted premium concessions to support our customers, all while keeping our employees safe and remaining focused on our long-term objectives.

(1)
This is a non-GAAP financial measure. See non-GAAP financial measure reconciliations in Appendix C.

26 2021 Proxy Statement

Our total shareholder return performance over the past five years was positioned well ahead of our asset manager peers and was slightly behind our insurance peers.

(1)
Our total shareholder return methodology includes the share price return and cash dividends paid during the time period December 31, 2015 through December 31, 2020.

Insurance Peers include Ameriprise, Lincoln National Corporation, ManuLife, MetLife, Prudential, Sun Life Financial, Unum, and Voya. As noted on page 32, Equitable Holdings was added to our peer group as part of the 2020 executive compensation review. Their stock has only been trading since May 2018 so they are not included in the 5-year TSR number above.

Asset Manager peers include: Affiliated Managers Group, Franklin Resources, Invesco, and T. Rowe Price.

2020 Compensation Highlights

•
In 2020, the Company's shareholders voted to approve the Company's Executive compensation program. Of the votes cast, 94% supported the Executive compensation program. The Company considered the shareholders' approval of the compensation program to be approval of the Company's compensation philosophy, which has not changed since that vote.

•
In March 2020, Mr. Houston's base salary increased from $900,000 to $1,000,000. His annual incentive target remained at 375% and his long-term incentive target remained at 775%. His Principal Financial Group Incentive Pay Plan (PrinPay Plan) payout for 2020 was $2,671,154. The base salary increase was intended to align Mr. Houston's salary with the peer median.

•
Base salaries for Named Executive Officers were reduced in July of 2020 as part of the Company's expense reduction efforts that were undertaken in response to the adverse economic conditions as a result of the global pandemic. Mr. Houston's base salary was reduced by 25% and all other Named Executive Officers base salaries were reduced by 20%. Salary levels were reinstated effective November 7, 2020. No Named Executive Officer was compensated for the reduction in base salary.

•
Based on our 2020 annual performance achievements, many of which are outlined above, our 2020 PrinPay score in the annual incentive program was earned at 80% of target and the individual modifiers for our Named Executive Officers ranged between 95% and 105%.

2021 Proxy Statement 27

•
Based on the Company's three-year average return on equity ("ROE")(2) and three-year average book value per share(3) performance, the 2018-2020 Performance Based RSUs ("PSUs") vested on December 31, 2020 and 44% of the target number of shares were paid out in February 2021, according to the established performance scale, and approval by the Human Resources Committee.

•
Additionally, our new stock plan (as described in Proxy Proposal Four) provides equity governance enhancements including a new minimum one-year vesting requirement on equity awards and a prohibition on share recycling (i.e. shares withheld for tax purposes will not be added back into the share reserve).

Compensation Program Philosophy and Policies

Compensation Philosophy—our compensation programs are designed to:

•
Attract and retain talented Executives and motivate them to perform at the highest level and contribute significantly to the Company's long-term success;

•
Reinforce the Company's pay for performance culture by making a significant portion of total compensation variable and by differentiating awards based on Company and individual performance in achieving short and long-term financial and strategic objectives;

•
Have a greater percentage of compensation to be at risk for Executives who bear higher levels of responsibility for the Company's performance;

•
Align the interests of Executives and other stakeholders, including shareholders, customers and employees, by having a significant portion of the Executives' compensation in stock and requiring Executives to hold stock; and

•
Support important corporate governance principles and established best practices.

Compensation Policies—Principal's Executive compensation program incorporates the following best practices:

✓
Independent Consultant.    Compensation Advisory Partners is selected and retained by the Committee to advise on the Executive compensation program and also advises the Nominating and Governance Committee on compensation for non-employee Directors.

✓
Risk Review.     Reviews and analysis of the Company's employee incentive compensation plans are conducted on a regular basis to determine whether the plans are reasonably likely to have a material adverse effect on the Company.

✓
Emphasis on Variable Compensation.    Most compensation paid to our Named Executive Officers is variable and at risk, linked to meeting our short-term and long-term financial and strategic goals and to the performance of the Company's stock over time.

✓
Executive Ownership.    Executives are required to own a meaningful amount of stock in the Company to ensure their interests are aligned with the shareholders' interests and with the Company's long-term performance.

✓
Prohibition on Hedging.    Principal prohibits all employees, including Named Executive Officers, from purchasing any Principal securities on margin (except for exercising stock options); engaging in short sales or trading in any put or call options; and purchasing, directly or indirectly, any financial instrument (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that is designed to hedge or offset any decrease in the market value of Principal securities.

✓
Clawback Policy.    The Committee has adopted a compensation recovery policy that applies to Executives.

✓
Market Severance Protection.    Executives are eligible for market-based severance protection under the Company's severance plan if they are terminated because of layoffs, position elimination or similar reasons.

(2)
Return on equity ("ROE") is defined as non-GAAP operating earnings divided by average stockholders' equity available to common stockholders excluding accumulated other comprehensive income other than foreign currency translation adjustment. See non-GAAP financial measure reconciliations in Appendix C.

(3)
Book value per share is defined as total ending common equity excluding accumulated other comprehensive income divided by the number of common shares outstanding end of year. This is a non-GAAP financial measure. See non-GAAP financial measure reconciliations in Appendix C.

28 2021 Proxy Statement

✓
Limited Perquisites.    Modest additional benefits to help attract and retain Executive talent and enable Named Executive Officers to focus on Company business with minimal disruption are offered.

✓
No Repricing of Stock Options.    Principal has not repriced underwater stock options and will not do so without shareholder approval.

✓
Tax and Accounting Efficiency.    The Committee considers the tax and accounting consequences of each element of compensation.

✓
No Gross Ups.    Executives do not receive any income tax gross-ups, except that all employees, including Executives, receive an income tax gross-up in connection with benefits provided with relocation.

Summary of Compensation Elements:

Compensation Component	Objective	Description and 2020 Highlights

Base Salary	Provides fixed income based on the size, scope and complexity of the Named Executive Officers' role, performance and relative position compared to market pay information	In 2020, the Committee increased Executives' base salaries, as detailed on page 34. Additionally, as noted on page 27, base salaries for Named Executive Officers were reduced in July of 2020 as part of the Company's expense reduction efforts undertaken in response to the adverse economic conditions resulting from the global pandemic. Mr. Houston's base salary was reduced by 25% and all other Named Executive Officers' base salaries were reduced by 20%. Salary levels were reinstated effective November 7, 2020. No amounts were paid to compensate for the base pay that was foregone during the time period base salaries were reduced.

Annual Incentive Compensation	Motivates and rewards overall corporate objectives as well as the Named Executive Officers' contribution to achieving our annual objectives.	A range of earnings opportunity, expressed as a percentage of base salary, is established for each Named Executive Officer. Actual bonuses depend on individual employee results and overall Company performance and profitability, as outlined on pages 34-36.
Based on the Committee's assessment of performance, our 2020 PrinPay score in the annual incentive program was earned at 80% of target and the individual modifiers for our Named Executive Officers ranged between 95% and 105% as detailed on page 36.

2021 Proxy Statement 29

Compensation Component	Objective	Description and 2020 Highlights

Long-Term Incentive Compensation	Motivates and rewards long-term corporate performance as well as the Named Executive Officers' contribution to achieving our long-term objectives. Reinforces the link between the interests of the Named Executive Officers and shareholders. Encourages retention.	Each year, the Committee establishes the long-term award opportunity for each Named Executive Officer. One half of the award is granted in stock options and the other half in PSUs. Using equal amounts of PSUs and options creates a balance between achieving operating performance objectives and increases in shareholder value.
Stock Options are intended to align participants with the company's long-term value appreciation and participants only receive value from this vehicle if there is stock price appreciation between grant date and exercise of the option. Options vest ratably over 3 years with an exercise period of up to 10 years.

PSUs are intended to incentivize participants to deliver on the company's defined financial goals. The value to participants varies based on the degree of achievement against those goals. PSUs Typically have a 3-year performance period and are measured on 50% average ROE and 50% Pre-Tax Return on Net Revenue. The ROE portion of the award is also subject to a Book Value per share threshold.
The performance period for the 2020-2022 PSU was modified to two years due to an accounting change for publicly traded companies that was intended to take effect on January 1, 2022 but the implementation was delayed by the Financial Accounting Standards Board (FASB) until 2023. The change may result in significant variability of reported earnings each year for companies with significant life insurance and annuity businesses such as Principal Financial. For the 2020-2022 Performance Cycle, PSUs will continue to vest at the end of the three-year Performance Cycle. Details of the program are outlined on pages 37-38.

The PSUs granted in 2018 for the 2018-2020 Performance Cycle were based on three-year average ROE and Pre-Tax Return on Net Revenue, each weighted 50%. Payout on the ROE metric is modified based on three-year Book Value per Share versus certain threshold goals. For the 2018-2020 Performance Cycle, the awards vested and paid out at 44% of the target number of PSUs based on our ROE performance of 12.5%, Pre-Tax Return on Net Revenue of 29.3%, and Book Value per Share of $49.11.

30 2021 Proxy Statement

Compensation Component	Objective	Description and 2020 Highlights

Benefits	Protects against catastrophic expenses and provides retirement savings opportunities.	Named Executive Officers participate in most of the same benefit plans as the Company's other U.S.-based employees, including health, life, disability income, vision and dental insurance, an employee stock purchase plan, 401(k) plan and pension plan. Certain of the Named Executive Officers also participate in non-qualified retirement plans (defined benefit and defined contribution). Mr. Halter and Mr. Dunbar participated in the pension and non-qualified plans prior to 2010, when changes were made to eliminate these programs for investment professionals. Mr. Dunbar participated in the pension and non-qualified retirement plans for periods after 2010 when he was working in non-investment roles that were eligible for these plans.

Perquisites	Modest additional benefits to help attract and retain Executive talent and enable Named Executive Officers to focus on Company business with minimal disruption.	Named Executive Officers are eligible for one physical examination per year, business spousal travel and gifts of nominal value given to all sales conference attendees. The Human Resources Committee approved interested Named Executive Officers the ability to participate in Principal Global Asset Management investment products on a reduced or no-fee basis. The Human Resources Committee also approved our CEO's use of our corporate aircraft for limited personal travel.

Termination Benefits	Provides temporary income following a Named Executive Officer's involuntary termination of employment, and, in the case of a change of control, helps ensure the continuity of management through the transition.	Refer to page 39 for a discussion of our change of control and separation benefits. These benefits do not include excise tax gross ups.

How We Make Compensation Decisions

Human Resources Committee Involvement

The Human Resources Committee

•
Oversees the development and administration of the Company's compensation and benefits policies and programs;

•
Sets and approves CEO goals in conjunction with the Board of Directors;

•
Evaluates CEO performance results;

•
Makes the compensation decisions for the CEO;

•
Approves the compensation program and compensation for Executives;

•
Reviews and approves corporate incentive goals and objectives relevant to compensation; and

•
Evaluates the competitiveness of each Executive's total compensation.

Compensation Advisory Partners is selected and retained by the Committee to advise on the Executive compensation program. Compensation Advisory Partners also advises the Nominating and Governance Committee on compensation for non-employee Directors (see pages 21-24). Compensation Advisory Partners receives compensation from the Company only for its work in advising these Committees. Compensation Advisory Partners does not and would not be allowed to perform services for management. The Committee assessed the independence factors in applicable SEC rules and Nasdaq Listing Standards and other facts and circumstances and concluded that the services performed by Compensation Advisory Partners did not raise any conflict of interest.

2021 Proxy Statement 31

No member of management, including the CEO, has a role in determining his or her own compensation; and the CEO is not present when the Committee discusses his compensation. The Committee consults with the independent Directors regarding the CEO's performance and then determines the compensation earned by the CEO for the current year and the CEO's compensation opportunity for the following year.

Each year the CEO, with input from the Human Resources Department and the compensation consultant, recommends the amount of base salary increase (if any), annual incentive award and long-term incentive award for Named Executive Officers other than himself. These recommendations are based on the Executive's performance, performance of the business areas for which the Executive is responsible (if applicable) and other considerations such as retention. The Human Resources Committee reviews these recommendations and approves compensation decisions for Executives.

The role of the Independent Compensation Consultant & Interaction with Management

The Human Resources Committee has the sole authority to hire, approve the compensation of and terminate the engagement of the compensation consultant.

The compensation consultant usually conducts a comprehensive review of the Company's Executive compensation program every other year. In the years in which the compensation consultant does not conduct a compensation study, the Committee makes compensation decisions, in part, on survey data provided by the Human Resources Department and input provided by the compensation consultant. A review of executive compensation was conducted in 2020. The comprehensive study of Executive compensation conducted by the Committee's compensation consultant reviews all aspects of the design and structure of the Company's total Executive compensation program, and includes:

•
Interviews with Executives and Directors to discuss business strategy and the implications for human resources and compensation policy;

•
A competitive review of compensation opportunities for each of the Named Executive Officers compared to the pay opportunities of similarly situated executives at the Peer Group companies (see below);

•
An analysis to ensure that total share dilution and the economic costs of long-term incentives are reasonable and affordable for the Company; and

•
A review of Executive compensation plans against potential risks. Compensation Advisory Partners conducted a review of the Company's Executive compensation plans in 2020 and determined that the Company's Executive compensation programs are well designed, support the Company's business strategy, and do not provide incentives to Executives to take inappropriate risks.

The compensation consultant:

•
Attended nine meetings of the Committee in 2020, as requested by the Committee Chair; and

•
Reviewed and commented on drafts of the Compensation Discussion & Analysis and related compensation tables for the proxy statement.

Use of Compensation Data

The Committee determines the Peer Group of companies it uses to compare Executive compensation as part of the compensation consultant's biennial study. The compensation consultant recommends an appropriate Peer Group of public, similarly sized, diversified financial services, insurance and asset management companies, considering the Company's and the competitors' strategy, mix of business and size, as measured primarily by annual revenues, market capitalization and total assets. These companies are the major competitors in one or more of the Company's businesses, but none represent the exact business mix of the Company. Principal targets compensation for the Named Executive Officers at the median of the compensation of the named executive officers at the Peer Group companies. The companies in the Peer Group were reviewed in 2020 as part of our typical compensation review and Equitable Holdings was added based on the size of its revenue, market capitalization, assets under management,

32 2021 Proxy Statement

and operating profit relative to Principal. Equitable Holdings also has similar business lines. The peer group included the following companies:

Insurance	Asset Managers

• Ameriprise Financial	• Affiliated Managers Group
• Equitable Holdings	• Franklin Resources
• Lincoln National	• Invesco
• ManuLife	• T. Rowe Price
• MetLife
• Prudential Financial
• Sun Life Financial
• Unum Group
• Voya Financial

The Committee also uses annual data from third party industry surveys for its compensation decisions(4).

Our Executives participate in the same broad-based employee benefit programs as other employees. Every two to three years, the Company's non-cash employee benefit programs are compared to a custom peer group representing both proxy peer group members and select employers we believe we compete for talent with, including several local employers.

Each year, the Committee reviews the total compensation paid to the Named Executive Officers by reviewing tally sheets, which include base salaries, annual and long-term incentive awards earned, deferred compensation, outstanding equity awards, benefits, perquisites, and potential payments under various termination scenarios.

The Committee uses this information to analyze the value of compensation actually delivered versus the compensation opportunities established by the Committee. The information also is used in making compensation and compensation plan design decisions.

2020 Executive Compensation Decisions

In general, Principal's pay philosophy is to target the market median of the Peer Group for an Executive's total compensation, with actual compensation varying based on performance and tenure.

The Committee made compensation decisions for the Named Executive Officers based on:

•
The Company's strategic and human resources objectives;

•
Competitive data for the Peer Group and for a broader group of diversified financial services companies (see Appendix B for a complete list of these companies);

•
Corporate and individual performance on key initiatives;

•
Corporate performance compared to our competitors;

•
Economic conditions;

•
Retirement benefits;

•
The CEO's compensation recommendations for Named Executive Officers;

•
Advice of the Committee's consultant; and

•
How the elements of compensation contribute to and interrelate to total compensation.

The Committee also considers the tax and accounting consequences of each element of compensation. Following changes in the tax laws in 2017, Principal generally cannot deduct annual compensation paid to certain covered employees in excess of $1 million for each such employee, subject to limited grandfathered arrangements. While the Committee considers the tax consequences of compensation decisions, the Committee's primary focus is designing competitive and effective compensation programs. Accordingly, these and other factors often result in compensation opportunities that will not be fully tax deductible.

(4)
The surveys used were the McLagan Investment Management survey, Towers Watson U.S. Financial Services Studies Executive Database and the Towers Watson Diversified Insurance Study of Executive Compensation. The names of the companies participating in these surveys are included in Appendix B.

2021 Proxy Statement 33

The charts below show the 2020 target total compensation for our Named Executive Officers as well as the proportion of their compensation tied to Company performance. Most compensation paid to our Named Executive Officers is variable and at risk, linked to meeting our short-term and long-term financial and strategic goals and to the performance of the Company's stock over time.

Base Salary

When determining base salary for each Executive, the Committee considers the Peer Group median for comparable executive positions as well as the survey data referenced above, the Executive's performance and work experience, the importance of the position to the Company and how difficult it would be to replace the Executive. The table below provides the historical base salaries(1) of the Named Executive Officers. The 2020 salary increases for Mr. Houston and Ms. Strable Soethout were made to align them with the median salary levels among our peer companies.

Named Executive Officer	2018	2019	2020	Percent Increase 2019 to 2020

Houston	$900,000	$900,000	$1,000,000	11.1%

Strable-Soethout	$595,000	$595,000	$645,000	8.3%

Dunbar	$600,000	$600,000	$600,000	0%

Halter	$575,000	$575,000	$575,000	0%

Valdés	$615,500	$615,500	$615,500	0%

(1)
Salaries displayed in the table are as of December 31 of year noted. This information differs from salary information in the Summary Compensation Table as the table includes salary earned and paid in the year noted. Changes in base salary are effective in March of each year.

Annual Incentive Compensation

Named Executive Officers participate in the PrinPay Plan, the Company's broad-based annual incentive compensation plan for employees. Awards are calculated based on eligible earnings during the plan year. The PrinPay Plan links annual incentive pay to individual employee results and overall company performance and profitability. After establishing the company score, an employee's individual performance is assessed to determine the individual performance score. The corporate component emphasizes the importance of overall corporate results and includes non-GAAP operating earnings and a variety of other financial and non-financial metrics. The Human Resources Committee may also consider factors that could not have been anticipated when corporate goals were established and adjust the corporate score up or down.

34 2021 Proxy Statement

The Committee set and approved the following target awards for Named Executive Officers in the past year:

Annual Incentive Targets (as a percentage of base salary)

Named Executive Officer	2020

Houston	375%

Strable-Soethout	175%

Dunbar	400%

Halter(1)	358%

Valdés	110%

(1)
Mr. Halter's pro-rated target for 2020 was 358% (350% for January 1, 2020 through November 6, 2020 and 400% for November 7, 2020 through December 31, 2020).

In establishing the target award opportunity for Messrs. Houston, Dunbar, Halter and Valdés and Ms. Strable-Soethout, the Committee considered the median incentive targets for comparable executive positions in the Peer Group companies, as well as the survey data referenced above.

Performance Goal Setting and Annual Measurement Process

September:    The Board meets to review the Company's long-term strategy.

November:    The CEO, CFO and Division Presidents recommend preliminary financial goals for the Company and business units and strategic initiatives for the next year. The Finance Committee reviews the proposed goals, underlying assumptions of the goals and initiatives, key drivers of financial performance, trends and business opportunities and advises the Board and Human Resources Committee on the appropriateness of the financial goals.

February:    The Committee reviews and approves the final goals for the Company, the CEO and the other Executives with input from the Finance Committee and Board based on prior year-end financial results. All employees develop individual performance goals with their leaders that support the Company's goals.

Final Annual Incentive Pay Award Determination

In determining final awards for PrinPay participants, the Committee uses the following approach:

Step 1: Review Operating Earnings results versus Plan to determine initial award funding.

	Threshold	Target	Maximum	Actual 2020 Performance

Operating Earnings ($Mil.)	$1,253	$1,670	$2,088	$1,480

Payout	50%	100%	200%	77%

Step 2: Determine final PrinPay company score based on a review of performance against goals across multiple dimensions included in the Company's annual Balanced Scorecard (e.g., Financial Measures, Customer Measures, Internal Measures and Learning and Growth Measures, etc.)

In addition to reviewing the financial performance for 2020, the Committee exercised its discretion to make an incremental adjustment to the final funding of the PrinPay for all participants from 77% to 80% of target in recognition of the Company's effective response to the COVID-19 pandemic and positive results of the Balanced Scorecard.

Step 3: Determine the individual performance modifier as shown below:

Individual Performance Modifier

The Individual Performance Modifier in the PrinPay Plan is used as a multiplier and is based on performance compared to 2020 goals. The Committee assessed each Named Executive Officer's performance against the

2021 Proxy Statement 35

individual performance objectives identified and approved individual performance modifier payouts as shown below:

Named Executive Officer	Individual Performance Modifier	Individual Performance Objectives

Houston	100%	• Enterprise financial goals (including profit margin, assets under management, net cash flows, revenue and others);
		• Talent management and development with particular focus on the executive team;
		• Digital acceleration scorecard with specific digital investments and savings targets, among other measures;
		• Diversity and inclusion objectives;
		• Acquisition targets; and
		• Other company-wide strategic priorities.

Strable-Soethout	100%	• Enterprise financial goals (including profit margin, assets under management, net cash flows, revenue and others);
		• Enterprise strategy objectives;
		• Acquisition integration targets; and
		• Other company-wide strategic priorities.

Dunbar	105%	• Enterprise financial goals (including profit margin, assets under management, net cash flows, revenue and others);
		• Principal Global Investors financial goals (including business operating earnings, ROE, margin, cash flow, investment performance, and others);
		• Business unit objectives;
		• Business unit digital transformation objectives; and
		• Other company-wide strategic priorities.

Halter	105%	• Enterprise financial goals (including profit margin, assets under management, net cash flows, revenue and others);
		• Principal Global Investors financial goals (including business operating earnings, ROE, margin, cash flow, investment performance, and others);
		• Business unit client segmentation and operating model objectives; and
		• Other company-wide strategic priorities.

Valdés	95%	• Enterprise financial goals (including profit margin, assets under management, net cash flows, revenue and others);
		• Principal International financial goals (including business operating earnings, ROE, margin, cash flow, investment performance, and others);
		• Business unit digital transformation objectives;
		• Customer and asset retention objectives; and
		• Other company-wide strategic priorities.

Step 4: Calculate final award amounts

Name	2020 Eligible Earnings(1)	2020 Target	PrinPay Score	Individual Modifier	Final Award

Houston	$890,385	375%	80%	100%	$2,671,154

Strable-Soethout	$588,923	175%	80%	100%	$824,492

Dunbar	$558,462	400%	80%	105%	$1,876,431

Halter	$535,192	358%	80%	105%	$1,609,430

Valdés	$572,889	110%	80%	95%	$478,935

(1)
Base salary reductions for Named Executive Officers as described on page 27 resulted in lower eligible earnings for 2020.

36 2021 Proxy Statement

Executives may defer annual awards into the Excess Plan, as illustrated in the footnote to the Non-Equity Incentive Compensation column of the Summary Compensation Table, on pages 42-43.

Long-Term Incentive Compensation

The long-term incentive compensation program is designed to align the interests of Executives and shareholders. The compensation the Executives receive reflects the degree to which multiyear financial objectives are achieved and shareholder value is increased. Our retirement, life insurance and asset management products support our clients' needs throughout different phases of their lifetime which is why the long-term focus of the compensation programs is particularly important. The long-term incentive compensation program also encourages collaboration among Executives in pursuing corporate wide goals.

The Committee establishes a target long-term incentive award opportunity for each Named Executive Officer, stated as a percentage of each Named Executive Officer's base salary, based on Peer Group and survey data, and on the advice of its independent compensation consultant. The Committee uses the following factors to adjust the target award and determine the actual award to be granted to each Named Executive Officer ("Award Granted"):

•
Current competitive market data;
•
The Named Executive Officer's performance;
•
The Named Executive Officer's current compensation;
•
The importance of the Named Executive Officer to the Company over the long term;
•
The potential impact the Named Executive Officer could have on the Company's results;
•
The Executive's performance relative to the Named Executive Officer's peers within the Company;
•
Company performance compared to our competitors;
•
Retention concerns; and
•
Tenure in role.

The compensation ultimately received by Named Executive Officers may vary considerably from the grant date fair value of the Award Granted, due to the Company's performance and changes in share price that occur after the grant.

2020 Long-Term Incentive Grant (as % of base salary)

Named Executive Officer	Award Granted

Houston	775%

Strable-Soethout	275%

Dunbar	400%

Halter	310%

Valdés	250%

Executives' long-term compensation is provided as non-qualified stock options and PSUs, which each represent 50% of the total grant date fair value. PSUs entitle the Executive to earn shares of Common Stock if certain levels of performance are achieved. The Committee uses stock options as part of the long-term incentive program because options are an effective way to link an Executive's compensation to changes in shareholder value. The weighting is not based on a specific formula or algorithm and is intended to create a balance between the achievement of specific operating objectives and changes in shareholder value based on the Committee's judgment, which may change from time to time.

Stock options have a ten-year term and an exercise price equal to the closing price on the date of grant. Stock options vest in three equal annual installments starting on the first anniversary of the grant date.

2021 Proxy Statement 37

After a threshold goal is achieved or exceeded(5), PSUs vest based on continued service and achieving an average ROE and Pre-Tax Return on Net Revenue(6), each weighted 50%, typically over a three-year period (with each three-year period treated as a "Performance Cycle"). For the 2020-2022 and 2021-2023 performance cycles, a two year performance period was approved by the Committee due to accounting changes that may have significant impact on our reported results. The accounting change was originally going to impact our 2022 results, but the implementation was delayed by the Financial Accounting Standards Board (FASB) until 2023. We intend to revert to a full three-year performance cycle for future awards.

Executives may defer the receipt of PSUs.

2020-2022 PSU Performance Scale

Performance Level	Threshold Award	Target Award	Maximum Award (150% of Target)

Payout (% of Target)(1)	50%	100%	150%

Average ROE	7.5%	13.7%	17.8%

Average Pre-tax RONR	25.7%	30.3%	34.8%

If neither the ROE nor the OI threshold performance objective is met, no PSUs will be earned or paid out.

(1)
Straight line interpolation is used to determine awards for performance between threshold and target and between target and maximum.

The Book Value per Share(7) threshold tied to ROE performance measure:

  If the average Book Value per Share is between $45.61 and $49.62, the ROE performance score will be reduced by 50%.

  If the average Book Value per Share is below $45.61, the ROE performance score will be reduced to 0%.

The PSUs granted in 2021 for the 2021-2023 Performance Cycle will vest based on performance scales for two-year average ROE and Pre-Tax Return on Net Revenue, each weighted 50% over the performance period. Payout on the ROE metric will be modified based on a two-year Book Value per Share versus threshold goals. As with the 2020-2022 Performance Cycle, the change in the performance period to two years is due to accounting changes effective January 1, 2023 for publicly traded companies which may result in significant variability of reported earnings each year for companies with significant life insurance and annuity businesses. For the 2021-2023 Performance Cycle, PSUs will continue to vest until the end of the three-year Performance Cycle, based on continued employment or service.

Timing of Stock Option Awards and Other Equity Incentives

Annual grants of stock options and PSUs for Principal Executives are determined by the Committee at its February meeting which occurs following the release of the prior year's results. The Committee formalized its long-standing practices by adopting a policy in 2006 regarding granting stock options and other equity awards. Under this policy, the grant date for all stock options and other stock-based awards shall never be earlier than the date of approval, and shall be:

•
For all annual awards to Executives, the date of approval by the Committee;
•
For new employees and promotions, the later of the date of approval or the employee's hire/promotion date;

(5)
For the 2020 PSUs, the performance threshold is met if either of the following goals is met:
•
Two-year average operating ROE of 7.5%; or
•
$2 billion cumulative non-GAAP pre-tax operating income ("OI")

Operating ROE is defined as non-GAAP operating earnings divided by average stockholders' equity available to common stockholders excluding accumulated other comprehensive income, other than foreign currency translation adjustment.

Non-GAAP pre-tax operating income is defined as income from continuing operations before income taxes per the audited Consolidated Statements of Operations less net realized capital gains (losses) less net income attributable to noncontrolling interest.

Average operating ROE was selected because it reflects the efficient use of Company capital in generating profits. Average pre-tax return on net revenue was selected as a measure because it is common among asset management peers and reflects the efficient use of Company expenditures in generating profits.

See non-GAAP financial measure reconciliations in Appendix C.

(6)
Pre-tax return on net revenue is defined as non-GAAP pre-tax operating earnings, divided by net revenue. Net revenue is defined as total non-GAAP operating revenues less benefits, claims, and settlement expenses less dividends to policyholders. See non-GAAP financial measure reconciliations in Appendix C.

(7)
Book value per share is defined as total ending common equity excluding accumulated other comprehensive income divided by the number of common shares outstanding end of year. This is a non-GAAP financial measure. See non-GAAP financial measure reconciliations in Appendix C.

38 2021 Proxy Statement

•
In the event of an award connected with an established stock program for non-Executives, the later of the date of approval or the grant date established by the stock program; and
•
For any other awards, the date of approval.

Benefits

The Named Executive Officers participate in Principal Life's broad-based employee benefits program, including:

•
A qualified pension plan (except Messrs. Dunbar and Halter(8));
•
A 401(k) plan;
•
Group health, dental, vision and disability coverage and life insurance;
•
A discounted employee stock purchase plan;
•
Flexible time off; and
•
Flexible spending account plans.

Principal Life also offers all Named Executive Officers (except Messrs. Dunbar and Halter) a non-qualified defined contribution plan ("Excess Plan") and a defined benefit non-qualified retirement plan ("NQDB"). These benefits are offered to attract and retain talent and provide long-term financial security to employees. The NQDB helps the Company attract midcareer Executives and retain Executives by providing competitive retirement benefits. The NQDB is coordinated with the qualified pension plan and is designed to restore benefits that otherwise would accrue to Executives in the absence of Tax Code limitations on the qualified pension plan. The narrative to the Pension Benefits Table on pages 48-50 provides additional information about the NQDB and the qualified pension plan. Principal Life maintains the Excess Plan to help attract and retain Executives by allowing Executives to save for retirement and to provide matching contributions on those savings, without regard to the limitations imposed by the Tax Code on 401(k) plans. The narrative to the Non-Qualified Deferred Compensation Table on page 52 provides additional information about the Excess Plan.

The value of the retirement and savings plans for Non-Grandfathered Participants (see page 49) is targeted to be, in the aggregate, slightly above the median of diversified financial services companies because a large portion of the Company's business centers on the sale of retirement products. The defined benefit pension plan for Grandfathered Choice Participants (see page 48) has a market value above the median and the 401(k) plan match for Grandfathered Choice Participants is below market median. These benefits were also originally designed to be slightly above market median to attract and retain employees.

All other benefits are targeted at market median in the aggregate, which supports the Company's benefit strategy and aids in attracting and retaining talent.

Change of Control and Separation Pay

The Committee believes it is in the best interests of Principal and its shareholders to:

•
Assure that Principal will have the continued service of its Executives;
•
Reduce the distraction of these Executives that would result from the personal uncertainties caused by a pending or threatened Change of Control;
•
Encourage the Executives' full attention and dedication to Principal; and
•
Provide the Executives with compensation and benefits upon a termination related to a Change of Control that are competitive with those of similar businesses.

For these reasons, Principal has entered into Change of Control Employment Agreements with each of the Executives. These agreements would help align the financial interests of management with the Company, particularly when the acquisition would result in termination of the Executive's employment. These Change of Control Employment Agreements are based on market practice and do not affect other components of the Executives' compensation. When entering into these agreements, the Committee reviewed survey data and practices of other public insurance and financial services companies. The Committee continues to review market practices in this area for potential changes in these agreements.

All benefits provided to the Executives upon a Change of Control are paid after both a Change of Control and qualifying termination of employment have occurred (sometimes referred to as a double trigger), except that the then current value of the Executive's Excess Plan and NQDB will be paid upon a Change of Control to ensure that the value of those plans is not reduced if the Company is sold. These agreements do not provide excise tax gross ups. See pages 54-56 for details.

(8)
On January 1, 2010, Executives in the Company's asset management operations stopped participating in the qualified pension plan, NQDB Plan or Excess Plan as these are not common benefits for executives in that industry. This change also applied to other investment professionals.

2021 Proxy Statement 39

The Company has a severance plan to provide benefits to employees whose employment is terminated by the Company due to a reorganization or reduction in the workforce. Additional payments may be permitted in some circumstances as a result of negotiations with Executives, particularly when Principal requests additional covenants from the Executives.

Stock Ownership Guidelines

Executives are required to own a meaningful amount of stock in the Company to ensure their interests are aligned with the shareholders' interests and with the Company's long-term performance. Once the Executive achieves the required stock ownership level based on market value, the ownership requirement remains at the number of shares owned at the time, regardless of subsequent changes in stock price or salary. Upon promotion, the Executive is required to meet the next level of stock ownership.

Until the ownership guideline is met, Executives are required to retain a portion of the "net profit shares" resulting from equity based long-term incentive plan grants. Net profit shares are the shares remaining after payment of the option exercise price and taxes owed at time of exercise, vesting of RSUs and PSUs or earn out of performance shares.

The percentage of net profit shares that must be retained until ownership requirements are met are shown below:

Executive Level	Retention Ratio	Multiple of Base Salary

Chairman (Houston)	75%	7 times

Division Presidents & Executive Vice Presidents (Dunbar, Halter, Strable-Soethout & Valdés)	50%	4 times

All Named Executive Officers comply with these guidelines.

Hedging Policy

Principal prohibits all employees, including Named Executive Officers, from purchasing any Principal securities on margin (except for exercising stock options); engaging in short sales or trading in any put or call options; and purchasing, directly or indirectly, any financial instrument (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that is designed to hedge or offset any decrease in the market value of Principal securities.

Repricing Policy

Principal has not repriced underwater stock options and we will not do so without shareholder approval.

Clawback Policy

The Committee has adopted a compensation recovery policy that applies to Executives. Principal can recover any incentive compensation if the amount of the compensation was based on achievement of financial results that were subsequently restated if the Committee decides that the Executive engaged in fraud or intentional misconduct that caused the restatement of the Company's financial statements, and if the amount of the Executive's incentive compensation or equity award would have been lower had the financial results been properly reported. Principal can also cancel or recover incentive compensation, received in the event of either reputational or financial harm to the Company that arises directly or indirectly from an Executive's misconduct, gross negligence, misfeasance or nonfeasance.

40 2021 Proxy Statement

Trading Policy

Principal prohibits Directors and employees, including Executives, from:

•
Purchasing Principal securities "on margin" (i.e., with the proceeds of a loan from a brokerage firm when the loan is secured by Principal securities), except for the exercise of employee stock options;
•
Short sales;
•
Trading in put or call options; and
•
Purchasing, directly or through a designee, any financial instrument (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that is designed to hedge or offset any decrease in the market value of Principal securities.

Gross-Up Policy

Executives do not receive any income tax gross-ups, except that all employees, including Executives, receive an income tax gross-up in connection with benefits provided with relocation.

Human Resources Committee Report

The Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and, based on such review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Jocelyn Carter-Miller, Chair
Michael T. Dan
Scott M. Mills
Alfredo Rivera
Elizabeth E. Tallett

Risk Assessment of Employee Incentive Plans

The Human Resources Compensation Department and the chief risk officers in the business units conducted a review and analysis of the Company's employee incentive compensation plans to determine whether the plans are reasonably likely to have a material adverse effect on the Company and reviewed their processes and conclusions with the Chief Risk Officer. The following factors, among others, were assessed:

•
Plan design;

•
Performance metrics and quality of goal setting;

•
Administrative procedures, including governance practices;

•
Plan compliance, communications and disclosures;

•
Potential risks created by the plans;

•
Risk control factors and their effectiveness; and

•
Inherent and residual risk ratings.

Some key factors that mitigate risks to the Company of its incentive plans are the Company's stock ownership guidelines for Executives, the compensation recovery policy and the Human Resources Committee's ability to exercise its judgment in evaluating the quality of performance achievements when determining earned compensation. Employees are prohibited from purchasing the Company's securities on margin (except for the exercise of stock options); engaging in short sales or trading in any put or call options; and purchasing, directly or through a designee, any financial instrument (including prepaid variable forward contracts, equity swaps, collars and exchange funds) designed to hedge or offset any decrease in the market value of Company securities.

A summary of the assessment process and conclusions was reviewed with the Committee. Based on this analysis, the Company has determined that its employee incentive compensation plans are designed to encourage behaviors that create and maintain shareholder value, do not encourage excessive risk, and are not reasonably likely to have a material adverse effect on Principal.

2021 Proxy Statement 41

Summary Compensation Table

The following table sets forth the compensation paid to the Named Executive Officers for services provided to the Company and its subsidiaries during 2018, 2019 and 2020.

Name	Year	Salary(1)	Bonus	Stock Awards(2)(3)	Option Awards(2)	Non Equity Incentive Compensation(4)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings(5)	All Other Compensation(6)	Total(7)

Houston	2020	$890,385	$0	$3,874,991	$3,874,991	$2,671,154	$4,010,196	$292,701	$15,614,418
	2019	$900,000	$0	$3,487,482	$3,487,500	$3,375,000	$3,277,616	$220,453	$14,748,051
	2018	$900,000	$0	$3,375,009	$3,375,034	$2,544,000	$1,762,655	$270,319	$12,227,017

Strable-Soethout	2020	$588,923	$0	$886,859	$886,880	$824,492	$1,944,503	$102,767	$5,234,424
	2019	$595,500	$0	$818,807	$818,800	$990,019	$1,389,310	$79,569	$4,692,005
	2018	$589,058	$0	$818,816	$818,829	$721,000	$411,396	$94,732	$3,453,831

Dunbar	2020	$558,462	$0	$1,199,981	$1,199,987	$1,876,431	$543,892	$35,412	$5,414,165
	2019	$600,000	$0	$1,199,993	$1,200,000	$2,472,000	$639,025	$65,534	$6,176,552
	2018	$545,769	$0	$599,045	$599,049	$766,833	$0	$53,727	$2,564,423

Halter	2020	$535,192	$0	$891,256	$891,266	$1,609,430	$591,232	$21,125	$4,539,501
	2019	$575,000	$0	$848,113	$848,150	$2,072,875	$669,048	$14,250	$5,027,436
	2018	$544,115	$0	$974,607	$524,799	$1,623,000	$0	$13,875	$3,680,396

Valdés	2020	$572,889	$0	$769,380	$769,368	$478,935	$182,042	$71,480	$2,844,094
	2019	$615,500	$0	$769,380	$769,400	$643,198	$176,219	$72,564	$3,046,261
	2018	$613,192	$0	$769,360	$769,379	$471,000	$143,110	$92,762	$2,858,802

(1)
Includes 2020 salary deferred into the qualified 401(k) Plan and the Excess Plan, as shown below (information on deferrals for 2019 was included in last year's proxy statement):

Named Executive Officer	401(k) Employee Contribution	Excess Plan Employee Contributions	Total Employee Contributions

Houston	$19,846	$71,231	$91,077

Strable-Soethout	$19,500	$58,892	$78,392

Dunbar	$25,506	$0	$25,506

Halter	$15,346	$0	$15,346

Valdés	$25,606	$34,373	$59,979

(2)
Amounts represent the grant-date fair value of Option awards granted in 2020, 2019 and 2018 under the ICP. Values in respect of Options and PSUs were determined in accordance with Topic 718, and the assumptions made in calculating them can be found in Note 18 of the Notes to the Consolidated Financial Statements in Item 8 of our 2020 Form 10-K. The Option awards granted in 2020 are described in more detail in the Grants of Plan-Based Awards table on page 44.

42 2021 Proxy Statement

(3)
PSUs will be earned and paid in shares of Common Stock only if performance requirements are met or exceeded. The PSUs are eligible for dividend equivalents, and the dividend equivalents are subject to the same performance requirements as the corresponding PSUs and are only earned if the performance measures are met or exceeded. The maximum payout for the 2018, 2019, and 2020 PSUs is 150% of the target number of PSUs. If the PSUs granted in 2020 are earned at the maximum payout, the grant date value of such PSUs would be as shown in the following table, and the amounts reported in the Stock Awards column, above, would be increased by the amount shown in the column to the far right of the following table.

Named Executive Officer	Amount by Which Aggregate Grant Date Values Reported Would be Increased

Houston	$1,937,495

Strable-Soethout	$443,430

Dunbar	$599,990

Halter	$445,628

Valdés	$384,690

(4)
The amounts shown represent annual incentive compensation awards earned in 2020 and paid in 2021 and include the following amounts deferred into the qualified 401(k) Plan and Excess Plan:

Named Executive Officer	Employee Contributions on Incentive Pay

Houston	$218,308

Strable-Soethout	$412,246

Dunbar	$0

Halter	$10,654

Valdés	$37,400

(5)
The amounts accrued each year differs from the amount accrued in prior years due to increases in age, service and pay. The change in pension value is also highly sensitive to changes in the interest rate used to determine the present value of the payments to be made to the executive. In particular, incremental increases for Mr. Houston and Ms. Strable-Soethout are especially sensitive as they are still earning benefits under the Traditional Formula. Assumptions underlying the determination of the amount of increase in actuarial value for both the qualified and non-qualified pension plans are disclosed on page 51. Changes in these assumptions and compensation changes will impact this value annually. There are no above market earnings on deferred compensation.

In past proxy statements, the same actuarial assumptions have been used regardless of whether a Named Executive Officer with a benefit under the Traditional Formula has elected to receive their NQDB plan distribution in the form of an annuity or as a lump sum payment. Because a different discount rate is used for determining lump sum payments, the company has changed the assumptions used to value the NQDB reflected in the Summary Compensation Table to reflect the Named Executive Officer's elected form of distribution. This is a better reflection of the value of the benefit that will ultimately be paid to the Named Executive Officer.

For Messrs. Dunbar and Halter, the 2018 Change in Pension Values are ($58,211) and ($182,357) respectively. Pursuant to SEC reporting rules, a negative Change in Pension Value is reported in the Summary Compensation Table as a zero.

(6)
All Other Compensation for the Named Executive Officers consists of the following:

Name	Perquisites & Other Personal Benefits(a)	Principal Life Contributions to Defined Contribution Plans(b)	Total

Houston	$36,778	$255,923	$292,701

Strable-Soethout	$8,031	$94,736	$102,767

Dunbar	$20,787	$14,625	$35,412

Halter	$6,500	$14,625	$21,125

Valdés	$0	$71,480	$71,480

(a)
Represents the incremental aggregate cost to Principal for all perquisites provided during the year, including the value of an annual physical examination, business spousal travel, and gifts given to all sales conference attendees. Mr. Houston's information includes the use of the Company's corporate aircraft for limited personal travel. In addition, we have included director fees for Ms. Strable-Soethout, Mr. Dunbar and Mr. Halter for serving on the boards of certain international affiliates.

2021 Proxy Statement 43

(b)
The amounts shown below are Principal Life's matching contributions to the 401(k) Plan and the Excess Plan. The Excess Plan's matching contributions are also included in Principal Life's contributions in the Non-Qualified Deferred Compensation table on page 52.

Named Executive Officer	401(k) Matching Contribution Made by Principal Life	Excess Plan Matching Contribution Made by Principal Life	Total

Houston	$14,625	$241,298	$255,923

Strable-Soethout	$14,625	$80,111	$94,736

Dunbar	$14,625	$0	$14,625

Halter	$14,625	$0	$14,625

Valdés	$14,625	$56,855	$71,480

(7)
Sum of the total dollar value of the other columns in this table.

Grants of Plan-Based Awards for Fiscal Year End December 31, 2020

	Grant	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			Other Stock	Other Option	Exercise	Fair

Name	Date	Threshold	Target	Maximum(1)	Threshold	Target	Maximum	Awards	Awards(3)	Price(4)	Value(5)

Houston		$0	$3,338,942	$10,016,826
	02/24/2020				18,727	74,908	112,362				$3,874,991
	02/24/2020								401,970	$51.73	$3,874,991

Strable-Soethout		$0	$1,030,615	$3,091,846
	02/24/2020				4,286	17,144	25,716				$886,859
	02/24/2020								92,000	$51.73	$886,880

Dunbar		$0	$2,233,846	$6,701,538
	02/24/2020				5,799	23,197	34,796				$1,199,981
	02/24/2020								124,480	$51.73	$1,199,987
Halter		$0	$1,915,988	$5,747,965
	02/24/2020				4,307	17,229	25,844				$891,256
	02/24/2020								92,455	$51.73	$891,266
Valdés		$0	$630,177	$1,890,532
	02/24/2020				3,718	14,873	22,310				$769,380
	02/24/2020								79,810	$51.73	$769,368

(1)
The maximum award shown is the maximum aggregate award payable under the PrinPay Plan for the Named Executive Officers.

(2)
These columns reflect PSUs granted on February 24, 2020. These PSUs will vest, if at all, according to the 2020-2022 PSU performance scale outlined on page 38, subject to continued employment through the end of the performance period. The maximum payout for the 2020 PSUs is 150% of the target number of PSUs.

(3)
Amounts represent the grant date fair value of the award determined in accordance with Topic 718. All assumptions made in calculating the aggregate fair value can be found in Note 18 of the Notes to the Consolidated Financial Statements included in Item 8 of our 2020 Form 10-K.

(4)
The per-share option exercise price is the closing price of the Common Stock on the date of grant.

(5)
Represents the grant date fair value of the award at target.

44 2021 Proxy Statement

Outstanding Equity Awards at Fiscal Year End December 31, 2020

					Stock Awards
								Equity Incentive Plan Awards: Market or payout value of Unearned Shares, Units, or Other Rights that Have Not Vested(4)
	Option Awards						Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested(3)
						Market Value of Shares or Units of Stock that Have Not Vested
Name	Number of Securities Underlying Unexercised Options Exercisable(1)	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested(2)

Houston	59,060	0	$44.88	02/24/2024
	70,210	0	$51.33	02/23/2025
	224,465	0	$37.38	02/22/2026
	161,660	0	$62.78	02/27/2027
	151,516	75,759	$63.98	02/26/2028			26,600	$1,319,626
	116,250	232,500	$53.09	02/25/2029			72,372	$3,590,357
	0	401,970	$51.73	02/24/2030			79,330	3,935,544

Strable-Soethout	68,040	0	$37.38	02/26/2026
	50,475	0	$62.78	02/27/2027
	36,760	18,380	$63.98	02/26/2028			6,453	$320,133
	27,293	54,587	$53.09	02/25/2029			16,992	$842,961
	0	92,000	$51.73	02/24/2030			18,156	$900,718

Dunbar	69,025	0	$37.38	02/26/2026
	41,395	0	$62.78	02/27/2027
	26,893	13,447	$63.98	02/26/2028			4,722	$234,258
	40,000	80,000	$53.09	02/25/2029			24,902	$1,235,391
	0	124,480	$51.73	02/24/2030			24,566	$1,218,732

Halter	23,560	11,780	$63.98	02/26/2028	6,715	$333,111	4,726	$234,457
	28,271	56,544	$53.09	02/25/2029			17,600	$873,131
	0	92,455	$51.73	02/24/2030			18,246	$905,183

Valdes	49,275	0	$62.78	02/27/2027
	34,540	17,270	$63.98	02/26/2028			6,064	$300,835
	25,646	51,294	$53.09	02/25/2029			15,966	$792,076
	0	79,810	$51.73	02/24/2030			15,751	$781,403

(1)
All options vest in three equal installments on the first, second and third anniversaries of the grant date. Each of these options is also subject to accelerated vesting in certain events, such as the Named Executive Officer's death, disability or retirement (awards granted prior to January 1, 2016), or upon the occurrence of a Change of Control.

(2)
All RSUs vest on the third anniversary of the grant date.

(3)
The PSUs granted in 2018 vested on December 31, 2020 and are disclosed at 44% of target in accordance with ASC Topic 718. The PSUs granted in 2019 will vest on December 31, 2021 and, subject to continued performance through that date, will pay out based on performance against certain ROE and Book Value/Share performance goals, but only if either the ROE or operating income threshold performance measure is met as approved by the Human Resources Committee. PSUs granted in 2020 will vest on December 31, 2022 and, subject to continued performance through that date, will pay out based on performance against certain ROE and Book Value/Share performance goals, but only if either the ROE or operating income threshold performance measure is met as approved by the Human Resources Committee.

(4)
Assumes a stock price of $49.61 per share, the closing price of a share of Common Stock on the last trading day of the year, December 31, 2020, reported for the Nasdaq.

Named Executive Officers may defer PSUs that are earned and would otherwise be paid shortly after the performance period. Annual cash incentive awards, as shown in the Non-Equity Incentive Compensation column of the Summary Compensation Table, may also be deferred into the Excess Plan.

2021 Proxy Statement 45

Option Exercises and Stock Vesting

The following table provides information concerning the exercise of stock options and the vesting of RSUs and PSUs during calendar year 2020 for each Named Executive Officer on an aggregated basis.

	Option Awards		Stock Awards

Named Executive Officer	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2)

Houston	0	$0	26,600	$1,584,828

Strable-Soethout	19,160	$320,794	6,453	$384,470

Dunbar	0	$0	4,722	$281,337

Halter(3)	0	$0	22,026	$1,091,388

Valdés	0	$0	6,064	$361,293

(1)
Represents the difference between the market price of the underlying shares of Common Stock on the date of exercise and the exercise price of the exercised option.

(2)
Represents the market value of PSUs granted in 2018 that settled on February 22, 2021, at $59.58 upon Committee approval of the final performance modifier of 44%. The actual payout was determined applying negative discretion.

(3)
Mr. Halter's Stock Awards represent the market value of 8,910 PSUs granted in 2018 that settled on February 22, 2021 at $59.58 upon Committee approval of the final performance modifier of 44%. The actual payout was determined applying negative discretion. Additionally, Mr. Halter's Stock Awards represent 17,300 RSUs granted in 2017 that settled on February 27, 2020 at $46.81.

2020 CEO Pay Ratio

Consistent with Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K (the pay ratio rule), we are providing the following information about the relationship of the annual total compensation of our median employee and the annual total compensation of our CEO, Mr. Houston, for our fiscal year ended December 31, 2020. We believe the pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

In determining the median employee, we reviewed the base salary and bonus payments for all of Principal's U.S. employees and Career Agents (who are statutory employees), and employees in Chile, India and Mexico as of October 1, 2020, other than our CEO. All compensation was converted to U.S. dollars, using the relevant exchange rate for any compensation paid in other currencies. Base salaries for employees in the U.S. were annualized for full and part-time employees who were not employed for the full year of 2020. This process resulted in the identification of an employee whose base salary and bonus was anomalous. As a result, we identified employees whose base salary and bonus payments were within a tight range around the true median employee and selected as our median employee an employee whose base salary, bonus payments and benefits were adjacent to the true median employee. We selected this median employee because the employee's annual total compensation better reflected our compensation practices for a representative employee. This employee works in the U.S.

We calculated the median employee's annual total compensation in the same manner as the CEO's annual total compensation, and then added the value of the Company's 401(k) plan, pension plan, medical benefits and welfare benefits. Adding the value of these benefits to our CEO's total compensation, resulted in total of $15,740,608, for purposes of determining the ratio, which amount differs from his Total Compensation reported in the Summary Compensation Table as this includes certain benefits. The median employee's annual total compensation was $81,523. Based on this information, for 2020, the ratio of the annual total compensation of the CEO to the annual total compensation of the median employee was 193 : 1.

On December 31, 2020, the Company employed 10,536 U.S. based employees, had 1,349 Career Agents (who are statutory employees), 1,796 employees in Chile, 1,758 employees in Mexico and 1,968 employees in India, for a total of 17,407 employees.

Non-U.S. employees in other jurisdictions, which collectively constitute less than five percent of the total number of employees, were not included in the calculation as permitted by the de minimis exemption under SEC rules. As of

46 2021 Proxy Statement

December 31, 2020, the number of employees in these excluded countries is represented below. Including these employees on December 31, 2020, the Company employed 18,699 employees.

Australia	11

Brazil	65

China	10

France	10

Germany	36

Great Britain	111

Hong Kong	391

Indonesia	38

Ireland	13

Italy	3

Japan	28

Luxembourg	4

Malaysia	367

Netherlands	6

Philippines	2

Portugal	2

Singapore	54

Spain	6

Switzerland	3

Thailand	127

United Arab Emirates	5

2021 Proxy Statement 47

Pension Plan Information

Participant Group	Pension Benefit Formula

Grandfathered
Participants

Grandfathered Participants were age 47 or older with at least ten years of service on December 31, 2005, and elected to retain the prior benefit provisions under the Defined Benefit ("DB") Plan and the NQDB and to forego receipt of the additional matching contributions offered under the 401(k) and Excess Plans.

Currently, no Named Executive Officer is a Grandfathered Participant.

Defined Benefit Plan (Traditional Formula)

39.2% of Average Compensation (the highest five consecutive years' total Payout of the past ten years of Pay. "Pay" is the Named Executive Officer's base salary and annual incentive bonus up to the Tax Code limits) below the Integration Level(1) plus 61.25% of Average Compensation above the Integration Level.

Cash Balance Plan—The Annual Pay Credits are calculated using the table below

		Annual Pay Credit
	Age+ Service Years (Points)	Contribution on All Pay	Contribution on Pay Above Taxable Wage Base(2)

	< 40	4.00%	2.00%

	40 – 49	5.50%	2.75%

	50 – 59	7.00%	3.50%

	60 – 69	9.00%	4.50%

	70 – 79	11.50%	5.75%

	80 or more	14.00%	7.00%

NQ Defined Benefit

The NQDB benefit formula for Grandfathered Participants hired before January 1, 2002 is the greater of:

•

65% of Average Compensation, offset by Social Security and DB Plan benefits; or

•

The greater of the traditional or cash balance DB Plan benefit for Grandfathered Participants without regard to Tax Code limits, offset by the benefit that can be provided under the DB Plan.

(1)   The Covered Compensation Table in the Tax Code.

(2)   The Social Security Taxable Wage Base.

48 2021 Proxy Statement

Participant Group	Pension Benefit Formula

Non-Grandfathered Participants Non-Grandfathered Participants will receive the greater of the benefit provided under the Traditional Benefit Formula or the Cash Balance Formula.	Defined Benefit Plan

Traditional Formula—35% of Average Compensation below the Integration Level plus 55% of Average Compensation above the Integration Level.

Cash Balance Formula—The Annual Pay Credits are calculated using the table below

		Annual Pay Credit
	Age+ Service Years (Points)	Contribution on All Pay	Contribution on Pay Above Taxable Wage Base(2)

	< 40	3.00%	1.50%

	40 – 59	4.00%	2.00%

	60 – 79	5.50%	2.75%

	80 or more	7.00%	3.5%

•

Mr. Houston and Ms. Strable-Soethout earn benefits under the Traditional and Cash Balance Formulas. When benefits begin, they will receive the greater of the benefit under the Traditional Formula or Cash Balance Formula.

•

Mr. Dunbar most recently earned benefits under the Cash Balance Formula prior to his promotion on September 15, 2018. Mr. Dunbar also has a frozen benefit earned for service prior to January 1, 2010 where he will receive the greater of the Traditional Formula or Cash Balance Formula.

•

Mr. Halter has not accrued any benefit under this plan since January 1, 2010. When the frozen benefits are payable, he will receive the greater of the Traditional Formula of Cash Balance Formula.

•

Mr. Valdés primary retirement benefit will be the Cash Balance Formula. Mr. Valdés will also have a small benefit under the Traditional Formula due to service prior to January 1, 2006.

Non-Qualified Defined Benefit

The NQDB benefit formula for Non-Grandfathered Participants hired before January 1, 2002 is:

•

The traditional or cash balance pension plan benefit for Non-Grandfathered Choice Participants (whichever is greater) without regard to Tax Code limits, offset by the benefit that can be provided under the DB Plan.

For employees who were active participants in the plan on December 31, 2005, their accrued benefit will not be less than their accrued benefit determined as of that date.

There is a reduction for benefits paid under the Traditional Formula that begin prior to the Named Executive Officers attaining Normal Retirement Age:

•

Principal subsidizes early retirement if the Named Executive Officer remains employed until Early Retirement Age (age 57 with 10 years of service), which is the earliest date an employee may begin receiving retirement benefits.

•

The early retirement benefits for Grandfathered Choice Participants (and Non-Grandfathered Choice Participants for benefits accrued prior to January 1, 2006) range from 75% at age 57 to 100% at age 62. The early retirement benefits for Non-Grandfathered Choice Participants for benefits accrued after December 31, 2005 range from 75% at age 57 to 97% at age 64.

•

If the Named Executive Officer terminates employment before reaching Early Retirement Age, Principal Life does not subsidize early retirement. The early retirement benefits range from 58.6% at age 57 to 92.8% at age 64.

•

Benefits under the Traditional Formula are eligible for a Cost of Living Adjustment (COLA) after retirement benefits begin. For Non-Grandfathered Participants only benefits accrued as of December 31, 2005 receive this adjustment. The COLA is based on the Consumer Price Index.

2021 Proxy Statement 49

Participant Group	Pension Benefit Formula

Changes Effective January 1, 2023	The Company has announced participant benefit accruals under the Grandfathered and Non-Grandfathered Traditional Formulas in the Defined Benefit and Non-Qualified Defined Benefit Plans will stop effective December 31, 2022. Effective January 1, 2023, participants will begin accruing benefits solely under the Non-Grandfathered Cash Balance Formula. For participants impacted by this change, benefits earned prior to January 1, 2023 will continue to be paid based on the greater of the Traditional or Cash Balance benefit. Benefits earned after December 31, 2022 will be payable as an additional Cash Balance benefit.

Pension Distributions

Participants receive an annuity under the traditional benefit formula in the DB Plan. The qualified cash balance benefit formula in the DB Plan allows for benefits as an annuity or lump sum.

NQDB benefits may be paid as a lump sum at termination/retirement, or as an annuity. Distributions may also be allowed at death or a change of control. For participants in the plan prior to January 1, 2010, a mandatory payment occurs at age 65, and they may elect for payments on a specified date between age 60 and 65.

50 2021 Proxy Statement

Pension Benefits

Named Executive Officer	Plan Name	Number of Years Credited Service(1)	Present Value of Accumulated Benefit at Normal Retirement Age(2)	Payments During Last Fiscal Year

Houston	Qualified Pension	36	$1,731,528	$0
	NQDB		$14,900,797	$0

Strable-Soethout	Qualified Pension	30	$1,204,586	$0
	NQDB		$4,748,563	$0

Dunbar(3)	Qualified Pension	24	$1,665,061	$0
	NQDB		$3,333,626	$0

Halter	Qualified Pension	26	$1,188,663	$0
	NQDB		$3,582,406	$0

Valdés	Qualified Pension	10	$328,204	$0
	NQDB		$862,919	$0

(1)
As of December 31, 2020.

(2)
Benefit calculations have been made using the following assumptions:

•
Annuity Basis Discount Rate (for Traditional Benefit): 3.25% for December 31, 2019 and 2.50% for December 31, 2020.

    Cost of Living 1.50% for December 31, 2019 and December 31, 2020

    Mortality: Qualified: PRI-12 (white collar for salaried and total for all others) for December 31, 2019, and PRI-12 White Collar for December 31, 2020

Non-Qualified: PRI-12 White Collar for December 31, 2019 and December 31, 2020

Improvement: For December 31, 2019, RPEC-2014-v2019 model using historical data through 2017 (graduated from 2015). For December 31, 2020, RPEC-2014-v2020 model using historical data through 2018 (graduated from 2016).
Convergence: For December 31, 2019, 7-year to SSA 2010-2088 improvement scale (SSA Trustees Report 2014). For December 31, 2020, 10-year to SSA 2010-2088 improvement scale (SSA Trustees Report 2014).

    Traditional benefits under the qualified DB Plan must be paid as annuity. Under the NQDB Plan, Named Executive Officers may elect whether benefits will be paid as annuity or in a single sum payment. Ms. Strable-Soethout and Messers. Halter and Dunbar have elected their NQDB benefit to be paid as an annuity.

  •
  Lump Sum Basis Discount Rate (for Traditional Benefit): for those Named Executive Officers who have elected to receive their traditional NQDB benefits in a single lump sum payment (Messrs. Houston and Valdés) the present value of their Traditional NQDB benefits has been determined using a discount rate as follows: For December 31, 2019, 6.85%. For December 31, 2020, 6.65%.

  •
  Lump Sum Mortality: For December 31, 2019, 2020 IRS Mortality for 417(e). For December 31, 2020, 2021 IRS Mortality for 417(e).

  •
  Cost of living increase:. For December 31, 2019 and December 31, 2020; 1.50% for all expected benefits.

  •
  Retirement age of 65 for Messers. Houston and Halter and Ms. Strable-Soethout, who will have reduced benefits prior to that point. Retirement age of 65 for Messers. Dunbar and Valdés frozen traditional benefit plus current cash balance account. The present value of the cash balance benefit is the current account balance projected with the cash balance interest crediting rate to age 65 and then discounted back to the current age using the annuity basis discount rate with no mortality (Messers Dunbar and. Valdés' cash balance account); and

  •
  Cash balance interest for participants crediting rate of 5.0% for December 31, 2019 and December 31, 2020 [4.0% if hired on or after July 1, 2019.]

(3)
Mr. Dunbar stopped accruing benefits on September 14, 2018.

2021 Proxy Statement 51

Non-Qualified Deferred Compensation

Named Executive Officer	Executive Contributions in Last Fiscal Year(1)	Principal Life Contributions in Last Fiscal Year(2)	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals / Distributions	Aggregate Balance at Last Fiscal Year End(3)

Houston	$341,231	$241,298	$1,167,848	$0	$7,477,490

Strable-Soethout	$553,902	$80,111	$536,714	$0	$3,827,980

Halter	$0	$0	$29,659	$0	$193,150

Dunbar	$0	$0	$48,836	$0	$1,024,375

Valdés	$72,965	$56,855	$163,597	$0	$1,371,456

(1)
The amounts shown as "Executive Contributions" have either been included in the Salary column of the Summary Compensation Table on page 42 or represent annual incentive payment deferrals earned in 2019 and credited to the Named Executive Officers' accounts during 2020.

(2)
The amounts shown as "Principal Life Contributions" are included in the "All Other Compensation Column" of the Summary Compensation table on page 42.

(3)
The end of year 2020 aggregate balances include the following deferrals and matching contributions from years prior to 2020:

Named Executive Officer	Employee Deferral Prior to 1/1/2020	Principal Life Match Prior to 1/1/2020	Total

Houston	$1,973,279	$1,317,038	$3,290,317

Strable-Soethout	$1,615,227	$482,833	$2,098,060

Dunbar	$259,412	$184,279	$443,691

Halter	$47,714	$35,785	$83,499

Valdés	$490,973	$349,063	$840,036

Qualified 401(k) Plan and Excess Plan

Plan Feature	Qualified 401(k) Plan	Excess Plan

Deferrals	1-15% of base salary and up to 100% of annual incentive compensation awards (1-100% of base pay if not contributing to the Excess Plan) up to the limits imposed by the Tax Code.	1-15% of base salary and up to 100% of annual incentive compensation awards.

Investment Options	There are 20 investment options and investment and investment returns are based on the participant's investment direction.	The investment options represent "phantom" units tied to the results of the reference funds listed on page 53. The investment return is based on the participant's investment direction.

Distributions	Allowed at various times including termination, death and disability.	Allowed at various times including termination, death, specified date, change of control, unforeseen emergency and mandatory payment at age 65.

Vesting	3-year cliff	Immediate

52 2021 Proxy Statement

The following are the investment options available to all participants in the Excess Plan; each option represents "phantom" units tied to the listed funds (parenthesized information indicates share class):

Investment Option	1 Year Rate Of Return (12/31/2020)

Principal Blue Chip Fund (Institutional)	34.78%
Principal Equity Income Fund (Institutional)	6.54%
Principal LargeCap S&P 500 Index Fund (Institutional)	18.14%
Principal LargeCap Growth Fund I (Institutional)	36.06%
Principal MidCap Fund (Institutional)	18.26%
Principal SmallCap Value II Fund (Institutional)	3.62%
Principal SmallCap S&P 600 Index Fund (Institutional)	11.22%
Principal SmallCap Growth I Fund (Institutional)	42.06%
Principal Real Estate Securities Fund (Institutional)	–3.23%
Principal International Emerging Markets Fund (Institutional)	18.44%
Principal Diversified International Fund (Institutional)	17.31%
Principal LifeTime Hybrid 2015 Fund (R6)	11.83%
Principal LifeTime Hybrid 2020 Fund (R6)	12.66%
Principal LifeTime Hybrid 2025 Fund (R6)	13.72%
Principal LifeTime Hybrid 2030 Fund (R6)	14.78%
Principal LifeTime Hybrid 2035 Fund (R6)	15.05%
Principal LifeTime Hybrid 2040 Fund (R6)	15.41%
Principal LifeTime Hybrid 2045 Fund (R6)	15.87%
Principal LifeTime Hybrid 2050 Fund (R6)	15.96%
Principal LifeTime Hybrid 2055 Fund (R6)	15.75%
Principal LifeTime Hybrid 2060 Fund (R6)	16.07%
Principal LifeTime Hybrid 2065 Fund (R6)	16.58%
Principal LifeTime Hybrid Income Fund (R6)	10.10%
Principal Core Plus Bond Fund (Institutional)	9.68%
Principal Inflation Protection Fund (Institutional)	10.59%
Principal Government & High Quality Bond Fund (Institutional)	2.75%
Principal Financial Group, Inc. Employer Stock Fund	–5.73%
Principal Diversified Real Asset Fund (Institutional)	3.97%
Principal Select Stable Value Fund	0.04%

Severance Plans

Messrs. Houston and Halter and Ms. Strable-Soethout are eligible for severance under the Company's severance plan if they are terminated because of layoffs, position elimination or similar reasons. They are not eligible for severance benefits if they take a comparable job with Principal Life, fail to sign a release of claims against Principal Life, and/or for other specified reasons. The benefit payable under the severance plan is the greater of one week of base salary for each year of service with Principal Life or two weeks of base salary for each $10,000 of annual base salary (rounded to the nearest $10,000), up to a maximum of 52 weeks. The severance plan also provides for three months of reimbursement of premium for continuation of medical, dental and vision insurance under the retiree medical plan if the Executive is eligible to retire or COBRA if the Executive is not eligible to retire. In circumstances in which the severance plan does not apply, the Human Resources Committee would determine whether any severance benefits would be paid to Messrs. Houston and Halter and Ms. Strable-Soethout.

2021 Proxy Statement 53

The following table illustrates the severance or contractual benefits that the Named Executive Officers would have received had they qualified for such benefits on December 31, 2020.

Named Executive Officer	Severance	Outplacement Services	COBRA Reimbursement	Total

Houston	$1,000,000	$40,000	$5,617	$1,045,617

Strable-Soethout	$645,000	$40,000	$1,500	$686,500

Halter	$575,000	$40,000	$7,119	$622,119

Change of Control Employment Agreements

Principal has Change of Control Employment Agreements with each of the Named Executive Officers currently employed. These Agreements provide market-based severance protection and do not provide excess tax gross ups. The Agreements have an initial term of two years and will automatically renew for successive one-year periods unless Principal provides a notice electing not to extend the term. If during the term of these agreements a Pre-Change of Control Event or a Change of Control occurs, the term of the agreements will extend until the second anniversary of a Change of Control. These agreements provide that if payments upon termination of employment related to a Change of Control would be subjected to the excise tax imposed by Section 4999 of the Tax Code, and if reducing the amount of the payments would result in greater benefits to the Named Executive Officer (after taking into consideration the payment of all income and excise taxes that would be owed as a result of the Change of Control payments), Principal will reduce the Change of Control payments by the amount necessary to maximize the benefits received, determined on an after tax basis.

The severance and other benefits provided under these agreements will be available to Named Executive Officers upon a Change of Control if their employment is terminated following or in connection with a Pre Change of Control Event, or if any third party ends or adversely changes the terms and conditions of their employment. For a termination prior to a Change of Control, such termination or change in employment is deemed to have occurred immediately following the date on which a Change of Control occurs, rather than at the time the termination or change in employment actually occurs.

Under these Agreements, a Pre-Change of Control Event means:

•
An offer that would result in a third party owning 40% or more of the Company's voting securities;

•
A proxy solicitation or contest for the election of one or more members of the Company's Board; or

•
An agreement that would result in a Change of Control.

Under these Agreements, a Change of Control means:

•
Any person becoming an owner of 40% or more of the Company's Common Stock;

•
Directors on the Board on the date of the Agreements (or those thereafter nominated for election, or elected to replace such Directors by certain incumbent Directors) are no longer a majority of the Board;

•
A merger, reorganization, consolidation or similar transaction in which the shareholders of Principal do not continue to own more than 60% of the voting securities of the surviving corporation or its ultimate parent corporation; or

•
Approval by the shareholders of Principal of a sale of its assets or a plan of liquidation.

These Agreements also provide:

•
That the Named Executive Officers receive specified salary, annual incentive compensation and benefits for two years following a Change of Control if their employment continues after the Change of Control;

•
That if the successor to Principal agrees to issue equity to replace the equity awards, they received from Principal, the outstanding equity awards will continue or will become equity related to the common stock of the successor company ("Successor"). Any outstanding performance based equity awards will be converted into time vesting restricted stock or RSUs for Principal stock (or the stock of the Successor). If the Successor does not or cannot agree to such substitution, then any such awards that are not converted will become fully vested, exercisable and/or distributable upon the Change of Control. In addition, the Agreements and equity award agreements

54 2021 Proxy Statement

  specify that the Committee (as made up immediately prior to the Change of Control) determines whether awards will be settled in cash;

•
For severance and other benefits, if their employment is terminated without "Cause" or by the Named Executive Officer voluntarily for Good Reason. Termination without Cause or by the Named Executive Officer for Good Reason is referred to as a Qualifying Termination; and

•
That they will vest in all benefits previously accrued under the NQDB and Excess Plans, and these benefits will be paid in accordance with these plans.

The benefits received upon a Change of Control without termination of employment include the current vested account balance in the Excess Plan and the current vested benefit in the NQDB, according to change of control distribution elections on file for these plans.

For purposes of the Agreements, Good Reason means negative changes in the terms and conditions of the Named Executive Officer's employment, consisting of:

•
Failure to pay base salary;

•
Failure to pay the annual bonus or a reduction in annual bonus opportunity;

•
Material adverse change in position, authority or duties;

•
Material reduction in the aggregate compensation and benefits;

•
Relocation to any office or location more than 50 miles from where the Named Executive Officer worked immediately before the Change of Control;

•
Any material breach of the Change of Control Employment Agreement;

•
Any purported termination the Company claims is for Cause, but fails to satisfy the requirements for a Cause termination; or

•
The failure of the Successor to be bound by the Agreements.

Cause means any one or more of the following:

•
Commission of certain crimes;

•
Misconduct or habitual neglect of duties; or

•
Willful or intentional breach of the Change of Control Employment Agreement.

The benefits to be paid or provided under the Agreements if termination occurs for Good Reason or without Cause consist of:

•
Lump sum severance benefits equal to two times the sum of the annual base salary and target annual bonus;

•
Immediate vesting of all stock options, stock appreciation rights, shares of restricted stock, PSAs, PSUs, performance units, RSUs and deferred stock units;

•
A prorated annual bonus for the year of termination minus the amount paid for the bonus at the time of the Change of Control; and

•
The reimbursement for legal fees and other related expenses to enforce the Agreements.

In addition, until the third anniversary of the date of the Named Executive Officer's termination, he or she and his or her eligible family members will receive medical, prescription drug, dental, vision, group term life insurance, and accidental death and dismemberment coverages comparable to those received by Executives whose employment continues.

Pursuant to these Agreements, the Named Executive Officers agreed that for one year following a termination of employment that results in the Named Executive Officer receiving the severance benefits described above, he or she will not work for a competing business, solicit employees or customers, or interfere with the relationships of the Company, its affiliates and subsidiaries with their employees or customers.

2021 Proxy Statement 55

Potential Payments Upon Termination Related to a Change of Control

The following table describes the potential payments upon involuntary termination without Cause or voluntary termination for Good Reason following a Change of Control. The calculations provided in the table assume:

•
the Change of Control and termination of employment occurred on December 31, 2020;

•
per share price of the Company's Common Stock was $49.61, the closing price as of December 31, 2020, the last trading day of the year.

Named Executive Officer	Cash Severance(1)	Spread on Previously Unvested Options	Value of Previously Unvested Restricted Stock & Performance Shares(2)	Benefits Continuation(3)	Accelerated Pension Benefit(4)	Total Termination Benefits (before taxes)

Houston	$9,500,000	$0	$8,845,527	$79,193	$0	$18,424,720

Strable-Soethout	$3,547,500	$0	$2,063,812	$59,088	$0	$5,670,400

Halter	$5,267,000	$0	$2,012,771	$94,704	$0	$7,374,475

(1)
Cash severance equals two times the sum of base salary and target annual bonus. In addition, the Named Executive Officers would be entitled to a pro rata bonus for the year of termination.

(2)
Equals the full value of unvested restricted shares and unearned performance shares as of December 31, 2020, where vesting would be accelerated, at a stock price of $49.61. Performance shares granted in 2018 and 2019 are valued at target, based on Company performance to date as of December 31, 2020.

(3)
Includes the estimated cost of continued medical, dental, vision, and life insurance coverage for three years after the Named Executive Officer's termination and outplacement services.

(4)
Represents the lump sum present value of the accelerated vesting of unvested retirement benefits. All of the Named Executive Officers are fully vested in their pension benefit.

56 2021 Proxy Statement

Proposal Two—Advisory Vote to Approve Executive Compensation

The Company's Executive compensation program is designed to reward Executives who contribute to the achievement of the Company's business objectives and to attract, retain and motivate talented Executives to perform at the highest level and contribute significantly to the Company's success. The program is designed to tie the delivery of Executive compensation to the achievement of the Company's long-and short-term financial and strategic goals and to align the interests of Executives and shareholders. The purposes and objectives of, and the rationale behind, the Company's compensation program are described in significant detail in the Compensation Discussion and Analysis, starting on page 25. Of particular note are the following policies and practices aligned with recognized corporate governance best practice:

•
Our Executive compensation is, in large measure, highly variable and directly linked to our short-term and long-term financial and strategic goals and the performance of the Company's stock price over time.

•
Executives receive a significant portion of total compensation opportunity in the form of equity based long-term incentives and are required to own stock in Principal to ensure their interests are aligned with the shareholders' interests and long-term performance of Principal.

•
Principal prohibits all employees, including Executives, from: purchasing Company securities on margin, except for the exercise of employee stock options; short sales; trading in put or call options; and purchasing, directly or through a designee, any financial instrument (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that is designed to hedge or offset any decrease in the market value of Company securities.

•
Principal has a compensation recovery policy to recover incentive compensation paid to Executives if the amount of the compensation was based on achievement of financial results that were subsequently restated, if, in the opinion of the Human Resources Committee, the Executive engaged in fraud or intentional misconduct that caused the restatement of the Company's financial statements, and if the amount of the Executive's incentive compensation or equity award would have been lower had the financial results been properly reported.

•
Our Executive Change of Control Employment Agreements provide market-based service protection and do not contain excise tax gross ups.

•
We provide limited perquisites to Executives—one physical examination per year, business spousal travel, and gifts of nominal value given to all sales conference attendees. The Human Resources Committee approved offering interested Named Executive Officers the ability to participate in Principal Global Asset Management investment products on a reduced or no-fee basis. The Human Resources Committee also approved our CEO's use of our corporate aircraft for limited personal travel.

•
Our programs are designed to be financially efficient from tax, accounting, cash flow and share dilution perspectives. We make efforts to ensure tax deductibility to Principal of all compensation to the extent practicable.

Shareholders are being asked to vote on the Company's compensation policies and procedures for the Named Executive Officers, as described in the Compensation Discussion and Analysis and the compensation tables and the accompanying narratives in this Proxy Statement.

This vote is not intended to address any specific item of compensation, but the Company's overall compensation related to our Named Executive Officers. Because your vote is advisory, it will not be binding on the Board and will not overrule any decision by the Board or require the Board to take any action. However, the Human Resources Committee, which is responsible for designing and administering the Company's Executive compensation program, values shareholder opinions and will consider the outcome of the vote when making future compensation decisions for the Named Executive Officers.

In 2017, 89.17% of shareholders who cast ballots voted to retain an annual advisory vote on Executive Compensation, and the Board approved continuing this practice. Say on pay votes will be held annually until the next vote on the frequency of this advisory vote is conducted in 2023, or until the Board determines that a different frequency would be in the best interests of the Company's shareholders.

This proposal, commonly known as a "say on pay" proposal, gives shareholders the opportunity to vote on an advisory, nonbinding basis to approve the compensation of our Named Executive Officers as disclosed in this proxy statement pursuant to SEC rules through the following resolution:

RESOLVED, that the compensation paid to the Company's Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.

The Board of Directors recommends that shareholders vote "For" this resolution.

2021 Proxy Statement 57

Proposal Three—Ratification of Appointment of
Independent Registered Public Accountants

Subject to shareholder ratification, the Audit Committee has appointed the firm of Ernst & Young LLP to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2021. In order to assure continuing auditor independence, the Audit Committee periodically considers the advisability and potential impact of selecting a different independent external audit firm. Ernst & Young LLP has served as the Company's independent registered public accountant since it became a publicly traded company in 2001, and Principal Life has used Ernst & Young LLP as its independent registered public accountant for many years prior thereto. The Audit Committee and the Board of Directors believe, after the consideration of a variety of factors, that the continued retention of Ernst & Young LLP is in the best interest of the Company and its shareholders. Ratification of the appointment of the independent registered public accountants requires the affirmative vote of a majority of the shares represented at the meeting and voting on the matter. If the shareholders do not ratify this appointment, the Audit Committee will consider the matter of the appointment of the independent registered public accountants.

RESOLVED, that the appointment of Ernst & Young, LLP to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2021 be ratified.

The Board of Directors recommends that shareholders vote "For" this resolution.

Representatives of Ernst & Young LLP will participate in the Annual Meeting, will be given an opportunity to make a statement if they so desire and will be available to respond to appropriate questions relating to the audit of the Company's 2020 consolidated financial statements.

Audit Fees

The aggregate fees billed by the Company's independent registered public accounting firm in 2020 and 2019 for professional services rendered in connection with regulatory audits in accordance with US GAAP, statutory, or foreign accounting principles; consultation on matters addressed during these audits; review of documents filed with regulators including the SEC; other engagements required by statute; or engagements that generally only the Company's independent registered public accounting firm can reasonably provide, such as comfort letters or consents, were approximately $11,910,000 in 2020 and $12,588,000 in 2019.

Audit Related Fees

The aggregate fees billed by the Company's independent registered public accounting firm in 2020 and 2019 for professional services rendered in connection with audit related services such as financial statement audits of employee benefit plans, financial statement audits not required by statute or regulation, accounting consultations in connection with proposed transactions or emerging accounting standards, and other attest and related advisory services not required by statute or regulation totaled approximately $2,178,000 in 2020 and $1,950,000 in 2019.

Tax Fees

The aggregate fees billed by the Company's independent registered public accounting firm for professional services rendered in connection with tax services consisting primarily of tax compliance totaled approximately $188,000 in 2020 and $137,000 in 2019. Tax compliance generally involves preparation, assistance or attestation related to tax filings in various domestic and non-domestic jurisdictions. Tax consultation generally involves assistance in connection with tax audits, filing appeals, and compliance with tax related regulations.

All Other Fees

The aggregate fees billed by the Company's independent registered public accounting firm for professional services rendered in connection with other services totaled approximately $0 in 2020 and $45,000 in 2019.

The Audit Committee has adopted a policy on auditor independence that calls for the Committee to preapprove any service the Company's independent registered public accountant proposes to provide to the Company, its majority owned subsidiaries, employee benefit plans or affiliates which the Company controls or significantly influences. The policy also calls for the Committee to preapprove any audit service any independent auditor proposes to provide to these entities. The purpose of the policy is to assure that the provision of such services does not impair any auditor's independence. The policy provides for the general preapproval of specific types of Audit and Audit Related services

58 2021 Proxy Statement

and fees up to an established individual engagement and annual threshold. The policy requires specific preapproval of all other services. Pursuant to the policy, each quarter Principal management presents to the Committee a detailed description of each particular service that meets the definition of services that have been generally approved and each service for which specific preapproval is sought, and an estimate of fees for each service. The policy accords the Audit Committee Chair authority to preapprove services and fees for those services that arise between regularly scheduled meetings of the Audit Committee. In considering whether to preapprove the provision of non-audit services by the independent registered public accountant, the Audit Committee will consider whether the services are compatible with the maintenance of the independent registered public accountant's independence. The Audit Committee does not delegate its responsibilities to preapprove services performed by an independent auditor to management.

The Audit Committee did not approve the services described above under the captions "Audit Related Fees," "Tax Fees," and "All Other Fees," by utilizing the de minimis exception of SEC Rule 2-01(c)(7)(i)(C).

2021 Proxy Statement 59

Security Ownership of Certain Beneficial Owners and Management

Except as otherwise indicated below, the following table shows, as of March 1, 2021, beneficial ownership of shares of Common Stock by (i) the only shareholders known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each Director, (iii) each Named Executive Officer and (iv) all current Directors and Executive Officers as a group. Except as otherwise indicated below, each of the individuals named in the table has sole voting and investment power, or shares such powers with his or her spouse, for the shares set forth opposite his or her name.

Name	Number of Shares Beneficially Owned(1)	Percent of Common Stock Outstanding

The Vanguard Group(2)	29,143,233	10.61
100 Vanguard Boulevard Malvern, Pennsylvania 19355

BlackRock Inc.(3)	22,253,822	8.1
55 East 52nd Street New York, NY 10055

Nippon Life Insurance Company(4)	18,137,000	6.64
3-5-12 Imabashi Chuo-ku Osaka, 541-8501, Japan

Capital Research Global Investors	15,934,119	5.8
(a division of Capital Research and Management Company (CRMC)(5) 333 South Hope Street Los Angeles, CA 90071

Jonathan Auerbach	2,071	*

Mary E. Beams	0	*

Betsy J. Bernard	6,378	*

Jocelyn Carter-Miller	57,122	*

Michael T. Dan	42,170	*

C. Daniel Gelatt	87,595	*

Sandra L. Helton	55,557	*

Roger C. Hochschild	15,954	*

Scott M. Mills	11,561	*

Diane C. Nordin	7,625	*

Blair C. Pickerell	14,595	*

Clare S. Richer	0

Alfredo Rivera	0

Elizabeth E. Tallett	62,300	*

Timothy M. Dunbar	415,863	*

Patrick G. Halter	232,235	*

Daniel J. Houston	1,288,737	*

Deanna D. Strable-Soethout(6)	438,377	*

Luis Valdés	251,877	*

All Directors and Executive Officers as a group (27 persons)	3,940,912	1.43

60 2021 Proxy Statement

*
The number of shares represents less than one percent of the number of shares of Common Stock outstanding.

(1)
Includes beneficial ownership of shares which each person named in this table has the right to acquire on or before May 14, 2020 pursuant to previously awarded stock options, RSUs, and performance units that, although scheduled to be paid in shares in more than 60 days, would be paid immediately upon termination of service, as follows: Mr. Auerbach, 2,070; Ms. Beams, 0; Ms. Bernard, 6,377; Ms. Carter Miller, 56,852; Mr. Dan, 28,910; Mr. Gelatt, 0; Ms. Helton, 54,445; Mr. Hochschild, 15,954; Mr. Mills, 11,561; Ms. Nordin, 7,625; Mr. Pickerell, 14,595; Ms. Richer, 0; Mr. Rivera, 0; Ms. Tallett, 59,667; Mr. Dunbar, 351,478; Mr. Halter, 155,706; Mr. Houston, 1,109,160; Ms. Strable-Soethout, 323,403; Mr. Valdés,178,901; and all other executive officers as a group, 702,818.

(2)
The information regarding beneficial ownership by The Vanguard Group is based solely on an amended Schedule 13G filed by it with the SEC on February 8, 2021, which provided information as of December 31, 2020. According to the Schedule 13G, Vanguard has sole voting power with respect to 0 shares; shared voting power with respect to 422,339 shares; sole investment power with respect to 27,986,270 shares; and shared investment power with respect to 1,156,963 shares.

(3)
The information regarding beneficial ownership by BlackRock Inc.is based solely on an amended Schedule 13G filed by it with the SEC on January 29, 2021, which provided information as of December 31, 2021. According to the Schedule 13G, BlackRock has sole voting power with respect to 19,813,342 shares; shared voting power with respect to 0 shares; sole investment power with respect to 22,253,822 shares; and shared investment power with respect to 0 shares.

(4)
The information regarding beneficial ownership by Nippon Life Insurance Company is based solely on a Schedule 13G filed by it with the SEC on February 28, 2008, which provided information as of February 21, 2008. According to the Schedule 13G, Nippon Life has sole voting power with respect to 18,137,000 shares; shared voting power with respect to 0 shares; sole investment power with respect to 18,137,000 shares; and shared investment power with respect to 0 shares. The Percentage of Common Stock Outstanding has been updated to reflect the outstanding Common Stock as of December 31, 2020.

(5)
The information regarding beneficial ownership by Capital Research Global Investors is based solely on a Schedule 13G filed by it with the SEC on February 16, 2021, which provided information as of December 31, 2020. According to the Schedule 13G, Capital Research Global Investors has sole voting power with respect to 15,934,119 shares; shared voting power with respect to 0 shares; sole investment power with respect to 15,934,119 shares; and shared investment power with respect to 0 shares.

(6)
Includes shares owned by Ms. Strable-Soethout's spouse.

In addition to beneficial ownership of Common Stock, the Company's Directors and Executive Officers also hold different forms of "stock units" that are not reported in the security ownership table but represent additional financial interests that are subject to the same market risk as Common Stock. These units include shares that may be acquired after May 14, 2020, pursuant to previously awarded stock options, RSUs, performance share units and nontransferable accounting entry units such as phantom stock units issued pursuant to Company stock-based compensation and benefit plans. The value of such units is the same as the value of the corresponding number of shares of Common Stock.

See "Directors' Compensation" on pages 21-24 for a discussion of the options and RSUs granted to Directors under the Principal Financial Group, Inc. 2020 Directors Stock Plan and the phantom stock units credited to Directors who participate in the Deferred Compensation Plan for non-employee Directors of Principal Financial Group, Inc. See "Compensation Discussion and Analysis" beginning on page 25 for a discussion of the performance units credited to officers who defer receipt of awards under a long-term performance plan, the options and RSUs granted under the 2014 Stock Incentive Plan, and phantom stock units credited to officers that defer salary into an employer stock fund available under the Excess Plan.

As of March 14, 2021, the Directors and Executive Officers named in the security ownership table hold a pecuniary interest in the following number of units: Mr. Auerbach, 4,66; Ms. Beams, 648; Ms. Bernard, 0; Ms. Carter-Miller, 4,866; Mr. Dan, 16,754; Dr. Gelatt, 0; Ms. Helton, 4,866; Mr. Hochschild, 20,354; Mr. Mills, 14,184; Ms. Nordin, 4,866; Mr. Pickerell, 4,866; Ms. Richer, 4,305; Mr. Rivera, 1,535; Ms. Tallett, 12,844; Mr. Dunbar, 483,129; Mr. Halter, 323,590; Mr. Houston, 1,766,237; Ms. Strable-Soethout, 476,350; and Mr. Valdés, 312,825.

2021 Proxy Statement 61

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors, Executive Officers and persons who own more than ten percent of a registered class of the Company's equity securities (Reporting Persons) to file with the SEC and Nasdaq reports of ownership of the Company's securities and changes in ownership. Reporting Persons required to provide the Company with copies of all Section 16(a) reports they file. Based on a review of the reports provided to the Company or written representations from Reporting Persons, the Company believes that during the fiscal year ended December 31, 2020, all Section 16(a) reports were filed on a timely basis, except for one Form 3 report prepared and filed on behalf of Mr. McCullum and four Form 4 reports, covering a total of four transactions, prepared and filed on behalf of Messrs. Dan, Hochschild and Mills and Ms. Richer. These reports, while filed, were inadvertently not filed prior to the filing deadline due to an administrative error.

62 2021 Proxy Statement

Proposal Four—Approval of the Principal Financial Group, Inc. 2021 Stock Incentive Plan

Introduction

The Board believes that encouraging stock ownership by employees, non-employee directors and insurance agents through the use of stock-based incentive compensation both aligns their interests with those of shareholders and assists in attracting and retaining qualified talent. Consistent with this view, the Board approved, subject to shareholder approval, the Principal Financial Group, Inc. 2021 Stock Incentive Plan (the "2021 Plan") that allows us to grant different types of stock-based compensation awards and gives us flexibility to adapt awards to changes in our corporate strategy and the market.

The 2021 Plan will become effective on the date it is approved by our shareholders and, at that time, we will cease making awards under our current 2014 Stock Incentive Plan (the "2014 Plan") and our 2020 Directors Stock Plan (the "2020 Directors Plan," and, together with the 2014 Plan, the "Prior Plans").

Authorized shares.    The number of shares authorized for issuance under the 2021 Plan is 24,500,000. Appreciation awards, like stock options or SARs, will count at a rate of 1:1 against the share reserve and other share or unit awards will be counted at a rate of 3:1.

Awards outstanding and shares available for grant.    The table below shows, as of March 15, 2021, the shares reserved for issuance in connection with awards outstanding under the Prior Plans (and their predecessor plans), as and available for future grant under the Prior Plans. The table also shows the number of shares that will be available for future grants under each equity compensation plan following approval of the 2021 Plan by our shareholders.

	As of March 15, 2021		After Approval of 2021 Plan

	Shares Reserved for Issuance of Outstanding Awards(1)	Shares Available For Future Awards	Shares Reserved for Issuance of Outstanding Awards	Shares Available for Future Awards

2014 Plan(2)	10,846,350	1,962,949	10,846,350	0

2020 Directors Plan(2)	116,505	203,890	116,505	0

2021 Plan	0	0	0	24,500,000	(3)

Total	10,962,855	2,166,839	10,962,855	24,500,000

(1)
Shares reserved for issuance in connection with awards outstanding at March 15, 2021 consist of the following:

	Types of Awards		Weighted Average Exercise Price of	Weighted Average

	Options/SARs	Full Value Awards	Options/SARs	Term to Expiration

2014 Plan	7,033,814	3,812,536	$51.14	6.59 years

2020 Directors Plan	0	116,505	$0	0 years

(2)
No further equity awards may be granted under the Prior Plans; however, certain shares subject to awards under the Prior Plans that lapse, are forfeited, or cancelled, or are settled without the issuance of stock will become available under the 2021 Plan.

(3)
Reflects number of shares to be authorized for issuance under the 2021 Plan, which amount will be reduced by the number of shares subject to awards made, if any, under either Prior Plan after March 15, 2021 and before shareholder approval of the 2021 plan.

We believe that the expected dilution that will result from the 2021 Plan is reasonable for a company of our size in our industry.

Historical Equity Grant Practices

Our three-year average "burn rate" was 0.7% for fiscal years 2018 through 2020 and was at our peer group median. We define burn rate as the total number of shares subject to awards granted to participants in a single year expressed as a percent of our basic weighted average common shares outstanding for that year. We believe our historical burn rate is reasonable for a company of our size in our industry.

2021 Proxy Statement 63

Expected Plan Duration

Expectations regarding future share usage under the 2021 Plan are based on a number of assumptions regarding factors such as future growth in the population of eligible participants, the rate of future compensation increases, the rate at which shares are returned to the 2021 Plan reserve through forfeitures, cancellations and the like, the level at which performance-based awards pay out, and our future stock price performance. Based on our assumptions, we expect the shares authorized under the 2021 Plan to be sufficient to fund our equity awards for five to six years. While we believe that the assumptions utilized are reasonable, future share usage will differ to the extent that actual events differ from our assumptions.

As of March 15, 2021, there were 272,454,536 shares of our Common Stock issued and outstanding. The closing sale price of a share of our Common Stock on Nasdaq on that date was $61.27.

Key Compensation Practices

The 2021 Plan is similar to our Prior Plans, with several primary differences. The 2021 Plan:

•
Adopts an "omnibus" approach that combines our legacy stock incentive plan for employees and insurance agents with our legacy stock incentive plan for non-employee directors into one plan;

•
Streamlines the types of award categories and permits all award categories to be granted subject to performance-based vesting conditions;

•
Adopts a fungible share design whereby full value awards (restricted stock, restricted stock units and performance-based restricted stock units) count as three shares against the share pool while shares subject to stock options and stock appreciation rights (SARs) count as one share;

•
Prohibits liberal share recycling (i.e. shares or options not delivered to participants due to tax withholding upon vesting or payout will not be added back into the plan reserve);

•
Adopts a minimum vesting and performance period of one year on awards, subject to limited and customary exceptions; and

•
Increases flexibility for design of performance-based awards following the repeal of Section 162(m) of the Code but maintains individual award limits.

The 2021 Plan includes a number of features similar to the Prior Plans that we believe are consistent with the interests of our shareholders and sound corporate governance practices, including the following:

•
Administered by our independent Human Resources Committee or, with respect to awards to non-employee directors, our independent Nominating and Governance Committee;

•
Contains annual limits on all types of awards granted to any participants, including non-employee directors;

•
Prohibits the issuance of stock options or SARs at an exercise price that is less than the fair market value of our Common Stock on the date of grant;

•
Prohibits re-pricing of stock options or SARs, including any cancellation for cash or other property or the grant of a full value award at a time when the exercise price of the stock option or SAR is greater than the current fair market value of a share of our Common Stock;

•
Does not apply a "liberal" change of control definition;

•
Provides a plan default for treatment of awards upon a change of control, including double-trigger acceleration of awards continued, assumed or replaced in connection with a change of control; and

•
Does not allow material modifications to the 2021 Plan without prior shareholder approval, which includes amendments that would increase the number of shares of our Common Stock available for issuance under the 2021 Plan.

In addition to these terms of the 2021 Plan, awards under the 2021 Plan to our Executives will continue to be subject to our compensation recovery, or clawback, policy.

64 2021 Proxy Statement

 Summary of the 2021 Plan

The following summary of the 2021 Plan is qualified in its entirety by reference to the complete text of the plan, which is attached to this proxy statement as Appendix A.

Shares Available for Issuance

Subject to adjustment upon the occurrence of certain events described below, a maximum of 24,500,000 shares will be available for issuance under the 2021 Plan, which amount will be reduced by the number of shares subject to awards made, if any, under either Prior Plan after March 15, 2021 and before shareholder approval of the 2021 Plan. Each share subject to an award of stock options or SARs will count as one share against the pool of authorized shares, and each share subject to a full value award will count as three shares against the pool of authorized shares

Shares of our Common Stock subject to awards under the 2021 Plan, or to awards under a Prior Plan that is outstanding on the date our shareholders approve the 2021 Plan, that expire, are forfeited or cancelled, or are settled or paid in cash will, to the extent of such expiration, forfeiture, cancellation or cash settlement, become available again for future awards under the 2021 Plan. Each share that again becomes available for awards in such manner shall increase the shares in the same ratio by which the applicable share reserve was decreased upon the grant of the applicable award. However, shares tendered or withheld in payment of the purchase price of a stock option, shares tendered or withheld to satisfy a tax withholding obligation, shares repurchased with proceeds received by the Company from exercise of a stock option and shares subject to an SAR right that are not issued in connection with the stock settlement of the SAR may not be used again under the 2021 Plan.

In the event of certain equity restructurings, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that causes a change in the per share value of the shares of common stock underlying outstanding equity awards, the Committee will make equitable adjustments with respect to the 2021 Plan and awards thereunder as it may deem appropriate, including adjustments to the aggregate number of shares that may be issued under the 2021 Plan, individual award limits and the number and kind of shares or other securities subject to outstanding awards and, if applicable, the option price or base price of outstanding awards. Similarly, in the event of any other change in corporate capitalization, which may include a merger, consolidation, any reorganization, or any partial or complete liquidation of the Company, the Committee may, in its sole discretion, make appropriate and equitable adjustments to prevent dilution or enlargement of benefits or potential benefits intended to be provided under the 2021 Plan.

If, pursuant to the agreements governing the acquisition of a business by the Company or one of its subsidiaries, the Company grants substitution options or other equity based awards to employees or service providers of the acquired business, the shares subject to such substitute awards shall neither count against the number of shares available for issuance under the 2021 Plan nor be added to the number of awards issuable pursuant to the 2021 Plan. In addition, the generally applicable provisions of the 2021 Plan (such as the limitation that an option must have an exercise price at least equal to the stock's fair market value on the date of grant) that would limit the Company's ability to grant such substitute awards (which may have already become "in the money") will not apply with respect to such substitute grants.

Administration

In this proposal, unless otherwise specified, "Committee" in the context of awards to employee or non-employee director agent participants means the Human Resources Committee, and "Committee" in the context of awards to non-employee directors means the Nominating and Governance Committee.

The 2021 Plan will be administered by the Committee. The Committee will have the sole and complete authority to establish, amend, and rescind rules and regulations relating to the 2021 Plan, provide for conditions deemed necessary or advisable to protect the interests of the Company, construe the terms of any award or any document evidencing the grant of an award and make all other determinations necessary and advisable for the administration and interpretation of the 2021 Plan in order to carry out its provisions and purposes. Subject to the express terms of the 2021 Plan, the Committee has discretion as to the specific terms and conditions of each award and any rules applicable thereto, including but not limited to the effect thereon of the death, retirement or other termination of employment of any participant.

The Committee may delegate to one or more officers of the Company the power to grant awards to employee participants whose title is below the level of Senior Vice President. The Committee may also appoint agents (who may be officers or employees of the Company) to assist in the administration of the 2021 Plan and may grant authority to such persons to execute agreements or other documents on its behalf.

2021 Proxy Statement 65

The Committee may condition the grant of any award upon the participant agreeing to conditions or covenants in favor of the Company and/or one or more of its subsidiaries that might continue in effect following the termination of the participant's employment or service and after the shares of Common Stock subject to the award have been transferred to the participant. These conditions and covenants may include restrictions on the ability to transfer the underlying shares of Common Stock, or covenants not to compete, not to solicit employees and customers, and not to disclose confidential information. The Committee may also require that, after an option or other award has been exercised, the participant disgorge any profit, gain or other benefit received from the award if the participant breaches any of these commitments.

Eligible Participants

Any employee, agent or non-employee director, who is selected by the Committee, is eligible to receive an award under the 2021 Plan. As of March 15, 2021, our approximately 17,629 employees and 849 career agents and our eleven non-employee directors were eligible to be selected by the Committee to receive awards under the 2021 Plan.

Limitations on Awards

The 2021 Plan also establishes the following limitations on the number of awards that may be granted to any one participant (other than a non-employee director) under the 2021 Plan during any calendar year:

•
1,000,000 shares subject to stock options and SARs;

•
250,000 shares subject to full value awards, such as awards of restricted stock, stock units and/or other-stock based awards, in the case of performance-based awards measured assuming the achievement of the performance objectives at the targeted level of performance; and

•
$10,000,000 maximum value of performance-based full value awards denominated other than in shares of Common Stock.

The aggregate grant date fair value (as determined in accordance with generally accepted accounting principles applicable in the United States) of all awards granted during any calendar year to any non-employee director, together with the amount of any cash fees or retainers paid to such non-employee director during such calendar year with respect to such individual's service as a non-employee director, shall not exceed $750,000 (or, in the case of a participant serving as the Chairman of the Board who is not an employee, $1,000,000.

Vesting and Term

Each award agreement shall set forth the period until the applicable award is scheduled to vest and/or become exercisable, any period of restriction and, if applicable, any date of expiration (which shall not be more than ten years from the grant date). Awards that vest or for which the period of restriction lapses based solely on the satisfaction by the participant of service-based vesting conditions shall be subject to a vesting period of not less than one year from the applicable grant date (during which no portion of the award may be scheduled to vest), and awards whose grant, vesting or period of restriction is subject to the satisfaction of performance goals over a performance period shall be subject to a performance period of not less than one year. The foregoing minimum vesting and performance periods will not, however, apply in connection with: (i) a change of control as provided in the 2021 Plan, (ii) a termination of service due to death or disability, (iii) to a substitute award issued pursuant to the 2021 Plan that does not reduce the vesting period of the award being replaced, (iv) awards made in payment of or exchange for other compensation already earned and payable, and (v) outstanding, exercised and settled awards involving an aggregate number of shares not in excess of 5% of the 2021 Plan's share reserve. For purposes of awards to non-employee directors, a vesting period will be deemed to be one year if it runs from the date of one annual meeting of the Company's shareholders to the date of the next annual meeting of the Company's shareholders.

Dividends and Dividend Equivalents

The 2021 Plan prohibits the payment of dividends or dividend equivalents on stock options and SARs. Any dividends or distributions payable with respect to shares of Common Stock that are subject to the unvested portion of a restricted stock award will be subject to the same restrictions and risk of forfeiture as the shares of Common Stock to which such dividends or distributions relate. In its discretion, the Committee may provide in a full value award or another stock-based award that the participant will be entitled to receive dividend equivalents, based on dividends actually declared and paid on outstanding shares of Common Stock, on the units or other share equivalents subject

66 2021 Proxy Statement

to the full value award or other stock-based award, and such dividend equivalents will be subject to the same restrictions and risk of forfeiture as the units or other share equivalents to which such dividend equivalents relate.

Stock Options and SARs

The Committee may grant nonqualified stock options to participants and may grant stock options qualifying as incentive stock options under the Internal Revenue Code to officers and employees. All of the shares reserved under the 2021 Plan may be issued as incentive stock options and no incentive stock options may be granted after the tenth anniversary of the effective date of the 2021 Plan. The exercise price per share of Common Stock subject to either a nonqualified stock option or an incentive stock option will be not less than 100% of the fair market value, as defined in the 2021 Plan, of such share on the date of grant. Further, the Committee is not permitted to reduce the exercise price or otherwise reprice outstanding options without shareholder approval, except for adjustments in connection with a change in capitalization as described in "Shares Available for Issuance" section above. The Committee has discretion as to the terms and conditions upon which options will be exercisable, including the exercise schedule, but under no circumstances may an option have a term exceeding ten years from the date of grant.

An option holder may satisfy the exercise price in cash or by exchanging shares owned by the holder, or by a combination thereof, or by any other procedure permitted by the Committee. Additionally, to the extent permitted by the Committee at or after the time of grant, an option holder may also "net exercise" an option. Pursuant to a net exercise, the option holder is not required to pay the exercise price of the portion of the option being exercised. Instead, the Company will issue to the person exercising the option the number of shares that would be issued "net" of the exercise price. This means that such person will receive the greatest number of whole shares of Common Stock having a value equal to the excess of the then fair market value of the number of shares for which the option is being exercised over the exercise price of such options.

The Committee may also grant SARs to participants that can be either freestanding awards or awards that are related to a stock option in such a way that the exercise of either the SAR or the stock option will cause the cancellation of the other award. The terms and conditions applicable with respect to any grant of a SAR will be substantially the same as applies to the grant of a stock option. This means that the vesting of a SAR, and the time that a recipient of a SAR will have to exercise the SAR after termination of his or her service to the Company or a subsidiary, will be substantially the same as applies to a stock option.

Restricted Stock or Restricted Stock Units

The Committee also has the right to grant awards of restricted stock to participants at such times and for such number of shares of Common Stock and subject to such terms and conditions of such awards as the Committee shall determine. The Committee may elect to grant any participant restricted stock units, which are contractual rights to receive shares of Common Stock or cash in an amount equal to the value of a specified number of shares of Common Stock in the future after the satisfaction of specified vesting conditions, and is the economic equivalent of an award of restricted stock. Any such award of restricted stock units shall be made on substantially the same terms as an award of restricted stock.

The Committee will determine the terms and conditions applicable to a grant of restricted shares or restricted stock units. Shares of restricted stock may not be sold, assigned, transferred, pledged, or otherwise encumbered until the restrictions have lapsed.

Subject to the forfeiture and transfer restrictions applicable to the award, a participant will have all of the rights of a shareholder in respect of any award of restricted stock, including the right to vote such shares and receive dividends thereon and other distributions.

Other Stock-based Awards

The Committee may also grant other stock-based awards including, but not limited to, outright grants of Common Stock. Such awards shall be granted on such terms and conditions as the Committee shall determine. The Committee may, for example, use this authority under the 2021 Plan to issue stock in satisfaction of the obligations of the Company under other compensatory plans or programs or structured in accordance with the provisions of non-U.S. law or practice.

Performance-Based Awards

The Committee may grant any of the foregoing types of awards subject to performance-based vesting conditions and other restrictions. In connection with any performance-based award, the Committee will establish one or more

2021 Proxy Statement 67

Performance Criteria that must be attained, and the performance period over which the specified performance criteria is to be attained as a condition to the grant, vesting, exercisability, lapse of the period of restrictions and/or settlement of such award. The duration of performance periods may differ from each other and there may be more than one performance period in existence at any one time as to any participant or all or any class of participants.

Performance measures may include stock price, operating earnings, net income (before or after taxes), operating income (before or after taxes), operating margin, gross margin, net earnings, return on equity, income, market share, combined ratio, level of expenses, growth in revenue, earnings before interest, taxes, depreciation and amortization, earnings before interest and taxes, cash flow (including operating cash flow and free cash flow), cash flow per share (before or after dividends), earnings per share, book value per share, net revenue, return on revenue, return on invested capital, return on assets, cash flow return on investment, cash flow return on capital, economic value added, assets under management, improvements in or attainment of working capital levels, debt ratio, and such other criteria as may be determined by the Committee. When establishing or adjusting performance criteria for a performance period, the Committee may exclude certain unusual or infrequent items including, without limitation, acquisitions, divestitures, restructuring activities, recapitalizations, asset write-downs and changes in applicable tax laws or accounting principles. As soon as practicable after the end of a performance period and prior to any payment in respect of such performance period, the Committee will certify the level of the specified performance criteria attained on the basis of performance in relation to the established performance criteria. In making such determination, the Committee may adjust or waive the performance criteria as it deems equitable in recognition of unusual or infrequent events affecting the Company or such other factors as the Committee may determine.

Change of Control

The 2021 Plan provides a default "double trigger" treatment of equity awards in the event of a "change of control" in which the awards are assumed or replaced. Accordingly, (i) there will be no acceleration of the vesting, or lapsing of restrictions, of any options, SARs, restricted stock, restricted stock units, or other stock based awards, whether time- or performance-based, and (ii) there will be no payment made in respect of such awards by reason of the change of control if the Committee determines that each of the following conditions are satisfied:

•
such awards will be honored or assumed by the participant's new employer or one of its affiliated companies;

•
the honored or assumed awards will have substantially equivalent economic value, at the time of the change in control, to the awards in respect of Common Stock provided that, if determined by the Committee, performance share and performance unit awards may be converted into awards that vest and become payable solely upon the continued performance of services and in respect of the amount or number of shares that would have been payable based upon performance through the date of the Change in Control or other measure of performance specified in the participant's applicable award agreement;

•
the honored or assumed awards will relate to securities that are publicly traded on an established United States securities market;

•
the terms and conditions (such as vesting and exercisability) of the honored or assumed awards are at least equal to or better than the terms of the awards related to Common Stock; and

•
the honored or assumed awards must provide that, upon the involuntary termination or certain specified types of constructive termination of the award recipient's employment, the awards will be deemed vested or exercisable, as the case may be.

However, if the awards are not assumed or replaced, then each option and SAR and each award of restricted stock, each restricted stock unit grant and each other stock based award will be treated as fully vested and will no longer be subject to forfeiture and transfer restrictions, which vesting, in the case of performance-based awards, will be at the level of performance specified in the award agreement. The Committee may, in its discretion, provide that in connection with a change of control each option and SAR will be cancelled in exchange for an amount equal to the excess, if any, of the price paid in the change of control transaction over the exercise price or base value of such award.

For purposes of the 2021 Plan, "change of control" includes any one or more of the following events:

•
an acquisition of 40% or more of shares of Common Stock by a person other than the Company, its subsidiaries or its employee benefit plans;

•
a change in the composition of the Board such that the directors then serving who were members of the Board as of the date two years prior to such change (incumbent directors) cease for any reason to constitute at least a

68 2021 Proxy Statement

  majority of the Board, provided that, for this purpose, any subsequently appointed or elected member of the Board whose election or nomination for election was not in connection with a proxy contest or reorganization transaction and was approved by a vote or written consent of at least a majority of the incumbent directors shall be counted as an incumbent director;

•
the consummation of a merger, reorganization, consolidation or similar transaction or a transaction immediately following which the shareholders of the Company continue to own more than 60% of the voting securities of the surviving corporation or its ultimate parent corporation; or

•
the consummation of a plan or agreement that has been approved by the shareholders of the Company for the sale or other disposition of all or substantially all of its consolidated assets or a plan of liquidation.

Term of the 2021 Plan and Amendments

No award may be granted under the 2021 Plan after the tenth anniversary of the date, if any, that the plan is approved by shareholders. The 2021 Plan may be amended or terminated at any time by the Board, except that no amendment may adversely affect existing awards. In addition, none of the following amendments may be made without shareholder approval: (i) an increase in the number of shares available for issuance under the plan; (ii) lowering the exercise price of an option or SAR after it is granted, canceling an option or SAR when the exercise price exceeds the fair market value of a share of Common Stock in exchange for cash or another award (other than in connection with a change of control), or taking any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are listed; (iii) an extension of the maximum term for options or SARs granted under the plan or (iv) any other amendment for which shareholder approval is otherwise necessary to comply with rules of the exchange on which the Common Stock is listed.

Description of Federal Income Tax Consequences

The following discussion summarizes the federal income tax consequences of the 2021 Plan based on current provisions of the Internal Revenue Code, which are subject to change. The summary does not cover any foreign, state or local tax consequences of participation in the 2021 Plan.

Grant of Options and SARs.    The grant of a stock option or SAR is not expected to result in any taxable income for the participant.

Exercise of Options and SARs.    Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of our Common Stock acquired on the date of exercise over the exercise price, and we will generally be entitled at that time to an income tax deduction for the same amount. The holder of an incentive stock option generally will have no taxable income upon exercising the option (except that an alternative minimum tax liability may arise), and we will not be entitled to an income tax deduction. Upon exercising an SAR, the fair market value on the exercise date of any shares of our Common Stock received is taxable to the participant as ordinary income and generally deductible by us.

Disposition of Shares Acquired Upon Exercise of Options and SARs.    The tax consequence upon a disposition of shares acquired through the exercise of an option or SAR will depend on how long the shares have been held and whether the shares were acquired by exercising an incentive stock option or by exercising a non-qualified stock option or SAR. Generally, there will be no tax consequence to us in connection with the disposition of shares acquired under an option or SAR, except that we may be entitled to an income tax deduction in the case of the disposition of shares acquired under an incentive stock option before the applicable incentive stock option holding periods set forth in the of the Code have been satisfied.

Full Value Awards.    As to other awards granted under the 2021 Plan that are payable either in cash or shares of our Common Stock that are either transferable or not subject to substantial risk of forfeiture, the holder of the award must recognize ordinary income equal to (i) the amount of cash received or, as applicable, (ii) the excess of (A) the fair market value of the shares received (determined as of the date of receipt) over (B) the amount (if any) paid for the shares by the holder of the award. We will generally be entitled at that time to an income tax deduction for the same amount.

New Plan Benefits Table

The amount, type and timing of awards granted under the 2021 Plan are determined in the sole discretion of the Committee and cannot be determined in advance. The future awards that would be received under the 2021 Plan by

2021 Proxy Statement 69

executive officers, non-employee directors and other employees are discretionary and are therefore not determinable at this time. Information regarding our recent equity grant practices is described elsewhere in this proxy statement.

Equity Compensation Plan Information

In general, we currently have three compensation plans under which our equity securities are authorized for issuance to employees or directors (not including our tax-qualified pension plans): the Principal Financial Group, Inc. 2014 Stock Incentive Plan; the Principal Financial Group, Inc. Employee Stock Purchase Plan; and the Principal Financial Group, Inc. 2020 Directors Stock Plan. The following table shows the number of shares of Common Stock issuable upon exercise of options outstanding at December 31, 2020, the weighted average exercise price of those options, and the number of shares of Common Stock remaining available for future issuance at December 31, 2020, excluding shares of Common Stock issuable upon exercise of outstanding options.

	(a)		(b)		(c)

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by our shareholders(1)	$10,662,331	(2)	$49.52	(3)	9,042,894	(4)

Equity compensation plans not approved by our shareholders	-0-		n/a		-0-

(1)
The Principal Financial Group, Inc. Employee Stock Purchase Plan, the Principal Financial Group, Inc. Stock Incentive Plan, the Principal Financial Group Long-Term Performance Plan, and the Principal Financial Group, Inc. Directors Stock Plan each were approved by our sole shareholder, Principal Mutual Holding Company, prior to our initial public offering of Common Stock on October 22, 2001. The Principal Financial Group, Inc. Employee Stock Purchase Plan (as Amended and Restated Effective November 25, 2019) and the Principal Financial Group, Inc. 2014 Directors Stock Plan were approved by our shareholders on May 19, 2020. The Principal Financial Group, Inc. 2014 Stock Incentive Plan was approved by our shareholders on May 20, 2014.

(2)
Includes 6,466,664 options outstanding under the employee stock incentive plans, 727,829 performance shares of Common Stock under the employee stock incentive plans, 3,066,627 restricted stock units under the employee stock incentive plans, 332,424 restricted stock units under the directors stock plans, and 68,787 other stock-based awards under the Directors 2014 Stock Plan, including obligations associated with the Deferred Compensation Plan for Non-Employee Directors of Principal Financial Group, Inc.

(3)
The weighted-average exercise price relates only to outstanding stock options, not to outstanding performance shares of Common Stock, restricted stock units, units deferred in shares of Common Stock under the Long-Term Performance Plan, or other stock-based awards.

(4)
This number includes 5,001,599 shares of Common Stock remaining for issuance under the Principal Financial Group, Inc. Employee Stock Purchase Plan (as Amended and Restated Effective November 25, 2019); 3,837,387 shares of Common Stock available for issuance in respect of future awards of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares of Common Stock, performance units and other stock-based awards under the 2014 Stock Incentive Plan; and 203,908 shares of Common Stock available for issuance in respect of future awards of stock options, restricted stock, restricted stock units and other stock-based awards under the 2020 Directors Stock Plan.

The Board of Directors recommends a vote FOR approval of the Principal Financial Group, Inc. 2021 Stock Incentive Plan, as described above.

70 2021 Proxy Statement

Questions and Answers About the
Annual Meeting

How can I attend the Annual Meeting?

The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast. You are entitled to participate in the Annual Meeting only if you were a stockholder of the Company as of the close of business on March 24, 2021 (the "Record Date"), or if you hold a valid proxy for the Annual Meeting. No physical meeting will be held.

You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting: http://www.meetingcenter.io/290248661.

To participate in the Annual Meeting, you will need to review the information included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. The password for the meeting is PFG2021.

The online meeting will begin promptly at 9:00 a.m., Central Daylight Time. We encourage you to access the online meeting 10-15 minutes prior to the start time leaving ample time for the check in.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance of the meeting and no later than 5:00 p.m. Eastern Time on Thursday, May 13, 2021. Please follow the registration instructions as outlined below under "How do I register to attend the Annual Meeting virtually on the internet?"

How do I register to attend the Annual Meeting virtually on the Internet?

If you are a registered shareholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually on the internet. Please follow the instructions on the notice or proxy card that you received. If you cannot locate your notice or proxy card but would like to attend the meeting, you can enter as a guest.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting virtually on the internet. Registration will require you to contact your bank or broker and request a legal proxy which provides proof of your proxy power. Once received, to register to attend the Annual Meeting online by webcast, you must submit proof of your proxy power (legal proxy) reflecting your ownership of Principal Financial Group, Inc. common stock along with your name and email address to Computershare. Requests for registration must be labeled as "Legal Proxy" and be received no later than 5:00 p.m., Eastern Time, on Thursday, May 13, 2021. If you do not have a legal proxy but would like to attend the meeting, you can enter as a guest.

Requests for registration should be directed to us at the following:

By email: Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com.

By mail:

Computershare
Principal Financial Group, Inc. Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001

You will receive a confirmation of your registration by email.

Why are you holding a virtual meeting instead of a physical meeting?

Due to the ongoing public health impact of the coronavirus outbreak (i.e., COVID-19) and to support the health and well-being of our shareholders and other stakeholders, we have decided that this year's annual meeting will be a completely virtual meeting of shareholders, which will be conducted solely online via live webcast. You will be able

2021 Proxy Statement 71

to participate in the annual meeting online, vote your shares electronically after following the above directions, and submit your questions prior to and during the meeting by visiting: http://www.meetingcenter.io/290248661 and entering the meeting password PFG2021.

Why didn't I receive a copy of the paper proxy materials?

The SEC rules allow companies to notify shareholders that proxy materials are available on the internet and to provide access to those materials via the internet. You may obtain paper copies of the proxy materials free of charge by following the instructions provided in the notice of internet availability of proxy materials.

Why did I receive notice of and access to this proxy statement?

The Board is soliciting proxies to be voted at the Annual Meeting of shareholders to be held on May 18, 2021, at 9:00 a.m., Central Daylight Time, and at any adjournment or postponement of the meeting. Due to the continuing public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our shareholders and other stakeholders, we have decided that this year's Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted solely online via live webcast. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions prior to and during the meeting by visiting: http://www.meetingcenter.io/290248661 at the meeting date and time described above. The password for the meeting is PFG2021. There is no physical location for the Annual Meeting.

When the Board asks for your proxy, it must provide you access to proxy materials that contain information required by law. These materials were first made available, or sent to shareholders, on April 5, 2021.

What is a proxy?

It is your legal designation of another person to vote the stock you own. The other person is called a proxy. When you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. Principal has designated two of Company's officers to act as proxies for the 2021 Annual Meeting: Deanna D. Strable-Soethout, Executive Vice President and Chief Financial Officer; and Christopher J. Littlefield, Executive Vice President, General Counsel and Secretary.

What will the shareholders vote on at the Annual Meeting?
•
Election of four Directors for three-year terms;
•
An advisory vote to approve Named Executive Officer compensation;
•
Ratification of the appointment of independent auditors; and
•
Approval of the Principal Financial Group, Inc. 2021 Stock Incentive Plan.

Will there be any other items of business on the agenda?

Principal does not expect any other items of business because the deadline for shareholder proposals and nominations has passed. However, if any other matter should properly come before the meeting, the people authorized by proxy will vote according to their best judgment.

Who can vote at the Annual Meeting?

Shareholders as of the close of business on the Record Date (March 24, 2021) can vote at the Annual Meeting.

72 2021 Proxy Statement

How many votes do I have?

You will have one vote for every share of Company Common Stock you owned on the Record Date.

What constitutes a quorum?

One third of the outstanding shares of Common Stock as of the Record Date. On the Record Date, there were 273,388,576 shares of Common Stock outstanding. A quorum must be present, in person or by proxy, before any action can be taken at the Annual Meeting, except an action to adjourn the meeting.

How many votes are required for the approval of each item?
•
Each nominee for Director will be elected if there are more votes for the nominee than votes against the nominee. Directors are elected by the majority of votes cast in uncontested Director elections;

•
The advisory vote to approve the Company's Named Executive Officer compensation will be approved if there are more votes for the proposal than against the proposal;

•
The appointment of the independent auditors will be ratified if there are more votes for the proposal than votes against the proposal; and

•
The vote to approve the Principal Financial Group, Inc. 2021 Stock Incentive Plan will be approved if there are more votes for the proposal than against the proposal;

•
Abstentions and broker non-votes will be treated as being present at the meeting for determining a quorum but will not be counted as votes for the proposals. They have no impact on the Director nominees, the advisory vote to approve Named Executive Officer compensation, the ratification of independent auditors, or the vote to approve the Principal Financial Group, Inc. 2021 Incentive Stock Plan.

What are Broker Non-votes?

If your shares are held in a brokerage account, your broker will ask you how you want your shares to be voted. If you give your broker directions, your shares will be voted as you direct. If you do not give directions, the broker may vote your shares on routine items of business, but not on non-routine items. Proxies that are returned by brokers because they did not receive directions on how to vote on non-routine items are called "broker non-votes."

How do I vote by proxy?

Shareholders of record may vote by mail, by telephone or through the internet. Shareholders may vote "for," "against" or "abstain" from voting for each of the Director nominees, the proposal to approve the Amended and Restated Principal Financial Group, Inc. Director Stock Plan, the proposal to approve the Principal Financial Group, Inc. 2021 Stock Incentive Plan, the advisory vote to approve Named Executive Officer compensation, and the proposal to ratify the appointment of the independent auditors.

•
By Mail.  Sign and date each proxy or voting instruction card you receive and return it in the prepaid envelope. Sign your name exactly as it appears on the proxy. If you are signing as a representative (for example, as an attorney in fact, executor, administrator, guardian, trustee or an officer or agent of a corporation or partnership), indicate your name and your title or capacity. If the stock is held in custody for a minor, the custodian should sign, not the minor. If the stock is held in joint ownership, one owner may sign on behalf of all owners.

•
By Telephone.  Follow the instructions on the proxy or voting instruction card or the instructions in the email message that notified you of the availability of the proxy materials. If you vote by telephone, do not return your proxy or voting instruction card.

•
Through the Internet.  You may vote online at www.investorvote.com. Follow the instructions provided in the notice of internet availability of proxy materials or on the proxy or voting instruction card. If you vote through the internet, do not return your proxy or voting instruction card.

2021 Proxy Statement 73

How do I vote shares that are held by my broker?

If you own shares held by a broker, you may direct your broker or other nominee to vote your shares by following the instructions that your broker provides to you. Most brokers offer voting by mail, telephone and through the internet.

How do I vote in person?

Because the 2021 Annual Meeting will be entirely virtual by webcast, you will not be able to vote your shares in person. We encourage you to vote in advance of the meeting by mail, telephone or through the internet. In addition, you can vote at the virtual meeting by using the instructions provided above at "How do I register to attend the Annual Meeting virtually on the internet?"

How do I vote my shares held in the Company's 401(k) plan?

The trustees of the plan will vote your shares in accordance with the directions you provide by voting on the voting instruction card or the instructions in the email message that notified you of the availability of the proxy materials. Shares for which voting instructions are not received are voted in the discretion of the trustees. Voting instructions must be received by 1:00 a.m. Central Daylight Time on May 14, 2021.

How are shares held in the Demutualization separate account voted?

Principal became a public company on October 26, 2001, when Principal Mutual Holding Company converted from a mutual insurance holding company to a stock company ("Demutualization") and the initial public offering of shares of the Company's Common Stock was completed. Principal issued Common Stock to Principal Life, and Principal Life allocated this Common Stock to a separate account that was established to fund policy credits received as Demutualization compensation by certain employee benefit plans that owned group annuity contracts. Although Principal Life will vote these shares, the plans may give Principal Life voting directions. A plan may give voting directions by following the instructions on the voting instruction card or the instructions in the message that notified you of the availability of proxy materials. Principal Life will vote the shares as to which it received no direction in the same manner, proportionally, as the shares in the Demutualization separate account for which it has received directions. Voting instructions must be received by 1:00 a.m. Central Daylight Time on May 14, 2021.

How do I vote my shares held in the Company's Employee stock purchase plan (ESPP)?

The trustees of the plan will vote your shares in accordance with the directions you provide by voting on the voting instruction card or the instructions in the email message that notified you of the availability of the proxy materials. Shares for which voting instructions are not received are voted in the discretion of the trustees. Voting instructions must be received by 1:00 a.m. Central Daylight Time on May 14, 2021.

Who counts the votes?

Votes will be counted by Computershare Trust Company, N.A.

What happens if I do not vote on an issue when returning my proxy?

If no specific instructions are given, proxies that are signed and returned will be voted as the Board of Directors recommends:

•
"For" the election of all Director nominees;
•
"For" approval of the Company's named executive officer compensation;
•
"For" the ratification of Ernst & Young LLP as independent auditors; and
•
"For" the approval of Principal Financial Group, Inc. 2021 Stock Incentive Plan

74 2021 Proxy Statement

How do I revoke my proxy?

If you hold your shares in street name, you must follow the instructions of your broker or bank to revoke your voting instructions. Otherwise, you can revoke your proxy or voting instructions by voting a new proxy or instruction card or by voting during your participation in the virtual meeting via webcast.

How do I contact the Board?

You may contact the Lead Director through the Investor Relations section of the Company's website at www.principal.com, or by writing to:

  Lead Director, c/o Chris Littlefield
  Executive Vice President, General Counsel and Secretary
  Principal Financial Group, Inc.
  Des Moines, Iowa 50392-0300

All emails and letters received will be categorized and processed by the Company's Secretary and then sent to the Company's Lead Director.

How do I submit a shareholder proposal or nominate a director for the 2022 Annual Meeting?

The Company's next annual meeting is scheduled for May 17, 2022. Proposals should be sent to the Company's Secretary. To be included in next year's proxy statement, proposals must be received by December 6, 2021. In addition, the Company's By-Laws provide that any shareholder wishing to propose any other business at the annual meeting must give Principal written notice between January 18, 2022 and February 17, 2022. That notice must provide other information as described in the Company's By-Laws, which are on the Company's website, www.principal.com.

For proxy access nominees to be considered at the 2022 annual meeting, the nomination notice must be received by the Office of the Secretary no earlier than November 6, 2021, and no later than December 6, 2021. Among other things, the notice must include the information and documents described in Section 1.17 of the Company's By-Laws.

What is "householding?"

We send shareholders of record at the same address one copy of the proxy materials unless we receive instructions from a shareholder requesting receipt of separate copies of these materials.

If you share the same address as other shareholders and would like Principal to send only one copy of future proxy materials, please contact Computershare Trust Company, N.A. at 866-781-1368, or P.O. Box 43078, Providence, RI 02940-3078. You can also contact Computershare to receive individual copies of all documents.

Where can I receive more information about the Company?

We file reports and other information with the SEC, which are available on the Company's website at www.principal.com and at www.sec.gov. You may also contact the SEC at 1-800-SEC-0330. The Audit, Finance, Human Resources and Nominating and Governance Committee charters, the Company's Corporate Governance Guidelines, and Principal's Code of Business Conduct and Ethics are also available on the Company's website, www.principal.com.

The Board urges you to vote by using the internet or telephone or by returning the proxy or voting instruction card.

2021 Proxy Statement 75

Appendix A

Principal Financial Group, Inc. 2021 Stock Incentive Plan

PRINCIPAL FINANCIAL GROUP, INC.
2021 STOCK INCENTIVE PLAN

SECTION 1.
PURPOSE; EFFECTIVE DATE.

(a)   Purpose.  The purpose of the Principal Financial Group, Inc. 2021 Stock Incentive Plan (the "Plan") is to foster and promote the long-term financial success of the Company and its subsidiaries and materially increase shareholder value by (a) motivating superior performance by means of performance-related incentives, (b) encouraging and providing for the acquisition of an ownership interest in the Company, and (c) enabling the Company to attract and retain the services of outstanding service providers upon whose judgment, interest, and special effort the successful conduct of its operations is largely dependent, through the grant of awards under the Plan to Employees, Agents and Non-Employee Directors.

(b)   Effective Date.  The Plan shall become effective on the date it is approved by the Company's shareholders, which shall be considered the date of its adoption for purposes of Treasury Regulation §1.422-2(b)(2)(i). No Awards shall be made under the Plan prior to its effective date.

SECTION 2.
DEFINITIONS

(a)   Definitions.  Whenever used herein, the following terms shall have the respective meanings set forth below:

  (1)   "Agent" means each insurance agent (whether or not a statutory employee) and each other individual providing personal service to the Company or any Subsidiary who, in either case, is not an Employee.

  (2)   "Award" means an Option, SAR, award of Restricted Stock, an award of Restricted Stock Units or an Other Stock-Based Award.

  (3)   "Award Agreement" means a written agreement, contract, certificate or other instrument or document evidencing the terms and conditions of an individual Award granted under the Plan which may, in the discretion of the Company, be transmitted electronically to any Participant.

  (4)   "Beneficial Owner" means such term as defined in Rule 13d-3 under the Exchange Act.

  (5)   "Board" means the Board of Directors of the Company.

  (6)   "Cause" means, unless otherwise determined by the Committee in an Award Agreement, (i) dishonesty, fraud or misrepresentation, (ii) the Participant's engaging in conduct that is injurious to the Company or any Subsidiary in any way, including, but not limited to, by way of damage to its reputation or standing in the industry, (iii) the Participant's having been convicted of, or entered a plea of nolo contendere to, a crime that constitutes a felony; (iv) the breach by the Participant of any written covenant or agreement with the Company or any Subsidiary not to disclose or misuse any information pertaining to, or misuse any property of, the Company or any Subsidiary or not to compete or interfere with the Company or any Subsidiary or (v) a violation by the Participant of any policy of the Company or any Subsidiary.

  (7)   "Change of Control" means, unless otherwise determined by the Committee in an Award Agreement, the occurrence of any one or more of the following:

    (i)    any SEC Person becomes the Beneficial Owner of 40% or more of the Common Stock or of Voting Securities representing 40% or more of the combined voting power of all Voting Securities of the Company (such an SEC Person, a "40% Owner"); or

    (ii)   the Incumbent Directors cease for any reason to constitute at least a majority of the Board; or

    (iii)  consummation of a merger, reorganization, consolidation, or similar transaction (any of the foregoing, a "Reorganization Transaction") where the SEC Persons who were the direct or indirect owners of the outstanding Common Stock and Voting Securities of the Company immediately before such

2021 Proxy Statement A-1

    Reorganization Transaction are not or do not become, immediately after the consummation of such Reorganization Transaction, the direct or indirect owners of no less than 60% of each of (i) the then-outstanding common stock of the Surviving Corporation and (ii) the combined voting power of the then-outstanding Voting Securities of the Surviving Corporation, in substantially the same respective proportions as such SEC Persons' ownership of the Common Stock and Voting Securities of the Company immediately before such Reorganization Transaction; or

    (iv)  approval by the Company's shareholders and consummation of a plan or agreement for the sale or other disposition of all or substantially all of the consolidated assets of the Company or of a plan of liquidation of the Company.

  (8)   "Change of Control Price" means the highest price per share of Common Stock offered in conjunction with any transaction resulting in a Change of Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash) or, in the case of a Change of Control occurring solely by reason of a change in the composition of the Board, the highest Fair Market Value of the Common Stock on any of the 30 trading days immediately preceding the date on which a Change of Control occurs.

  (9)   "Code" means the Internal Revenue Code of 1986, as amended.

  (10) "Committee" means the Human Resources Committee of the Board or such other committee of the Board as the Board shall designate from time to time or, in the case of matters pertaining to Awards to Non-Employee Directors, the Committee shall mean the Nominating and Governance Committee of the Board.

  (11) "Common Stock" means the common stock of the Company, par value $0.01 per share.

  (12) "Company" means Principal Financial Group, Inc., a Delaware corporation, and any successor thereto.

  (13) "Disability" means, with respect to any Participant, long-term disability as defined under any long-term disability plan maintained by the Company or a Subsidiary in which the Participant participates. In the event of any question as to whether a Participant has a Disability, the plan administrator of the relevant long-term disability plan shall determine whether a disability exists, in accordance with such plan.

  (14) "Domestic Partner" means any person qualifying to be treated as a domestic partner of a Participant under the applicable policies, if any, of the Company or Subsidiary which employs the Participant.

  (15) "Employee" means any employee (including each officer) of the Company or any Subsidiary.

  (16) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  (17) "Executive Officer" means any officer of the Company or any Subsidiary who is subject to the reporting requirements under Section 16(b) of the Exchange Act.

  (18) "Fair Market Value" means, on any date, the price of the last trade, regular way, in the Common Stock on such date on the Nasdaq Stock Market (Nasdaq) or, if at the relevant time the Common Stock is not listed to trade on Nasdaq, on such other recognized quotation system on which the trading prices of the Common Stock are then quoted (the "applicable exchange"). In the event that (i) there are no Common Stock transactions on the applicable exchange on any relevant date, Fair Market Value for such date shall mean the closing price on the immediately preceding date on which Common Stock transactions were so reported or (ii) the applicable exchange adopts a trading policy permitting trades after 5 P.M. Eastern Standard Time ("EST"), Fair Market Value shall mean the last trade, regular way, reported on or before 5 P.M. EST (or such earlier or later time as the Committee may establish from time to time).

  (19) "Family Member" means, as to a Participant, any (i) child, stepchild, grandchild, parent, stepparent, grandparent, spouse, mother-in-law, father-in-law, son-in-law or daughter-in-law (including adoptive relationships), or Domestic Partner of such Participant, (ii) trusts for the exclusive benefit of one or more such persons and/or the Participant and (iii) other entity owned solely by one or more such persons and/or the Participant.

  (20) "40% Owner" shall have the meaning ascribed thereto in the definition of Change of Control.

  (21) "Full Value Award" means an Award other than an Option or SAR.

  (22) "Incentive Stock Option" (ISO) means an option within the meaning of Section 422 of the Code.

  (23) "Incumbent Directors" means, as of any date, the individuals then serving as members of the Board who were also members of the Board as of the date two years prior to the date of determination; provided that any

A-2 2021 Proxy Statement

  member appointed or elected as a member of the Board after such prior date, but whose election, or nomination for election, was approved by a vote or written consent of at least a majority of the directors then comprising the Incumbent Directors shall also be considered an Incumbent Director unless such person's election, or nominated for election, to the Board was as a result of, or in connection with, a proxy contest or a Reorganization Transaction.

  (24) "Net Exercised" shall mean the exercise of an Option or any portion thereof by the delivery to the person exercising such Option of the greatest number of whole shares of Common Stock having a Fair Market Value on the date of exercise not in excess of the difference between the aggregate Fair Market Value of the shares of Common Stock subject to the Option (or the portion of such Option then being exercised) and the aggregate exercise price for all such shares of Common Stock under the Option (or the portion thereof then being exercised), with any fractional share that would result from such equation to be payable in cash.

  (25) "Non-Employee Director" means a member of the Board who is not an Employee.

  (26) "Nonstatutory Stock Option" (NSO) means an option which is not an Incentive Stock Option within the meaning of Section 422 of the Code.

  (27) "Option" means the right to purchase Common Stock at a stated price for a specified period of time. For purposes of the Plan, an Option may be either (i) an "Incentive Stock Option" (ISO) within the meaning of Section 422 of the Code or (ii) an option which is not an Incentive Stock Option (a "Nonstatutory Stock Option" (NSO)).

  (28) "Other Stock-Based Award" means an award of, or related to, shares of Common Stock other than an Award of Options, SARs, Restricted Stock, or Restricted Stock Units, as granted by the Committee in accordance with the provisions of Section 8 hereof.

  (29) "Participant" means any Employee, Agent or Non-Employee Director designated by the affirmative action of the Committee (or its delegate) to participate in the Plan.

  (30) "Performance Criteria" means the objectives established by the Committee for a Performance Period pursuant to Section 9(b) for the purpose of determining the extent to which a performance-based Award has been earned.

  (31) "Performance Period" means the period selected by the Committee during which performance is measured for the purpose of determining the extent to which a performance-based Award has been earned.

  (32) "Period of Restriction" means the period specified by the Committee or established pursuant to the Plan during which a Restricted Stock or Restricted Stock Unit award is subject to forfeiture.

  (33) "Prior Plans" mean the Principal Financial Group, Inc. 2014 Stock Incentive Plan and the Principal Financial Group Inc. 2020 Director Stock Plan.

  (34) "Reorganization Transaction" shall have the meaning ascribed thereto in the definition of Change of Control.

  (35) "Restricted Stock" means an award of Stock made pursuant to Section 7 that is forfeitable by the Participant until the completion of a specified period of future service, the achievement of pre-established performance objectives and/or until otherwise determined by the Committee or in accordance with the terms of the Plan.

  (36) "Restricted Stock Unit" means a contractual right awarded pursuant to Section 7 that entitles the holder to receive shares of Common Stock (or the value thereof in cash or a combination of shares and cash) upon the completion of a specified period of future service or the achievement of pre-established performance objectives and/or at such other time or times determined by the Committee or in accordance with the terms of the Plan.

  (37) "SAR" means a stock appreciation right granted under Section 6 of the Plan in respect of one or more shares of Common Stock that entitles the holder thereof to receive, in Common Stock (unless otherwise determined by the Committee at the time of grant), an amount per share of Common Stock equal to the excess, if any, of the Fair Market Value on the date the SAR is exercised over the Fair Market Value on the date the SAR is granted.

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  (38) "SEC Person" means any person (as such term is defined in Section 3(a)(9) of the Exchange Act) or group (as such term is used in Rule 13d-5 under the Exchange Act), other than an affiliate or any employee benefit plan (or any related trust) of the Company or any of its affiliates.

  (39) "Subsidiary" means (i) any corporation in which the Company owns, directly or indirectly, at least 50% of the total combined voting power of all classes of stock of such corporation, (ii) any partnership or limited liability company in which the Company owns, directly or indirectly, at least 50% of the capital interests or profits interest of such partnership or limited liability company and (iii) any other business entity in which the Company owns at least 50% of the equity interests thereof, provided that, in any such case, the Company is in effective control of such corporation, partnership, limited liability company or other entity.

  (40) "Surviving Corporation" means the corporation resulting from a Reorganization Transaction or, if securities representing at least 50% of the aggregate voting power of such resulting corporation are directly or indirectly owned by another corporation, such other corporation.

  (41) "Voting Securities" means, with respect to any corporation, securities of such corporation that are entitled to vote generally in the election of directors of such corporation.

SECTION 3.
POWERS OF THE COMMITTEE; GENERAL TERMS OF AWARDS

(a)   Power to Grant.  The Committee shall determine those Employees, Agents and/or Non-Employee Directors to whom an Award shall be granted and the terms and conditions of any and all such Awards. The Committee may establish different terms and conditions for different Awards and different Participants and for the same Participant for each Award such Participant may receive, whether or not granted at different times. The Committee may amend the terms of an Award or accelerate the vesting or modify the Period of Restriction, subject to the other terms of the Plan.

(b)   Rules, Interpretations and Determinations.  The Plan shall be administered by the Committee. The Committee shall have full authority to interpret and administer the Plan, to establish, amend, and rescind rules and regulations relating to the Plan, to provide for conditions deemed necessary or advisable to protect the interests of the Company, to construe the terms of any Award or any document evidencing the grant of such Award and to make all other determinations necessary or advisable for the administration and interpretation of the Plan in order to carry out its provisions and purposes. Unless otherwise expressly provided hereunder, any power, discretion or authority conveyed to or reserved to the Committee may be exercised by it in its sole and absolute discretion. Determinations, interpretations, or other actions made or taken by the Committee shall be final, binding, and conclusive for all purposes and upon all persons.

(c)   Delegation of Authority.  The Committee may delegate to the Company's Chief Executive Officer and/or to other officer(s) of the Company the power and authority to make and/or administer Awards under the Plan with respect to individuals who are below the position of Senior Vice President (or any analogous title), pursuant to such conditions and limitations as the Committee may establish. Unless the Committee shall otherwise specify, any delegate shall have the authority and right to exercise (within the scope of such person's delegated authority) all of the same powers and discretion that would otherwise be available to the Committee pursuant to the terms hereof. The Committee may also appoint agents (who may be officers or employees of the Company) to assist in the administration of the Plan and may grant authority to such persons to execute agreements or other documents on its behalf. All expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent, shall be paid or provided for by the Company.

(d)   Awards to Non-Employee Directors.  Notwithstanding anything to the contrary in the Plan, the Nominating and Governance Committee of the Board shall perform the duties and have the power, authority and responsibilities of the Committee with respect to Awards made to Non-Employee Directors, unless determined otherwise by the Board.

(e)   Restrictive Covenants and Other Conditions.  Without limiting the generality of the foregoing, the Committee may condition the grant of any Award under the Plan upon the Participant to whom such Award would be granted agreeing in writing to certain conditions (such as restrictions on the ability to transfer the underlying shares of Common Stock) or covenants in favor of the Company and/or one or more Subsidiaries (including, without limitation, covenants not to compete, not to solicit employees and customers and not to disclose confidential information, that may continue in effect following the termination of the Participant's employment or service with the Company and its Subsidiaries and after the Common Stock subject to the Award has been transferred to the

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Participant), including, without limitation, the requirement that the Participant disgorge any profit, gain or other benefit received in respect of the Award prior to any breach of any such covenant.

(f)    Vesting and Term.  Each Agreement shall set forth the period until the applicable Award is scheduled to vest and/or become exercisable, any Period of Restriction and, if applicable, any date of expiration (which shall not be more than ten years from the grant date). Awards that vest or for which the Period of Restriction lapses based solely on the satisfaction by the Participant of service-based vesting conditions shall be subject to a vesting period of not less than one year from the applicable grant date (during which no portion of the award may be scheduled to vest), and Awards whose grant, vesting or Period of Restriction is subject to the satisfaction of performance goals over a performance period shall be subject to a performance period of not less than one year. The foregoing minimum vesting and performance periods will not, however, apply in connection with: (i) a Change of Control as provided in Section 10, (ii) a termination of service due to death or Disability, (iii) to a substitute award issued pursuant to Section 4(d) that does not reduce the vesting period of the award being replaced, (iv) Awards made in payment of or exchange for other compensation already earned and payable, and (v) outstanding, exercised and settled Awards involving an aggregate number of Shares not in excess of 5% of the Plan's share reserve specified in Section 4(a). For purposes of Awards to Non-Employee Directors, a vesting period will be deemed to be one year if runs from the date of one annual meeting of the Company's shareholders to the date of the next annual meeting of the Company's shareholders.

(g)   Participants Based Outside the United States.  To conform with the provisions of local laws and regulations, or with local compensation practices and policies, in foreign countries in which the Company or any of its Subsidiaries operate, but subject to the limitations set forth herein regarding the maximum number of shares issuable hereunder and the maximum award to any single Participant, the Committee may (i) modify the terms and conditions of Awards granted to Participants employed outside the United States ("Non-US Awards"), (ii) establish subplans with modified exercise procedures and such other modifications as may be necessary or advisable under the circumstances ("Subplans"), and (iii) take any action which it deems advisable to obtain, comply with or otherwise reflect any necessary governmental regulatory procedures, exemptions or approvals with respect to the Plan. The Committee's decision to grant Non-US Awards or to establish Subplans is entirely voluntary, and at the complete discretion of the Committee. The Committee may amend, modify or terminate any Subplans at any time, and such amendment, modification or termination may be made without prior notice to the Participants. The Company, Subsidiaries, and members of the Committee shall not incur any liability of any kind to any Participant as a result of any change, amendment or termination of any Subplan at any time. The benefits and rights provided under any Subplan or by any Non-US Award (i) are wholly discretionary and, although provided by either the Company or a Subsidiary, do not constitute regular or periodic payments and (ii) are not to be considered part of the Participant's salary or compensation under the Participant's employment with the Participant's local employer for purposes of calculating any severance, resignation, redundancy or other end of service payments, vacation, bonuses, long-term service awards, indemnification, pension or retirement benefits, or any other payments, benefits or rights of any kind. If a Subplan is terminated, the Committee may direct the payment of Non-US Awards (or direct the deferral of payments whose amount shall be determined) prior to the dates on which payments would otherwise have been made, and, in the Committee's discretion, such payments may be made in a lump sum or in installments.

(h)   Maximum Individual Grants for Participants other than Non-Employee Directors.  Subject to adjustment as provided in Section 4(c), no Participant (other than a Non-Employee Director) shall be granted (i) Options or SARs (with tandem Options and SARs being counted only once with respect to this limit) during any calendar year with respect to more than 1,000,000 shares of Common Stock or (ii) Full Value Awards denominated in shares of Common Stock or such share equivalents during any calendar year with respect to more than 250,000 shares of Common Stock, which, in the case of performance-based awards shall be measured assuming achievement of the performance objectives at the targeted levels of performance (it being understood that any such grants may provide that, for performance above targeted levels, up to twice such number of shares may be payable). In addition, no Participant shall be granted performance-based Full Value Awards that are denominated other than in shares of Common Stock or such share equivalents during any calendar year with a value of more than $10,000,000.

(i)    Maximum Awards to Non-Employee Directors.  The aggregate grant date fair value (as determined in accordance with generally accepted accounting principles applicable in the United States) of all Awards granted during any calendar year to any Non-Employee Director, together with the amount of any cash fees or retainers paid to such Non-Employee Director during such calendar year with respect to such individual's service as a Non-Employee Director, shall not exceed $750,000 (or, in the case of a Participant serving as the Chairman of the Board who is not an employee, $1,000,000.

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(j)    Dividends and Dividends Equivalents.  No dividends, dividend equivalents or distributions will be paid with respect to shares of Common Stock subject to an Option or SAR Award. Any dividends or distributions payable with respect to shares of Common Stock that are subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions and risk of forfeiture as the shares of Common Stock to which such dividends or distributions relate. In its discretion, the Committee may provide in an Award Agreement for a Full Value Award or an Other Stock-Based Award that the Participant will be entitled to receive dividend equivalents, based on dividends actually declared and paid on outstanding shares of Common Stock, on the units or other share equivalents subject to the Full Value Award or Other Stock-Based Award, and such dividend equivalents will be subject to the same restrictions and risk of forfeiture as the units or other share equivalents to which such dividend equivalents relate. The additional terms of any such dividend equivalents will be as set forth in the applicable Agreement, including the time and form of payment and whether such dividend equivalents will be credited with interest or deemed to be reinvested in additional units or share equivalents. Any shares issued or issuable during the term of this Plan as the result of the reinvestment of dividends or the deemed reinvestment of dividend equivalents in connection with an Award or a Prior Plan Award shall be counted against, and replenish upon any subsequent forfeiture, the Plan's share reserve as provided in Section 4.

SECTION 4.
COMMON STOCK SUBJECT TO PLAN

(a)   Number.  Subject to Section 4(c) below, unless the shareholders of the Company approve an increase in such number by a shareholder vote, the maximum number of shares of Common Stock that may be made issuable or distributable under the Plan is 24,500,000, which amount shall be reduced by the number of shares subject to awards made, if any, under either Prior Plan after March 15, 2021 and before shareholder approval of the Plan, all of which shares may be issued as Incentive Stock Options. After the effective date of the Plan, no awards may be granted under any Prior Plan. The shares to be delivered under the Plan may consist, in whole or in part, of treasury Common Stock or authorized but unissued Common Stock, not reserved for any other purpose. In determining the number of shares of Common Stock to be counted against this share reserve in connection with any Award, the following rules shall apply:

  (i)    shares of Common Stock that are subject to Awards of Options or SARs shall be counted against the share reserve as one share for every one share granted.

  (ii)   shares of Common Stock that are subject to Full Value Awards shall be counted against the share reserve as three Shares for every one share granted.

  (iii)  Where the number of shares subject to an Award is variable on the grant date, the number of shares to be counted against the share reserve shall be the maximum number of shares that could be received under that particular Award, until such time as it can be determined that only a lesser number of shares could be received.

  (iv)  Where two or more types of Awards are granted to a Participant in tandem with each other, such that the exercise of one type of Award with respect to a number of shares cancels at least an equal number of shares of the other, the number of shares to be counted against the share reserve shall be the largest number of shares that would be counted against the share reserve under either of the Awards.

  (v)   Awards that may be settled solely in cash shall not be counted against the share reserve, nor shall they reduce the shares authorized for grant to a Participant in any calendar year.

(b)   Canceled or Terminated Awards.  Any shares of Common Stock subject to an Award, or to an award granted under the Prior Plan that is outstanding on the effective date of this Plan (a "Prior Plan Award"), that expires, is cancelled or forfeited or is settled for cash shall, to the extent of such cancellation, forfeiture, expiration or cash settlement, again become available for Awards under this Plan, and the share reserve under Section 4(a) shall be correspondingly replenished as provided below. The following shares of Common Stock shall not, however, again become available for Awards or replenish the share reserve under Section 4(a): (i) shares tendered (either actually or by attestation) by the Participant or withheld by the Company in payment of the exercise price of a stock option issued under this Plan or the Prior Plan, (ii) shares tendered (either actually or by attestation) by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an award under this Plan or the Prior Plan, (iii) shares repurchased by the Company with proceeds received from the exercise of an Option issued under this Plan or the Prior Plan, and (iv) shares subject to an SAR issued under this Plan or the Prior Plan that are not issued in connection with the stock settlement of that award upon its exercise. Each share of Common Stock that again becomes available for Awards as provided above shall correspondingly increase the share reserve under

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Section 4(a), with such increase based on the same share ratio by which the applicable share reserve was decreased upon the grant of the applicable award.

(c)   Adjustment Due to Change in Capitalization.  In the event of any equity restructuring (within the meaning of FASB ASC Topic 718) that causes the per share value of shares of Common Stock to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the Committee shall make such adjustments as it deems equitable and appropriate to (i) the aggregate number and kind of shares of Common Stock or other securities issued or reserved for issuance under the Plan, (ii) the number and kind of shares or other securities subject to outstanding Awards, (iii) the exercise price of outstanding Options and SARs, and (iv) any maximum limitations prescribed by the Plan with respect to the grants to individuals of certain types of Awards. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of Participants. In either case, any such adjustment shall be conclusive and binding for all purposes of the Plan. No adjustment shall be made pursuant to this Section 4(a) in connection with the conversion of any convertible securities of the Company, or in a manner that would cause Incentive Stock Options to violate Section 422(b) of the Code or cause an Award to be subject to adverse tax consequences under Section 409A of the Code.

(d)   Assumption of Options and Other Equity-Based Awards.  In the event that there is a merger, stock purchase or other transaction whereby the Company or any of its Subsidiaries acquires another business or any portion thereof, and that pursuant to the arrangements governing such acquisition, the Company agrees to provide options and/or other awards in respect of the Common Stock upon the assumption or in substitution of existing equity-based awards for other securities held by employees and other service providers of the acquired business, the shares of Common Stock subject to such assumed or substituted awards shall not be counted against the limits set forth under Section 4(a) (and no shares related to any such assumed or substituted awards shall be added to the number of awards issuable under this Plan pursuant to Section 4(b)), and none of the provisions of the Plan that would otherwise limit or constrain the ability of the Company to make such assumption or substitution (such as the provisions hereof that require the issuance of Options with an exercise price at least equal to the Fair Market Value on the date of grant) shall apply to the awards issued in substitution of the awards granted in respect of the employees and service providers of such acquired business.

SECTION 5.
STOCK OPTIONS

(a)   Grant of Stock Options.  Options may be granted to Participants in accordance with the terms of the Plan at such time or times as shall be determined by the Committee. Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Nonstatutory Stock Options. Except as otherwise provided herein, the Committee shall have complete discretion in determining the number of Options, if any, to be granted to a Participant, except that Incentive Stock Options may only be granted to Employees. The terms and conditions of each Option grant, including, but not limited to, the type of Option granted, the exercise price, the vesting and exercisability of the Option, the duration of the Option and the number of shares of Common Stock to which the Option pertains, shall be evidenced in writing. Each such Option grant may also contain such other terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine.

(b)   Exercise Price.  Nonstatutory Stock Options and Incentive Stock Options granted pursuant to the Plan shall have an exercise price no less than the Fair Market Value of a share of Common Stock on the date on which the Option is granted. Except in the case of an adjustment effected pursuant to Section 4(c), the Committee shall not (i) lower the exercise price of an Option after it is granted, (ii) cancel an Option when the exercise price exceeds the Fair Market Value of a share of Common Stock in exchange for case or another Award (other than in connection with a Change of Control) in accordance with Section 10), or (iii) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the principal U. S. national securities exchange on which the shares of Common Stock are listed.

(c)   Vesting and Exercise of Options.4    The Committee shall determine the vesting and exercisability schedule applicable with respect to any Option granted hereunder. Such schedule may require a minimum period of service that must be completed before all or a portion of such Option shall become vested and/or exercisable, and may establish performance-based conditions to the vesting or exercisability of such Option which are in addition to, in lieu of, or as an alternative to any service requirement. Subject to the provisions of this Section 5, once any portion of any Option has vested it shall remain exercisable for its full term. The Committee shall determine the term of

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each Nonstatutory Stock Option or Incentive Stock Option granted hereunder, but, except as expressly provided below, in no event shall any such Option be exercisable for more than ten (10) years after the date on which it is granted. Without limiting the generality of the foregoing, each Option that is then exercisable in accordance with its terms shall be deemed to be exercised, in the manner set forth below, at the close of business on the scheduled expiration date of such Option so long as such exercise would result in a distribution to the holder of such Option of at least one share of Common Stock, taking into account any applicable tax withholding requirements (a "Deemed Exercise"). Upon such Deemed Exercise, the Company shall issue and deliver to the Participant the greatest number of whole shares of Stock equal to the quotient of (i) divided by (ii), with the quotient reduced as necessary to satisfy any applicable tax withholding requirements, where (i) and (ii) are:

  (i)    the product of

    (x)   the number of shares of Common Stock as to which the Option is being deemed exercised and

    (y)   the excess of the Fair Market Value on the Deemed Exercise date over the exercise price per share of such Option, and

  (ii)   the Fair Market Value on such date.

with any remainder being payable in cash to the Participant. If, on the scheduled expiration date of any Option, the exercise of such Option would not result in a Deemed Exercise, then such Option shall be canceled in accordance with its terms without further action by the Participant, the Committee or the Company.

(d)   Payment.  The Committee shall establish procedures governing the exercise of Options. No shares shall be delivered pursuant to any exercise of an Option unless arrangements satisfactory to the Committee have been made to assure full payment of the exercise price therefor. Without limiting the generality of the foregoing, payment of the exercise price may be made (i) in cash or its equivalent; (ii) by exchanging shares of Common Stock (which are not the subject of any pledge or other security interest) which have been owned by the person exercising the Option for at least six (6) months at the time of exercise; (iii) by any combination of the foregoing; provided that the combined value of all cash and cash equivalents paid and the Fair Market Value of any such Common Stock tendered to the Company, valued as of the date of such tender, is at least equal to such exercise price; or (iv) in accordance with any other procedure or arrangement approved by the Committee. Additionally, to the extent authorized by the Committee (whether at or after grant), Options may be Net Exercised subject to such terms and conditions as the Committee may from time to time impose.

(e)   Incentive Stock Options.  Notwithstanding anything in the Plan to the contrary, no Option that is intended to be an Incentive Stock Option may be granted after the tenth (10th) anniversary of the effective date of the Plan and no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of each Participant affected thereby, to disqualify any Incentive Stock Option under such Section 422. Incentive Stock Options may not be granted under the Plan to any Participant who is a 10% owner of the Company.

SECTION 6.
STOCK APPRECIATION RIGHTS

(a)   Grant of SARs.  SARs may be granted to Participants at such time or times as shall be determined by the Committee. SARs may be granted in tandem with an Option, or may be granted on a freestanding basis, not related to any Option. The term and conditions of any SAR grant shall be evidenced in writing and shall include such provisions not inconsistent with the Plan as the Committee shall determine.

(b)   Terms and Conditions of SARs.  Unless the Committee shall otherwise determine, the terms and conditions (including, without limitation, the exercise period of the SAR, the vesting schedule applicable thereto and the impact of any termination of service on the Participant's rights with respect to the SAR) applicable with respect to (i) SARs granted in tandem with an Option shall be substantially identical (to the extent possible taking into account the differences related to the character of the SAR) to the terms and conditions applicable to the tandem Options and (ii) freestanding SARs shall be substantially identical (to the extent possible taking into account the differences related to the character of the SAR) to the terms and conditions that would have been applicable under Section 5 above were the grant of the SARs a grant of an Option, including, without limitation, the provisions relating to a Deemed Exercise.

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(c)   Exercise of Tandem SARs.  SARs which are granted in tandem with an Option may only be exercised upon the surrender of the right to exercise such Option for an equivalent number of shares and may be exercised only with respect to the shares of Common Stock for which the related Option is then exercisable.

(d)   Payment of SAR Amount.  Upon exercise of a SAR, the holder shall be entitled to receive payment, in cash, in shares of Common Stock or in a combination thereof, as determined by the Committee, of an amount determined by multiplying:

  (i)    the excess, if any, of the Fair Market Value of a share of Common Stock at the date of exercise over the Fair Market Value of a share of Common Stock on the date of grant, by

  (ii)   the number of shares of Common Stock with respect to which the SARs are then being exercised.

SECTION 7.
RESTRICTED STOCK AND RESTRICTED STOCK UNITS

(a)   Grant of Restricted Stock or Restricted Stock Units.  The Committee may grant Restricted Stock or Restricted Stock Units to Participants at such times and in such amounts, and subject to such other terms and conditions not inconsistent with the Plan as it shall determine. The Committee shall determine the Period of Restriction applicable with respect to any award of Restricted Stock or Restricted Stock Units. The Committee may provide that the Period of Restriction on Restricted Stock or Restricted Stock Units shall lapse, in whole or in part, upon the achievement of performance criteria. The terms and conditions of each grant of Restricted Stock or Restricted Stock Units shall be evidenced in writing.

(b)   Shares Subject to Restricted Stock Awards.  If Restricted Stock is evidenced by the issuance of stock certificates, the Committee shall require that such stock certificates be held in the custody of the Secretary of the Company until the Period of Restriction lapses, and that, as a condition of such Restricted Stock award, the Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such award. If Restricted Stock is evidenced by a book-entry in the name of the Participant, the shares shall bear comparable restrictions and corresponding stop transfer instructions. Except as provided in Section 12(a), no Restricted Stock may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the lapse of the Period of Restriction. Unless otherwise determined by the Committee at the time of grant and subject to Section 3(j), Participants holding shares of Restricted Stock may exercise full voting rights and other rights as a shareholder with respect to those shares during the Period of Restriction.

(c)   Restricted Stock Units.  A Participant receiving a Restricted Stock Unit shall not have any rights as a shareholder prior to the actual issuance of such Common Stock (although, pursuant to Section 3(j), the Committee may authorize the payment of dividend equivalents on such rights equal to the dividends that would have been payable had the corresponding equity rights been outstanding shares of Common Stock). Notwithstanding the foregoing provisions of this Section 7(c), at the time that an award of Restricted Stock Units is made (or, if later, at such time as may be permitted under transitional relief available under Section 409A of the Code), the time at which such award shall be payable (as opposed to when it becomes non-forfeitable) shall either (i) satisfy the requirements for such award to be treated as a short-term deferral within the meaning of Section 409A of the Code or (ii) shall be an event or fixed date (or more than one such permissible event or date, in the alternative) which is a permissible payment event or date for deferred compensation subject to Section 409A of the Code. For purposes of subclause (ii) of the immediately preceding sentence, if an award of Restricted Stock Units fails to specify an otherwise permissible event or date for payment, the payment date for any vested portion of any such award shall be the earlier of (i) within 60 days of the originally stated time vesting date (or, where multiple dates are used for different portions of such award, each such vesting date for each such portion), determined without regard to any accelerated vesting otherwise applicable to such award, or (ii) as provided in Section 10, the occurrence of a Change of Control which is also a change in ownership or effective control of the Company within the meaning of Section 409A of the Code.

SECTION 8.
OTHER STOCK BASED AWARDS

(a)   Other Stock-Based Awards.  The Committee may grant other types of equity-based and equity-related awards in addition to Options, SARs, Restricted Stock and Restricted Stock Units, including, but not limited to, the outright grant of Common Stock in satisfaction of obligations of the Company or any Subsidiary under another compensatory plan, program or arrangement, modified awards intended to comply with or structured in accordance with the provisions of applicable non-U.S. law or practice, or the sale of Common Stock, in such

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amounts and subject to such terms and conditions as the Committee shall determine, including, but not limited to, the satisfaction of Performance Criteria. Each such Other Stock-Based Award shall be evidenced in writing and specify the terms and conditions applicable thereto. Any such Other Stock-Based Award may entail the transfer of actual shares of Common Stock or the payment of the value of such Award in cash based upon the value of a specified number of shares of Common Stock, or any combination of the foregoing, as determined by the Committee. The terms of any Other Stock-Based Award need not be uniform in application to all (or any class of) Participants, and each Other Stock-Based Award granted to any Participant (whether or not at the same time) may have different terms.

SECTION 9.
PERFORMANCE-BASED AWARDS

(a)   Generally.  Any Award may be granted as a performance-based Award if the Committee establishes one or more Performance Criteria that must be attained, and the Performance Period over which the specified Performance Criteria is to be attained as a condition to the grant, vesting, exercisability, lapse of the Period of Restrictions and/or settlement of such Award. The duration of Performance Periods may differ from each other and there may be more than one Performance Period in existence at any one time as to any Participant or all or any class of Participants.

(b)   Performance Criteria.  At the discretion of the Committee, Performance Criteria may be based on the total return to the Company's shareholders, inclusive of dividends paid, during the applicable Performance Period (determined either in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies), or upon the attainment of one or more of the following criteria, whether in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies: stock price, operating earnings, net income (before or after taxes), operating income (before or after taxes), operating margin, gross margin, net earnings, return on equity, income, market share, combined ratio, level of expenses, growth in revenue, earnings before interest, taxes, depreciation and amortization (EBITDA), earnings before interest and taxes (EBIT), cash flow (including operating cash flow and free cash flow), cash flow per share (before or after dividends), earnings per share, book value per share, net revenue, return on revenue, return on invested capital, return on assets, cash flow return on investment, cash flow return on capital, economic value added, assets under management, improvements in or attainment of working capital levels, debt ratio, and such other criteria as may be determined by the Committee. Performance Criteria may be established on a Company-wide basis or with respect to one or more business units or divisions or Subsidiaries or individual performance. When establishing or adjusting Performance Criteria for a Performance Period, the Committee may exclude certain unusual or infrequent items including, without limitation, acquisitions, divestitures, restructuring activities, recapitalizations, asset write-downs and changes in applicable tax laws or accounting principles.

(c)   Certification of Attainment of Performance Criteria.  As soon as practicable after the end of a Performance Period and prior to any payment in respect of such Performance Period, the Committee shall certify in the level of the specified Performance Criteria attained on the basis of performance in relation to the established Performance Criteria. In making such determination, the Committee may adjust or waive the Performance Criteria as it deems equitable in recognition of unusual or infrequent events affecting the Company or such other factors as the Committee may determine.

SECTION 10.
CHANGE OF CONTROL

(a)   Accelerated Vesting and Payment.  Subject to the provisions of Section 10(b) below, and unless otherwise provided by the Committee in an Award Agreement, in the event of a Change of Control (i) each Option and SAR then outstanding shall be fully exercisable regardless of the exercise schedule otherwise applicable to such Option and/or SAR, (ii) the Period of Restriction shall lapse as to each share of Restricted Stock then outstanding, (iii) each outstanding Restricted Stock Unit shall become fully vested and payable, and (v) each outstanding Other Stock-Based Award shall become fully vested and payable. In the case of any performance-based Award, the Award shall be deemed earned at the level of performance specified in the Award Agreement for such Award. In addition, in connection with such a Change of Control, the Committee may, in its discretion, provide that each Option and/or SAR shall, upon the occurrence of such Change of Control, be canceled in exchange for a payment per share in cash (the "Settlement Payment") in an amount equal to the excess, if any, of the Fair Market Value over the exercise price for such Option or the base price of such SAR. Should the Committee authorize any Settlement Payments in respect of Options, the Committee may determine that any Options which have an exercise price per share below

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the Fair Market Value shall be deemed cancelled and satisfied in full for a deemed Settlement Payment of zero. The Committee may also direct that each Restricted Stock Unit and/or Other Stock-Based Award shall be settled in cash with its value determined based on the Change of Control Price.

(b)   Alternative Awards.  Notwithstanding Section 10(a), except as otherwise specified in Section 10(c) below, no cancellation, acceleration of exercisability, vesting, cash settlement or other payment shall occur with respect to any Award if the Committee reasonably determines in good faith, prior to the occurrence of a Change of Control, that such Award shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted award hereinafter called an "Alternative Award"), by a Participant's employer (or the parent or an affiliate of such employer) immediately following the Change of Control; provided that any such Alternative Award must:

  (i)    be based on stock which is traded on an established U.S. securities market;

  (ii)   provide such Participant with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment; provided that, if determined by the Committee, any performance-based Awards may be converted into Alternative Awards that vest and become payable solely upon the continued performance of services and in respect of the amount that would have been payable based upon performance through the date of the Change in Control or other measure of performance specified in the Participant's applicable Award Agreement;

  (iii)  have substantially equivalent economic value to such Award (determined at the time of the Change of Control and using valuation principles permitted under Treas. Reg. §1.424-1); and

  (iv)  have terms and conditions which provide that in the event that, during the 24-month period following the Change of Control, the Participant's employment or service is involuntarily terminated for any reason (including, but not limited to a termination due to death, Disability or without Cause) or Constructively Terminated (as defined below), all of such Participant's Options and/or SARs shall be deemed immediately and fully exercisable, the Period of Restriction shall lapse as to each of the Participant's outstanding Restricted Stock awards, each of the Participant's outstanding Restricted Stock Units and Other Stock-Based Awards shall vest and be payable in full and each such Alternative Award shall be settled for a payment per each share of stock subject to the Alternative Award in cash, in immediately transferable, publicly traded securities or in a combination thereof, in an amount equal to, in the case of an Option or SAR, the excess of the fair market value of such stock on the date of the Participant's termination over the corresponding exercise or base price per share and, in the case of any Restricted Stock, Restricted Stock Unit, or Other Stock-Based Award, the fair market value of the number of shares of stock subject or related thereto.

For this purpose, unless otherwise determined by the Committee in an Award Agreement, a Participant's employment or service shall be deemed to have been Constructively Terminated if the Participant terminates employment or service within 120 days following (x) a material reduction in the Participant's base salary or a Participant's incentive compensation opportunity, (y) a material reduction in the Participant's responsibilities, or (y) the relocation of the Participant's principal place of employment or service to a location more than 50 miles away from the Participant's prior principal place of employment or service without, in each case without the Participant's written consent.

(c)   Section 409A.  Should any event constitute a Change of Control for purposes of the Plan, but not constitute a change of control within the meaning of Section 409A of the Code, with respect to any Award that is deferred compensation for purposes of Section 409A (i.e., that is not exempt from the application of such Section by reason of an available exemption, such as for stock rights, restricted property or awards qualifying as short-term deferral within the meaning of such Section 409A of the Code), no payment or distribution shall be made to any affected Participant by reason of such Change of Control (although any other modification or enhancement to the Award, such as accelerated vesting, shall still apply) and the value of such Award as determined by the Committee prior to such Change of Control shall be paid to the affected Participant on the earlier to occur of (i) the day after the six month anniversary of such Participant's termination of employment and (ii) whichever of the following is applicable to such Award (A) with respect to any unvested Award that would have become vested solely upon the passage of time and the continued performance of service, the date the Award would have otherwise become vested without regard to the Change of Control, (B) with respect to any unvested Award that would have become vested upon the achievement of specified Performance Criteria, on the day following the last day of the applicable Performance Period or (C) if the Award was already vested at the time the Change of Control occurs, on the date on which the Award would have expired or been payable in accordance with its terms. If an event occurs that constitutes a

2021 Proxy Statement A-11

Change of Control both for purposes of the Plan and Section 409A of the Code, then Section 10(b) shall not be applicable with respect to any Award that is deferred compensation for purposes of Section 409A (i.e., that is not exempt from the application of such Section by reason of an available exemption, such as for stock rights, restricted property or awards qualifying as short-term deferral within the meaning of such Section 409A of the Code).

SECTION 11.
AMENDMENT, MODIFICATION, AND TERMINATION OF PLAN

The Board may, at any time and from time to time amend, modify, suspend, or terminate this Plan, in whole or in part, without notice to or the consent of any Participant; provided, however, that any amendment which would (i) increase the number of shares available for issuance under the Plan, (ii) lower the exercise price of an Option or SAR after it is granted, cancel an Option or SAR when the exercise price exceeds the Fair Market Value of a share of Common Stock in exchange for cash or another Award including Options or SARs (other than in connection with a Change of Control in accordance with Section 10), or take any other action with respect to an Option or SAR that would be treated as a repricing under the rules and regulations of the principal U. S. national securities exchange on which the Shares are listed, (iii) extend the maximum term for Options or SARs granted hereunder or (iv) otherwise amend the Plan in a material fashion that would require the approval of shareholders under the applicable rules and regulations of the exchange or automated quotation system on which the Common Stock is listed to trade shall be subject to the approval of the Company's shareholders. No amendment, modification, or termination of the Plan shall in any manner adversely affect any Award theretofore granted under the Plan, without the consent of the Participant.

SECTION 12.
MISCELLANEOUS PROVISIONS

(a)   Transferability.  No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than in accordance with Section 12(b) below, provided that the Committee may permit transfers of Awards (other than Incentive Stock Options) to Family Members (including, without limitation, transfers effected by a domestic relations order) subject to such terms and conditions as the Committee shall determine, including requiring that such Awards be transferred without the receipt of consideration by the Participant.

(b)   Beneficiary Designation.  Notwithstanding anything to the contrary in the Plan, if provided by the Committee in an Award Agreement, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant's death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee.

(c)   Deferral of Payment.  At the time any Award is granted (or such earlier time as the Committee may require), the Committee may permit a Participant to elect, upon such terms and conditions as the Committee may establish, to defer receipt of shares of Common Stock that would otherwise be issued in connection with an Award.

(d)   No Guarantee of Employment or Participation.  The existence of this Plan, as in effect at any time or from time to time, or any grant of Award under the Plan shall not interfere with or limit in any way the rights of the Company or any Subsidiary to terminate any Participant's employment or other service provider relationship at any time, nor confer upon any Participant any rights to continue in the employ or service of the Company or any Subsidiary or any other affiliate of the Company. Except to the extent expressly selected by the Committee to be a Participant, no person (whether or not an Employee, an Agent or a Non-Employee Director) shall at any time have a right to be selected for participation in the Plan or, having been selected as a Participant, to receive any additional awards hereunder, despite having previously participated in an incentive or bonus plan of the Company or an affiliate. The existence of the Plan shall not be deemed to constitute a contract of employment between the Company or any affiliate and any Employee, Agent or Non-Employee Director, nor shall it constitute a right to remain in the employ or service of the Company or any affiliate. Except as may be provided in a separate written agreement, employment with or service for the Company or any affiliate is at-will and either party may terminate the participant's employment or other service provider relationship at any time, for any reason, with or without cause or notice.

(e)   Tax Withholding.  The Company or an affiliate shall have the right to deduct from all payments or distributions hereunder any federal, state, foreign or local taxes or other obligations required by law to be withheld with respect thereto. The Company may defer issuance of Common Stock in respect of any Award until such requirements are

A-12 2021 Proxy Statement

satisfied. The Committee may, in its discretion, permit a Participant to elect, subject to such conditions as the Committee shall impose, (i) to have shares of Common Stock otherwise to be issued under the Plan withheld by the Company or (ii) to deliver to the Company previously acquired shares of Common Stock, in either case for the greatest number of whole shares having a Fair Market Value on the date immediately preceding the date on which the applicable tax liability is determined not in excess of the maximum individual statutory tax rate in each applicable jurisdiction to satisfy the withholding tax obligations with respect to any Award.

(f)    No Limitation on Compensation; Scope of Liabilities.  Nothing in the Plan shall be construed to limit the right of the Company to establish other plans if and to the extent permitted by applicable law. The liability of the Company or any affiliate under this Plan is limited to the obligations expressly set forth in the Plan, and no term or provision of this Plan may be construed to impose any further or additional duties, obligations, or costs on the Company or any affiliate thereof or the Committee not expressly set forth in the Plan.

(g)   Requirements of Law.  The granting of Awards and the issuance of shares of Common Stock shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(h)   Term of Plan.  The Plan shall be effective upon the date, if any, on which it is approved by the Company's shareholders. The Plan shall continue in effect, unless sooner terminated pursuant to Section 11 above, until the tenth anniversary of the date of such shareholder approval.

(i)    Governing Law.  The Plan, and all Awards granted hereunder (and the terms and conditions of any document evidencing any such grant), shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflict of laws.

(j)    No Impact On Benefits.  Except as may otherwise be specifically stated under any employee benefit plan, policy or program, Awards shall not be treated as compensation for purposes of calculating an Employee's or Agent's right or benefits under any such plan, policy or program.

(k)   No Constraint on Corporate Action.  Except as provided in Section 11 above, nothing contained in this Plan shall be construed to prevent the Company, or any affiliate, from taking any corporate action (including, but not limited to, the Company's right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets) which is deemed by it to be appropriate, or in its best interest, whether or not such action would have an adverse effect on this Plan, or any awards made under this Plan. No director, beneficiary, or other person shall have any claim against the Company, or any of its affiliates, as a result of any such action.

(l)    Indemnification.  Each member of the Board and each member of the Committee shall be indemnified and held harmless by the Company and each Participant's employer against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member of the Board or Committee in connection with or resulting from any claim, action, suit, or proceeding to which such member may be made a party or in which such member may be involved by reason of any action taken or failure to act under the Plan (in the absence of bad faith) and against and from any and all amounts paid by such member in settlement thereof, with the Company's approval, or paid by such member in satisfaction of any judgment in any such action, suit, or proceeding against such member, provided that such member shall give the Company an opportunity, at its own expense, to handle and defend the same before such member undertakes to handle and defend it individually. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which any such person may be entitled under the Company's Certificate of Incorporation or By-Laws, by contract, as a matter of law, or otherwise.

(m)  Rights as a Shareholder.  A Participant shall have no rights as a shareholder with respect to any shares of Common Stock covered by any Award until the Participant shall have become the holder of record of such shares.

(n)   Captions.  The headings and captions appearing herein are inserted only as a matter of convenience. They do not define, limit, construe, or describe the scope or intent of the provisions of the Plan.

2021 Proxy Statement A-13

Appendix B
Executive Compensation Benchmarking Study Participants

Towers Watson 2020 Financial Services Executive Compensation Survey Participants
Participant List—Standard Analysis
AAA Life Insurance	CPP Investment Board	Federal Reserve Board
AAA Northern California, Nevada & Utah	CSAA Insurance group	Fidelity Bank
ACI Worldwide	CTBC Bank	Fidelity Investments (FMR)
AFLAC	Caliber Home Loans	Fifth Third Bancorp
AIG	Capital One Financial	First Citizens Bank
AXA Partners	Care First BlueCross BlueShield	First Financial Bancorp
Advisor Group	Caterpillar Financial Services	First National of Nebraska
AgFirst	Chicago Board Options Exchange	FirstBank
AgriBank, FCB	Chubb	Fiserv
Alliance Data Systems	Cigna	Florida Credit Union
Allianz Life Insurance	Citigroup	Freddie Mac
Allianz Partners	Citizens Property Insurance	GATX
Allstate	City National Bank	GE Capital
Ally Financial	Cobank	GM Financial
AmTrust Financial Services	Comerica	GNY Insurance
Ameriprise Financial	Commerce Bancshares	General Reinsurance
Anthem	Compeer Financial	Genworth Financial
Aon	Computershare	Global Payments
Arthur J Gallagher & Company	Corporate One Federal Credit Union	Great American Insurance
Ascot Group	Country Financial	GreenStone
Aspen Insurance	Credit Suisse	Guardian Life
Associate Banc-Corp	Crusader Insurance Company	HAI Group
Assurant	Cullen Frost Bankers	HSBC Bank
Asurion	DLL Group	Harley-Davidson Financial Services
Athene	Delta Dental Plan of Michigan	Hartford Financial Services Group
Automobile Club of Sothern California	Delta Dental of California	HealthNow New York
BBVA	DentaQuest	Hiscox
BECU	Deutsche Bank	Horizon Blue Cross Blue Shield of New Jersey
BNP Paribas Asset Management	Eastern Bank
BUPA	Edward Jones	Humana
Bar Plan Mutual Insurance Company	Element Fleet Management	Huntington Bancshares
Barclays	Emblem Health	IQ-EQ
Beazley	Employers Mutual Casualty Company	Independence Blue Cross
Blue Cross Blue Shield of Florida	Empower	Ingenico
Blue Cross Blue Shield of Louisiana	Erie Insurance	Insurance Auto Auctions
Blue Cross Blue Shield of North Carolina	Experian Americas	Irvine
Blue Shield of California	FCCI Insurance	Jackson National Life
Boston Private Wealth	FINRA	Kemper Services Group
Bremer Financial	Farm Credit Bank of Texas	KeyCorp
Brighthouse Financial	Farm Credit Foundations	LPL Financial
Broadridge Financial Solutions	Farmers Group	Legal & General America
Brotherhood Mutual Insurance	Federal Reserve Bank of Atlanta	Liberty Mutual Insurance
Bryn Mawr Trust	Federal Reserve Bank of Boston	Lincoln Financial
CBRE Group	Federal Reserve Bank of Cleveland	M&T Bank
CFA Institute	Federal Reserve Bank of Minneapolis	MAPFRE U.S.A.
CME Group	Federal Reserve Bank of Richmond	Manulife Financial
Hardy	Federal Reserve Bank of San Francisco	Marsh & McLennan
CNO Financial	Federal Reserve Bank of St. Louis	Massachusetts Mutual
Mercury Insurance	Premera Blue Cross	MasterCard
MetLife	Primerica Life	Symetra Financial
Millers Mutual Insurance	Principal Financial Group	Synchrony Financial
MoneyGram	Progressive	Synovus Financial Corporation
Morgan Stanley	Protective Life	T. Rowe Price Group

2021 Proxy Statement B-1

Mr. Cooper	Prudential Financial	Texas Life
Mutual of Omaha	R&Q Insurance Services	Thrivent Financial for Lutherans
NC State Employees' Credit Union	Radian Group	Tokio Marine HCC
NCCI Holdings	Red Cedar Investment Management	TransUnion
Nasdaq	Refinitiv	Transamerica
Nationwide	Regions Financial	Travelers
Navient	Reinsurance Group of America (RGA)	Two Harbors Investment Corp
Navy Federal Credit Union	Repay Holdings	U.S. Bancorp
New York Life	Royal Bank of Scotland Group	UBS
Northern Trust	Ryan LLC	USAA
Northwest Bancorp	S&P Global	Unum
Northwestern Mutual	SVB Financial	Visa
OneAmerica Financial Partners	SchoolsFirst FCU	Voya Financial Services
OneBeacon Insurance	Securian Financial Group	Water and Power Community Credit Union
Options Clearing Corporation	Simply Business
PMA Companies	Society Insurance	Webster Bank
Pacific Life	Southern Farm Bureau Life	Wellmark BlueCross BlueShield
People's Bank	StanCorp Financial Group	Western Union
Pinnacol Assurance	State Farm Insurance	Westfield Group
Plymouth Rock Assurance	State Teachers Retirement System of Ohio	Wintrust Financial Corporation
Popular		World Bank
Portfolio Recovery Associates	Sun Life Financial	Wyndham Destinations
Zurich North America

Towers Watson 2020 Diversified Insurance Compensation Survey Participants
AFLAC	New York Life
AIG	Northwestern Mutual
Allianz Life Insurance	OneAmerica Financial Partners
Allstate	Pacific Life
Brighthouse Financial	Principal Financial Group
Cigna	Protective Life
CNO Financial	Prudential Financial
Equitable	Securian Financial Group
Genworth Financial	Sun Life Financial
Guardian Life	Symetra Financial
Hartford Financial Services	Thrivent Financial for Lutherans
John Hancock	Transamerica
Lincoln Financial	Unum
Massachusetts Mutual	USAA
MetLife	Voya Financial Services
Nationwide

B-2 2021 Proxy Statement

McLagan 2020 U.S. Asset Management—Traditional Investments Survey Participants
Aberdeen Standard Investments	MacKay Shields LLC
Acadian Asset Management, LLC	Mackenzie Financial Corporation
Adams Funds	Macquarie Investment Management
AEW Capital Management	Makena Capital Management, LLC
Alliance Bernstein	Manning & Napier Advisors, Inc.
Allianz Global Investors	Manulife Asset Management
American Century Investments	Mercer Global Investments
Ameriprise Financial, Inc.	MFS Investment Management
Amherst Capital Management LLC	Morgan Stanley Investment Management
AMP Capital Investors Limited	Neuberger Berman Group
Amundi Pioneer Asset Management USA, Inc.	New York Life Investment Management LLC
Annaly Capital Management	Newfleet Asset Management, LLC
Apollo Global Management	Nikko Asset Management Americas, Inc.
Ariel Investments LLC	Ninety One North America, Inc. (formerly Investec)
Artisan Partners Limited Partnership	Nomura Asset Management U.S.A. Inc. / NCRAM
AssetMark	Northwestern Mutual Life Insurance Company
Atlanta Capital Management	Numeric Investors LLC
Aviva Investors	Nuveen
AXA Investment Managers	NWQ Investment Management Company, LLC
Barings LLC	Oaktree Capital Management, LLC
Baron Capital, Inc.	Orbis Investment Management Limited
Bessemer Trust Company	Pacific Investment Management Company LLC
BlackRock, Inc.	PanAgora Asset Management, Inc.
BlueBay Asset Management	Parametric Portfolio Associates
BNP Paribas Asset Management	Performance Trust Asset Management
BNY Mellon Asset Management	Polar Capital
Brandes Investment Partners, LP	PPM America, Inc.
Brandywine Global Investment Management, LLC	Principal Global Investors
Bridgewater Associates, Inc.	ProShare Advisors LLC
Bridgeway Capital Management, Inc.	Prudential Global Investment Management
Brown Advisory	Putnam Investments
Brown Brothers Harriman & Co.	Pzena Investment Management, LLC
Calamos Investments LLC	Rafferty Asset Management LLC (Direxion)
Capital Group	Raymond James Financial
Cardinal Capital Management, LLC	Resolute Investment Managers, Inc.
Causeway Capital Management LLC	Robeco Group
Ceredex Value Advisors LLC	Rockefeller Capital Management L.P.
Chilton Investment Company	Rothschild & Co. Asset Management US Inc.
Clark Capital Management Group, Inc.	Russell Investments
ClearBridge Investments	Sands Capital Management, LLC
Cohen & Steers, Inc.	Santa Barbara Asset Management, LLC
Commonfund	Schroder Investment Management
Conning Holdings Limited	SCS Financial
Copper Rock Capital Partners, LLC	Seafarer Capital Partners, LLC
D. E. Shaw Group	SEI Investments
Diamond Hill Capital Management, Inc.	Seix Investment Advisors LLC
Dimensional Fund Advisors Inc.	Shenkman Capital Management
DoubleLine Group LP	Silvant Capital Management LLC
Duff & Phelps Investment Management Co.	State Street Global Advisors
DuPont Capital Management	Sun Life Investment Management
DWS	Sustainable Growth Advisers
Eaton Vance Management	Symphony Asset Management LLC

2021 Proxy Statement B-3

Epoch Investment Partners, Inc.	T. Rowe Price Associates, Inc.
Federated Hermes, Inc.	TCW LLC
Fidelity Investments	Thompson, Siegel & Walmsley LLC
First Eagle Investment Management, LLC	Thornburg Investment Management, Inc.
Franklin Templeton Investments	Tortoise
Fred Alger Management, Inc.	TwentyFour Asset Management (US) LP
GAM Investments	UBP Asset Management LLC
Glenmede Trust Company	UBS Asset Management
Goldman Sachs Asset Management	Van Eck Associates Corporation
Grantham, Mayo, Van Otterloo & Co. LLC	Vanguard Group, Inc., The
Gresham Investment Management LLC	Virtus Investment Partners, Inc.
GuideStone Financial Resources	VOYA Investment Management
Harding Loevner LP	Wellington Management Company, LLP
Hardman Johnston Global Advisors LLC	Wells Fargo Asset Management
Harris Associates	Western Asset Management Company
Hennessy Advisors, Inc.	Westfield Capital Management Company, L.P.
IFM Investors	Westwood Holdings Group, Inc.
Impax Asset Management	William Blair & Company, L.L.C.
Insight Investment LLC	WisdomTree Investments, Inc.
Intact Investment Management	York Capital Management
Invesco Ltd.
J O Hambro Capital Management Ltd.
Jacobs Levy Equity Management, Inc.
Janus Henderson Investors
Jennison Associates LLC
JPMorgan Asset & Wealth Management
Kayne Anderson Rudnick Investment Mgmt, LLC
LaSalle Investment Management Securities, LLC
Lazard Asset Management LLC
Lombard Odier Asset Management
Loomis, Sayles & Company, L.P.
Lord, Abbett & Co., LLC

B-4 2021 Proxy Statement

APPENDIX C

Non-GAAP Financial Measure Reconciliations

Principal Financial Group, Inc.

	For the year ended Dec. 31

(in millions, except as indicated)	2020	2019	2018	2017	2016

Net income attributable to PFG
Net income attributable to PFG	$1,395.8	$1,394.2	$1,546.5	$2,310.4	$1,316.5
Net realized capital (gains) losses, as adjusted(1)	(29.4)	174.9	51.0	(307.3)	(37.4)
Other after-tax adjustments	—	—	—	(524.5)	52.0

Non-GAAP operating earnings	$1,366.4	$1,569.1	$1,597.5	$1,478.6	$1,331.1

(1)
This is a non-GAAP financial measure. See reconciliation below.

Net realized capital gains (loses)
GAAP net realized capital gains (losses)	$302.6	$(52.8)	$(75.4)	$524.2	$171.1
Recognition of front-end fee revenues	11.4	8.5	0.4	(0.2)	0.2
Market value adjustments to fee revenues	(1.6)	—	0.1	(0.1)	(2.5)
Net realized capital gains (losses) related to equity method investments	(1.5)	2.6	(5.4)	1.4	0.1
Derivative and hedging-related revenue adjustments	(132.9)	(80.4)	(64.9)	(59.4)	(94.1)
Sponsored investment fund adjustments	17.3	23.6	12.9	6.3	6.1
Amortization of deferred acquisition costs	(0.5)	(15.7)	(25.6)	47.4	(66.2)
Capital gains distributed—operating expenses	(41.7)	(31.6)	15.7	(38.9)	3.7
Amortization of other actuarial balances	(26.3)	(25.1)	(1.4)	7.6	(11.2)
Market value adjustments of embedded derivatives	(55.0)	66.6	18.5	48.1	50.0
Capital gains distributed—cost of interest credited	(8.2)	(36.6)	(1.3)	(16.1)	(10.9)
Net realized capital gains (losses) tax adjustments	(28.2)	(1.3)	71.4	(209.1)	6.6
Net realized capital gains (losses) attributable to noncontrolling interest, after-tax	(6.0)	(32.7)	4.0	(3.9)	(15.5)

Total net realized capital gains (losses) after-tax adjustments	(273.2)	(122.1)	24.4	(216.9)	(133.7)
Net realized capital gains (losses), as adjusted	$29.4	$(174.9)	$(51.0)	$307.3	$37.4
Diluted earnings per common share
Net income	$5.05	$4.96	$5.36	$7.88	$4.50
Net realized capital (gains) losses, as adjusted	(0.11)	0.62	0.17	(1.05)	(0.13)
Other after-tax adjustments	—	—	—	(1.79)	0.18

Non-GAAP operating earnings	$4.94	$5.58	$5.53	$5.04	$4.55
Stockholders' equity
Stockholders' equity	$16,617.3	$14,685.8	$11,456.0	$12,921.9	$10,293.8
Noncontrolling interest	(58.4)	(67.8)	(66.0)	(72.6)	(66.5)

Stockholders' equity attributable to Principal Financial Group, Inc.	16,558.9	14,618.0	11,390.0	12,849.3	10,227.3
Net unrealized capital (gains) losses	(4,156.5)	(2,815.3)	(207.3)	(1,455.1)	(827.0)
Net unrecognized postretirement benefit obligation	460.5	435.6	512.9	371.1	408.4

Stockholders' equity, excluding AOCI other than foreign currency translation adjustment, available to common shareholders	$12,862.9	$12,238.3	$11,695.6	$11,765.3	$9,808.7
Net income ROE available to common stockholders (including AOCI)
Net income ROE available to common stockholders (including AOCI)	9.0%	10.7%	12.8%	20.0%	13.5%
Net unrealized capital (gains) losses	2.5%	1.4%	0.9%	2.1%	1.1%
Net unrecognized postretirement benefit obligation	–0.4%	–0.4%	–0.5%	–0.7%	–0.6%

Net income ROE available to common stockholders (x-AOCI other than FCTA)	11.1%	11.7%	13.2%	21.4%	14.0%
Net realized capital (gains) losses	–0.2%	1.4%	0.4%	–2.8%	–0.5%
Other after-tax adjustments	0.0%	0.0%	0.0%	–4.9%	0.6%

Non-GAAP operating earnings ROE (x-AOCI other than FCTA)	10.9%	13.1%	13.6%	13.7%	14.1%
Book value per common share including AOCI
Book value per common share including AOCI	$60.59	$52.85	$40.75	$44.46	$35.55
Net unrealized capital (gains) losses	(15.20)	(10.17)	(0.74)	(5.03)	(2.88)
Net unrecognized postretirement benefit obligation	1.68	1.57	1.83	1.28	1.42

Book value excluding AOCI other than foreign currency translation adjustment	47.07	44.25	41.84	40.71	34.09
Foreign currency translation	4.80	4.85	4.51	3.18	3.81

Book value per common share excluding AOCI	$51.87	$49.10	$46.35	$43.89	$37.90

2021 Proxy Statement C-1

	For the year ended Dec. 31

(in millions)	2020	2019	2018	2017	2016

Total revenues
Total revenues	$14,741.7	$16,222.1	$14,237.2	$14,093.2	$12,394.1
Net realized capital (gains) losses, net of related revenue adjustments	(195.3)	98.5	132.3	(472.2)	(80.9)
Adjustments related to equity method investments	33.5	72.5	55.3	82.3	67.6

Non-GAAP operating revenues	$14,579.9	$16,393.1	$14,424.8	$13,703.3	$12,380.8
Net revenue
Net revenue	$6,267.7	$6,363.3	$6,092.9	$5,716.5	$5,283.1
Operating expenses	(4,604.3)	(4,456.6)	(4,126.8)	(3,832.3)	(3,583.7)
Non-GAAP pre-tax operating (earnings) losses attributable to noncontrolling interest(2)	(26.5)	(17.4)	(11.6)	(10.5)	(30.7)
Pre-tax net realized capital gains (losses)	63.6	(140.9)	(126.4)	520.3	46.3
Pre-tax other adjustments	—	—	—	(70.0)	(86.4)
Certain adjustments related to equity method investments and noncontrolling interest	(7.0)	(55.1)	(43.7)	(71.8)	(36.9)

Income before income taxes	$1,693.5	$1,693.3	$1,784.4	$2,252.2	$1,591.7
Income before income taxes
Income before income taxes	$1,693.5	$1,693.3	$1,784.4	$2,252.2	$1,591.7
Net realized capital (gains) losses	(302.6)	52.8	75.4	(524.2)	(171.1)
Net realized capital (gains) losses pre-tax adjustments	239.0	88.1	51.0	3.9	124.8
Non-GAAP pre-tax operating (earnings) losses attributable to noncontrolling interest(2)	(26.5)	(17.4)	(11.6)	(10.5)	(30.7)
Income taxes related to equity method investments	33.5	72.5	55.3	82.3	67.6
Other after-tax adjustments	—	—	—	70.0	86.4

Non-GAAP pre-tax operating earnings	$1,636.9	$1,889.3	$1,954.5	$1,873.7	$1,668.7
Income from continuing operations before income taxes
Income from continuing operations before income taxes	$1,693.5	$1,693.3	$1,784.4	$2,252.2	$1,591.7
Net realized capital (gains) losses	(302.6)	52.8	75.4	(524.2)	(171.1)
Net (income) losses attributable to noncontrolling interest	(32.7)	(49.9)	(7.2)	(14.1)	(45.3)

Non-GAAP pre-tax operating income	$1,358.2	$1,696.2	$1,852.6	$1,713.9	$1,375.3

(2)
This is a non-GAAP financial measure. See reconciliation below.

Net income attributable to noncontrolling interest
Net income attributable to noncontrolling interest	$32.7	$49.9	$7.2	$14.1	$45.3
Income taxes attributable to noncontrolling interest	(0.2)	0.2	0.4	0.3	0.9
Net realized capital gains (losses) attributable to noncontrolling interest, after-tax	(6.0)	(32.7)	4.0	(3.9)	(15.5)
Non-GAAP pre-tax operating earnings (losses) attributable to noncontrolling interest	$26.5	$17.4	$11.6	$10.5	$30.7

C-2 2021 Proxy Statement

EE9039-19

MMMMMMMMMMMM + MMMMMMM C 1234567890 The Sample Company 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Online Go to www.investorvote.com/PFG or scan the QR code — login details are located in the shaded bar below. Shareholder Meeting Notice 1234 5678 9012 345 Important Notice Regarding the Availability of Proxy Materials for the Principal Financial Group, Inc. Annual Meeting to be Held via Live Webcast on Tuesday, May 18, 2021 When you go online, you can also consent to receive electronic delivery of future materials. Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Proxy statement and annual report to shareholders are available at: www.investorvote.com/PFG Easy Online Access — View your proxy materials and vote. Step 1: Step 2: Step 3: Step 4: Step 5: Go to www.investorvote.com/PFG. Click on the icon on the right to view meeting materials. Return to the investorvote.com window and follow the instructions on the screen to log in. Make your selections as instructed on each screen for your delivery preferences. Vote your shares. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before May 4, 2021 to facilitate timely delivery. + 2 N O T C O Y 001CSP00CE 03F9VD MMMMMMMMM

Shareholder Meeting Notice Principal Financial Group, Inc.’s Annual Meeting will be held on May 18, 2021 via live webcast at www.meetingcenter.io/290248661 at 9:00 a.m. Central Daylight Time. To access the virtual meeting, you must have the 15-digit control number that is printed in the circle in the shaded bar located on the reverse side of this form. The password for this meeting is - PFG2021 You do not need to participate in the Annual Meeting to vote. The Board of Directors recommends a vote FOR all of the nominees listed and FOR Proposals 2, 3, and 4: 1. 2. 3. 4. Election of Directors: Roger C. Hochschild, Daniel J. Houston, Diane C. Nordin and Alfredo Rivera Advisory Approval of Compensation of Our Named Executive Officers Ratification of Appointment of Independent Registered Public Accountants Approval of Principal Financial Group, Inc. 2021 Stock Incentive Plan PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. Due to the continued public health impact of COVID-19 and to support the health and well-being of our partners and shareholders, the Annual Meeting will be held in the virtual format only via live webcast. There will not be a physical location for the Annual Meeting, but you may vote and ask questions virtually via live webcast by following the instructions available in our proxy statement and at www.principal.com/annualmeeting. Here’s how to order a copy of the proxy materials and select delivery preferences: Current and future delivery requests can be submitted using the options below. If you request an email copy, you will receive an email with a link to the current meeting materials. PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials. — — — Internet – Go to www.investorvote.com/PFG. Phone – Call us free of charge at 1-866-641-4276. Email – Send an email to investorvote@computershare.com with “Proxy Materials PFG” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials. To facilitate timely delivery, requests for a paper copy of proxy materials must be received by May 4, 2021.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 17, 2021 for shares held directly and by 11:59 p.m. Eastern Time on May 13, 2021 for shares held in the Principal Financial Group, Inc. Employee Stock Purchase Plan (the "Plan"). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. PRINCIPAL FINANCIAL GROUP, INC. 711 HIGH STREET DES MOINES, IA 50392 ATTN: CINDY BLUMHARDT ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 17, 2021 for shares held directly and by 11:59 p.m. Eastern Time on May 13, 2021 for shares held in the Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D46404-P50309 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. PRINCIPAL FINANCIAL GROUP, INC. The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4. 1. Election of Directors: For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! 1a. Roger C. Hochschild 1b. Daniel J. Houston 1c. Diane C. Nordin 1d. Alfredo Rivera For Against Abstain ! ! ! ! ! ! ! ! ! 2. Advisory Approval of Compensation of Our Named Executive Officers 3. Ratification of Appointment of Independent Registered Public Accountants 4. Approval of Principal Financial Group, Inc. 2021 Stock Incentive Plan Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

The Principal Financial Group, Inc.’s Annual Meeting will be held on May 18, 2021 via live webcast at www.meetingcenter.io/290248661 at 9:00 a.m. Central Daylight Time. The password for this meeting is – PFG2021 Due to the continued public health impact of COVID-19 and to support the health and well-being of our partners and shareholders, the Annual Meeting will be held in the virtual format only via live webcast. There will not be a physical location for the Annual Meeting, but you may vote and ask questions virtually via live webcast by following the instructions available in our proxy statement and at www.principal.com/annualmeeting. You may attend and vote via the Internet during the Annual Meeting. In order to participate in the virtual Annual Meeting, please contact your bank, broker or other nominee to request a legal proxy no later than 5:00 p.m., Eastern Time, on May 14, 2021. We encourage you to vote your shares in advance. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. D46405-P50309 Principal Financial Group, Inc. This proxy is solicited on behalf of the Board of Directors of Principal Financial Group, Inc. for the Annual Meeting of Shareholders to be held virtually via live webcast at 9:00 a.m. Central Daylight Time, May 18, 2021. The shareholder signature(s) on this form hereby appoints Deanna D. Strable-Soethout and Christopher J. Littlefield, and each of them, proxies with full power of substitution, to vote all shares of Principal Financial Group, Inc. common stock held in the name of the shareholder, including those held in the Principal Financial Group, Inc. Employee Stock Purchase Plan (the "Plan"), at the 2021 Annual Meeting of Shareholders and at any adjournment thereof, upon all subjects that may properly come before the meeting, including the matters described in the Proxy Statement, subject to any directions indicated on the reverse side. If no directions are given, the proxies will vote for the election of all listed nominees and in accordance with the Board of Directors recommendations on the other matters listed on the reverse side, and at their discretion, on any other matter that may properly come before the meeting. If you hold your shar es in the Plan, your voting instructions must be r eceived by 11:59 p.m. Central Daylight Time on May 13, 2021 to be included in the tabulation. Continued and to be signed on reverse side

MMMMMMMMMMMM MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Online GIof ntoo welwewct.rinovneicstvoortviontge,.com/PFG delete QR code and control # or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2021 Annual Meeting Proxy Card 1234 5678 9012 345 q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + 1. Election of Directors: For Against Abstain 01 - Roger C. Hochschild 02 - Daniel J. Houston 03 - Diane C. Nordin 04 - Alfredo Rivera For Against Abstain For Against Abstain 2. Advisory Approval of Compensation of Our Named Executive Officers 3. Ratification of Appointment of Independent Registered Public Accountants 4. Approval of Principal Financial Group, Inc. 2021 Stock Incentive Plan Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMM C 1234567890 J N T 9 7 6 8 5 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X 4 001CSP00CF 03F9TD MMMMMMMMM B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

The Principal Financial Group, Inc.’s Annual Meeting will be held on May 18, 2021 via live webcast at www.meetingcenter.io/290248661 at 9:00 a.m. Central Daylight Time. To access the virtual meeting, you must have the 15-digit control number that is printed in the circle in the shaded bar located on the reverse side of this form. The password for this meeting is – PFG2021 Due to the continued public health impact of COVID-19 and to support the health and well-being of our partners and shareholders, the Annual Meeting will be held in the virtual format only via live webcast. There will not be a physical location for the Annual Meeting, but you may vote and ask questions virtually via live webcast by following the instructions available in our proxy statement and at www.principal.com/annualmeeting. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + This proxy is solicited on behalf of the Board of Directors of Principal Financial Group, Inc. for the annual meeting of shareholders to be held virtually via live webcast at 9:00 a.m. Central Daylight Time, May 18, 2021. The shareholder signature(s) on this form hereby appoints Deanna D. Strable-Soethout and Christopher J. Littlefield, and each of them, proxies with full power of substitution, to vote all shares of Principal Financial Group, Inc. common stock held in the name of the shareholder at the 2021 annual meeting of shareholders and at any adjournment thereof, upon all subjects that may properly come before the meeting, including the matters described in the Proxy Statement, subject to any directions indicated on the reverse side. If no directions are given, the proxies will vote for the election of all listed nominees and in accordance with the Board of Directors recommendations on the other matters listed on the reverse side, and at their discretion, on any other matter that may properly come before the meeting. If you participate in (i) The Principal Select Savings Plan for Employees or The Principal Select Savings Plan for Individual Field (the “401(k) Plans”), or (ii) The Principal Financial Group, Inc. Stock Separate Account (the “Stock Separate Account”), then this proxy will also constitute voting instructions authorizing, in the case of the 401(k) Plans, Bankers Trust Company, NA of Des Moines, Iowa, as Trustee, or in the case of the Stock Separate Account, Northern Trust Investments, Inc., as Portfolio Manager and agent for Principal Life Insurance Company, respectively, as holder of plan assets invested in Principal Financial Group, Inc. common stock, to vote virtually or by proxy all shares credited to your account as of March 24, 2021, the record date, at the 2021 annual meeting of shareholders to be held on May 18, 2021 or at any adjournment or postponement thereof. Your Principal Financial Group, Inc. shares, or those that are allocated to your 401(k) Plan or to the Stock Separate Account, will be voted in accordance with the directions on the reverse side. If you sign this proxy but no directions are given for your shares, the proxies will vote for the election of all listed nominees and in accordance with the Board of Directors recommendations on the other matters listed on the reverse side, and at their discretion, on any other matter that may properly come before the meeting. If you do not complete and submit this proxy, then in the case of your 401(k) Plan, the trustee will vote your shares as the trustee determines in its discretion, and in the case of the Stock Separate Account, Northern Trust will vote your interests in the same proportion as the shares held in the Separate Account as to which Northern Trust has received voting instructions. Instructions must be received by 1 a.m. Central Daylight Time on May 14, 2021 to be included in the tabulation. Change of Address — Please print new address below. + C Non-Voting Items Principal Financial Group, Inc.

MMMMMMMMMMMM Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2021 Annual Meeting Proxy Card q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + 1. Election of Directors: For Against Abstain 01 - Roger C. Hochschild 02 - Daniel J. Houston 03 - Diane C. Nordin 04 - Alfredo Rivera For Against Abstain For Against Abstain 2. Advisory Approval of Compensation of Our Named Executive Officers 3. Ratification of Appointment of Independent Registered Public Accountants 4. Approval of Principal Financial Group, Inc. 2021 Stock Incentive Plan Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + 1 U P X 4 9 7 6 8 5 001CSP00CF 03F9UC MMMMMMMMM B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

The Principal Financial Group, Inc.’s Annual Meeting will be held on May 18, 2021 via live webcast at www.meetingcenter.io/290248661 at 9:00 a.m. Central Daylight Time. The password for this meeting is – PFG2021 Due to the continued public health impact of COVID-19 and to support the health and well-being of our partners and shareholders, the Annual Meeting will be held in the virtual format only via live webcast. There will not be a physical location for the Annual Meeting, but you may vote and ask questions virtually via live webcast by following the instructions available in our proxy statement and at www.principal.com/annualmeeting. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q This proxy is solicited on behalf of the Board of Directors of Principal Financial Group, Inc. for the annual meeting of shareholders to be held virtually via live webcast at 9:00 a.m. Central Daylight Time, May 18, 2021. The shareholder signature(s) on this form hereby appoints Deanna D. Strable-Soethout and Christopher J. Littlefield, and each of them, proxies with full power of substitution, to vote all shares of Principal Financial Group, Inc. common stock held in the name of the shareholder at the 2021 annual meeting of shareholders and at any adjournment thereof, upon all subjects that may properly come before the meeting, including the matters described in the Proxy Statement, subject to any directions indicated on the reverse side. If no directions are given, the proxies will vote for the election of all listed nominees and in accordance with the Board of Directors recommendations on the other matters listed on the reverse side, and at their discretion, on any other matter that may properly come before the meeting. Principal Financial Group, Inc.